     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 2000
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                EARTHLINK, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                           4825                          58-2511877
(State or Other Jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)        Identification Number)

                       1430 WEST PEACHTREE ST., SUITE 400
                             ATLANTA, GEORGIA 30309
                                 (404) 815-0770
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                CHARLES G. BETTY
                       1430 WEST PEACHTREE ST., SUITE 400
                             ATLANTA, GEORGIA 30309
                                 (404) 815-0770
               (Name, Address, including Zip Code, and Telephone
               Number, including Area Code, of Agent for Service)

                                   COPIES TO:

        DANIEL O. KENNEDY, ESQ.                   JAMES E. SHOWEN, ESQ.
           Hunton & Williams                     Hogan & Hartson L.L.P.
   Bank of America Plaza, Suite 4100                 Columbia Square
        600 Peachtree St., N.E.                   555 13(th) St., N.W.
        Atlanta, GA 30308-2216                Washington, D.C., 20004-1109
            (404) 888-4000                           (202) 637-5600

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective and all other conditions to the merger of OneMain.com, Inc. ("OneMain") with a wholly-owned subsidiary of registrant pursuant to the Agreement and Plan of Merger dated as of June 7, 2000, described in the proxy statement/prospectus contained herein have been satisfied.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED            PROPOSED
                                                                         MAXIMUM             MAXIMUM
              TITLE OF EACH CLASS OF                 AMOUNT TO BE     OFFERING PRICE        AGGREGATE           AMOUNT OF
            SECURITIES TO BE REGISTERED              REGISTERED(1)      PER SHARE       OFFERING PRICE(3)    REGISTRATION FEE
Common Stock, Par Value
  $.01 Per Share...................................  10,768,633         (2    )          1$49,004,302.20       $39,337.14

(1) Represents the maximum number of shares of common stock of the registrant issuable in the merger to holders of common stock, options and warrants of OneMain, determined in accordance with the terms of the Agreement and Plan of Merger. This share amount is based on the sum of (a) the product of 25,141,971 (the maximum number of issued and outstanding shares of OneMain common stock) and a maximum exchange ratio of .3559, (b) the product of 4,109,598 (the expected total number of outstanding OneMain options exercisable at the close of the merger) and a maximum exchange ratio of .3559, and (c) 358,000 (the total number of shares issuable pursuant to outstanding OneMain warrants based on the maximum warrant exchange ratio).

(2) The proposed maximum offering price per share is not included pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Amount is derived using: (1) the average of the high and low prices of the OneMain common stock as reported by the Nasdaq National Market System on July 6, 2000 of $10.94 minus the cash payment payable to OneMain stockholders of $5.98, resulting in $4.96, which amount is used with respect to all issued and outstanding shares of OneMain common stock and options to purchase OneMain common stock, and (2) $10.94 (the average of the high and low prices of the OneMain common stock as reported by the Nasdaq National Market System on July 6, 2000) with respect to the total number of shares of common stock issuable to holders of warrants to purchase OneMain common stock. The total amount is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), Rule 457(f)(l) and Rule
    457 (f)(3) under the Securities Act of 1933.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a)OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                               ONEMAIN.COM, INC.
                     1860 MICHAEL FARADAY DRIVE, SUITE 200
                             RESTON, VIRGINIA 20190

Dear Fellow Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders of
OneMain.com, Inc., on             , 2000, at 10:00 a.m., local time, at the
Hyatt Regency Reston, 1800 Presidents Street in Reston, Virginia. At the Special Meeting, we are asking for stockholder approval of a merger agreement and the transactions contemplated by that agreement, including the merger of OneMain with and into OM Combination, Inc., a wholly owned subsidiary of EarthLink, Inc. In the merger:

    - each outstanding share of OneMain common stock will be converted into a right to receive a combination of cash and EarthLink common stock, subject to certain adjustments based on the closing price of EarthLink common stock the day prior to the closing of the merger; based on EarthLink's closing stock price of $17.9375 on June 7, 2000, you will receive cash and EarthLink common stock valued at approximately $12.26 per share;

    - OM Combination will survive and remain a wholly owned subsidiary of EarthLink; and

    - EarthLink stockholders will continue to hold their shares of EarthLink common stock.

    Our board of directors received a written opinion dated June 7, 2000 of Jefferies & Co., our financial advisor, to the effect that, as of such date and based upon and subject to the matters stated in the opinion, the merger consideration was fair to OneMain's stockholders from a financial point of view.

    These transactions are more fully described in the accompanying proxy statement/prospectus. Included with these soliciting materials is a proxy card for voting, an envelope, postage prepaid, in which to return your proxy, instructions for voting by telephone or on the Internet and a copy of our and EarthLink's respective Annual Reports on Form 10-K for the year ended
December 31, 1999.

    If the merger were completed on June 30, 2000, OneMain stockholders would own approximately 6.6% of EarthLink's outstanding common stock immediately after the proposed merger, assuming (1) the outstanding OneMain options are converted into EarthLink options and not exercised prior to the closing of the merger,
(2) the outstanding OneMain warrants are converted into EarthLink warrants and not exercised prior to the closing of the merger and (3) Sprint Corporation does not exercise its right to purchase additional shares of EarthLink common stock to maintain its current ownership level. EarthLink's common stock is listed on the Nasdaq National Market System under the trading symbol "ELNK."

    Our board of directors has unanimously approved the merger agreement and the related transactions. OUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF ONEMAIN AND ITS STOCKHOLDERS, AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED MERGER.

    It is important that your shares be represented at the meeting, even if you cannot attend the meeting and vote your shares in person. Please give careful consideration to the items to be voted upon, complete and sign the proxy card and return it in the envelope provided or vote by telephone or on the Internet as instructed. If you return a proxy card or vote by telephone or on the Internet and decide to attend the meeting, you may revoke your proxy at the meeting and vote your shares in person as described in the accompanying proxy statement/prospectus.

    We look forward to receiving your vote and seeing you at the meeting.

                                        Sincerely,
                                        Stephen E. Smith
                                        CHAIRMAN OF THE BOARD OF DIRECTORS AND
                                        CHIEF EXECUTIVE OFFICER

                               ONEMAIN.COM, INC.
                     1860 MICHAEL FARADAY DRIVE, SUITE 200
                             RESTON, VIRGINIA 20190

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD              , 2000

To our Stockholders:

    A special meeting of Stockholders of OneMain.com, Inc. will be held at
10:00 a.m. local time, on       ,             , 2000, at the Hyatt Regency
Reston, 1800 Presidents Street in Reston, Virginia for the following purposes:

    1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated June 7, 2000, by and among EarthLink, Inc., OM Combination, Inc., a wholly owned subsidiary of EarthLink, and OneMain, and approve the related merger pursuant to which OneMain will merge with and into OM Combination.

    2. To consider and take action upon any other business that may properly come before the special meeting, or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the proxy statement/prospectus accompanying this notice.

    THE BOARD OF DIRECTORS OF ONEMAIN HAS CAREFULLY CONSIDERED THE TERMS OF THE MERGER AGREEMENT AND THE MERGER AND BELIEVES THAT THE MERGER IS FAIR, ADVISABLE TO, AND IN THE BEST INTERESTS OF, ONEMAIN AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS OF ONEMAIN HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER.

    All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote by telephone or by Internet as instructed. Any stockholder attending the meeting may vote in person even if he or she has submitted a proxy, provided he or she complies with the steps for revoking a proxy as described in the accompanying proxy statement/prospectus.

    All holders of record of shares of OneMain's common stock at the close of
business on             , 2000 are entitled to vote at the meeting or any
postponements or adjournments of the meeting.

                                        By order of the Board of Directors,
                                        Kevin S. Lapidus
                                        SENIOR VICE PRESIDENT,
                                        GENERAL COUNSEL AND SECRETARY

Reston, Virginia
            , 2000

                                   PROSPECTUS
                                      FOR

                                EARTHLINK, INC.
                    (COMMON STOCK PAR VALUE $.01 PER SHARE)

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                               ONEMAIN.COM, INC.
                   SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                                          , 2000

                            ------------------------

    This proxy statement/prospectus relates to a proposed merger pursuant to the terms of an Agreement and Plan of Merger dated June 7, 2000, by and among EarthLink, Inc., a Delaware corporation, OM Combination, Inc., a Delaware corporation and newly-formed and wholly owned subsidiary of EarthLink, and OneMain.com, Inc., a Delaware corporation. Pursuant to the merger agreement, each stockholder of OneMain will receive the right to convert each share of OneMain common stock into a combination of cash and EarthLink common stock, and OneMain will merge into OM Combination, which will survive the merger and remain a wholly owned subsidiary of EarthLink.

    EarthLink has filed a registration statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933 covering the number of shares of EarthLink common stock that EarthLink will need to issue to stockholders of OneMain pursuant to the merger (approximately 10.8 million shares). This proxy statement/prospectus constitutes the prospectus that EarthLink files as part of its registration statement and also constitutes the proxy statement that OneMain furnishes to its stockholders in connection with the solicitation of proxies by the OneMain board of directors for use at the special meeting of the stockholders of OneMain being held to vote on the merger and merger agreement.

    This proxy statement/prospectus and the accompanying form of proxy, along with the enclosed copy of EarthLink's annual report on Form 10-K for the year ended December 31, 1999 and OneMain's annual report on Form 10-K for the year ended December 31, 1999 are first being mailed to OneMain stockholders on or
about               , 2000.

    AN INVESTMENT IN EARTHLINK COMMON STOCK AFTER THE MERGER INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 17.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger and the shares of EarthLink common stock to be issued in the merger or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The date of this proxy statement/prospectus is                   , 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...    iii

WHERE YOU CAN FIND MORE INFORMATION.........................     iv

QUESTIONS AND ANSWERS ABOUT THE MERGER......................     vi

SUMMARY.....................................................      1

COMPARATIVE PER SHARE DATA..................................      6

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION......      7
EarthLink Summary Consolidated Financial and Operating
  Information...............................................      8
OneMain Summary Consolidated Combined Financial and
  Operating Information.....................................      9
Unaudited Pro Forma Financial Information...................     11

RISK FACTORS................................................     17

MARKET PRICES AND DIVIDEND INFORMATION......................     26

INFORMATION ABOUT EARTHLINK AND ONEMAIN.....................     27
EarthLink...................................................     27
OneMain.....................................................     30
Merger Sub..................................................     32

THE SPECIAL MEETING OF ONEMAIN STOCKHOLDERS.................     33
Time, Date and Place........................................     33
Purpose of the Special Meeting..............................     33
Record Date; Voting Rights; Vote Required for Approval......     33
Proxies.....................................................     33
Availability of Accountants.................................     34

THE MERGER AND RELATED TRANSACTIONS.........................     35
The Merger and Merger Consideration.........................     35
Background of the Merger....................................     36
OneMain's Reasons for the Merger............................     39
Recommendation of OneMain's Board of Directors..............     41
Opinion of Financial Advisor to OneMain.....................     41
EarthLink's Reasons for the Merger..........................     46
Recommendation of EarthLink's Board of Directors............     47
Interests of OneMain Officers and Directors in the Merger...     47
Material United States Federal Income Tax Consequences......     48
Accounting Treatment........................................     49
Governmental and Regulatory Matters.........................     49
Appraisal Rights............................................     50
Federal Securities Law Consequences; Resale Restrictions....     51
Exchange of Certificates....................................     51
Listing of EarthLink's Common Stock on Nasdaq...............     52

MATERIAL TERMS OF THE MERGER AGREEMENT......................     53
The Merger..................................................     53
Certain Covenants...........................................     54
Certain Representations and Warranties......................     56
Conditions to the Merger....................................     57
Termination of the Merger Agreement.........................     59
Expenses....................................................     60

                                                                PAGE
                                                              --------
OneMain Agreement to Vote Stock.............................     60
Amendments..................................................     61

EARTHLINK SELECTED HISTORICAL CONSOLIDATED FINANCIAL
  INFORMATION...............................................     62

ONEMAIN SELECTED HISTORICAL CONSOLIDATED COMBINED FINANCIAL
  INFORMATION...............................................     63

DESCRIPTION OF EARTHLINK CAPITAL STOCK......................     70
Common Stock................................................     70
Preferred Stock.............................................     70
Limitation of Director Liability............................     70
Transfer Agent and Registrar................................     71

COMPARATIVE RIGHTS OF EARTHLINK AND ONEMAIN STOCKHOLDERS....     71
General.....................................................     71
Limitation of Director Liability............................     71
Authorized Capital..........................................     72
Special Meetings of Stockholders............................     72
Voting; Election of Directors...............................     72
Mergers, Share Exchanges and Sales of Assets................     73
Anti-takeover Statutes......................................     73
Amendments to Certificates of Incorporation.................     74
Amendments to Bylaws........................................     74
Stockholder Action by Written Consent.......................     75
Board of Directors..........................................     75

LEGAL MATTERS...............................................     77

EXPERTS.....................................................     77

ANNEX A--Agreement and Plan of Merger.......................    A-1

ANNEX B--Pricing Schedule...................................    B-1

ANNEX C--Opinion of OneMain's Financial Advisor.............    C-1

ANNEX D--Appraisal Rights Under Delaware Law................    D-1

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    Statements made in this proxy statement/prospectus and in other public filings and releases by both EarthLink and OneMain contain "forward-looking" information, as defined in the Private Securities Litigation Reform Act of 1995, that involve risk and uncertainty. These forward-looking statements may include, but are not limited to, future capital expenditures, acquisitions, future sales, earnings, margins, costs, currency fluctuations, inflation and various economic and business trends. You can identify forward-looking statements by the use of words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "plan" and similar expressions. Forward-looking statements include all statements regarding expected financial position, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management, and markets for stock of EarthLink and OneMain. EarthLink and OneMain caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. EarthLink and OneMain undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include:

    - ability of EarthLink and OneMain to retain and grow their respective subscriber base;

    - general industry trends and the ability of EarthLink and OneMain to succeed in the highly competitive markets in which they operate;

    - market demand for Internet services and changes in the economies and geographic areas served by the companies;

    - ability of EarthLink and OneMain to sustain their respective projected growth;

    - unexpected costs or difficulties related to the integration of new subscribers and/or assets obtained through acquisitions, including the integration of the businesses of EarthLink and OneMain;

    - regulatory delays or conditions imposed by regulatory bodies in approving the merger;

    - employment workforce factors, including loss or retirement of key employees;

    - technological developments affecting the Internet and the ability of EarthLink and OneMain to respond to such developments; and

    - ability to protect intellectual property rights.

    This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included elsewhere in this proxy statement/prospectus. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and no assurance can be given that future results indicated, whether expressed or implied, will be achieved.

                      WHERE YOU CAN FIND MORE INFORMATION

    EarthLink and OneMain each are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Exchange Act file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information EarthLink and OneMain file at the following locations:

    Public Reference Room        New York Regional Office        Chicago Regional Office
   450 Fifth Street, N.W.          7 World Trade Center          500 West Madison Street
          Room 1024                     Suite 1300                     Suite 1400
   Washington, D.C. 20549        New York, New York 10048     Chicago, Illinois 60661-2511

Please call the SEC at 1-800-SEC-0300 for further information on the public reference rooms. EarthLink and OneMain SEC filings also are available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at HTTP://WWW.SEC.GOV.

    EarthLink has filed the EarthLink registration statement on Form S-4 with the SEC to register the EarthLink common stock to be issued in the merger. This proxy statement/prospectus is a part of the EarthLink registration statement and constitutes a prospectus of EarthLink in addition to being a proxy statement of OneMain for its special meeting. As allowed by SEC rules, this proxy statement/ prospectus does not contain all the information you can find in the EarthLink registration statement or the exhibits to the EarthLink registration statement.

    The SEC allows EarthLink and OneMain to "incorporate by reference" information into this proxy statement/prospectus, which means that EarthLink and OneMain can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus or by later filings with the SEC. This proxy statement/prospectus incorporates by reference the documents set forth below. EarthLink and OneMain, as applicable, have previously filed these documents with the SEC. These documents contain important information about EarthLink or OneMain, as applicable.

    This proxy statement/prospectus incorporates by reference the following documents filed by EarthLink with the SEC (File No. 001-15605):

    - EarthLink's Annual Report on Form 10-K for the year ended December 31, 1999, a copy of which is enclosed with this proxy statement/prospectus, including information incorporated by reference in the Form 10-K from the definitive proxy statement for the 2000 annual meeting of stockholders of EarthLink held on June 1, 2000, which was filed on May 1, 2000;

    - EarthLink's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

    - EarthLink's Current Reports on Form 8-K, which were filed with the SEC on February 16, 2000, June 21, 2000, July 6, 2000 and July 10, 2000;

    - The description of EarthLink's common stock contained in its registration statement on Form S-4 (Registration No. 333-94177) filed with the SEC on January 6, 2000; and

    - EarthLink Network's Current Report on Form 8-K which was filed with the SEC on October 14, 1999.

    This proxy statement/prospectus incorporates by reference the following documents filed by OneMain with the SEC (File No. 0-25599):

    - OneMain's Annual Report on Form 10-K for the year ended December 31, 1999, a copy of which is enclosed with this proxy statement/prospectus, including information incorporated by reference in the Form 10-K from the definitive proxy statement for the 2000 annual meeting of stockholders of OneMain held on May 23, 2000, which was filed on April 19, 2000;

    - OneMain's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

    - OneMain's Current Reports on Form 8-K dated May 5, 2000 and June 16, 2000.

    EarthLink and OneMain also are incorporating by reference all additional documents that either files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting.

    You can obtain the documents incorporated by reference from EarthLink or OneMain, as applicable, or the SEC. Documents incorporated by reference are available from EarthLink or OneMain, as applicable, without charge, excluding exhibits unless those exhibits are specifically incorporated by reference as an exhibit to the registration statement of which this proxy statement/ prospectus is a part. Stockholders may obtain documents that are referred to or that are incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone at the following addresses:

IF FROM EARTHLINK:                     IF FROM ONEMAIN:
1430 West Peachtree St., Suite 400     1860 Michael Faraday Dr., Suite 200
Atlanta, Georgia 30309                 Reston, Virginia 20190
Attn: Investor Relations               Attn: Investor Relations
Tel: (404) 815-0770                    Tel: (703) 375-3000

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY                   ,
2000 TO RECEIVE THEM BEFORE THE ONEMAIN SPECIAL MEETING.

    You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus in connection with deciding your vote upon the approval of the merger agreement and the merger. Neither EarthLink nor OneMain has authorized anyone to provide you with information different from what is contained in this proxy statement/prospectus. This proxy statement/
prospectus is dated                   , 2000. You should not assume that the
information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of EarthLink common stock in the merger shall create any implication to the contrary.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  PLEASE BRIEFLY DESCRIBE THE PROPOSED MERGER AND THE RELATED TRANSACTIONS.

A: EarthLink will acquire all of the outstanding common stock of OneMain, including the options that have an exercise price equal to or below the per share merger purchase price and assuming a closing EarthLink common stock price of $17.9375, for an aggregate purchase price of approximately
    $316 million, consisting of a combination of cash and EarthLink common stock. OneMain will be merged into Merger Sub, which is a newly created and wholly owned subsidiary of EarthLink. Merger Sub will survive the merger, and the former OneMain will become a wholly owned subsidiary of EarthLink.

    In this proxy statement/prospectus:

    - we refer to EarthLink, Inc., a Delaware corporation, and its subsidiaries as "EarthLink."

    - we refer to OM Combination, Inc., a Delaware corporation and a newly formed subsidiary of EarthLink, as "Merger Sub."

    - we refer to OneMain.com, Inc., a Delaware corporation, and its subsidiaries as "OneMain."

    - we refer to the merger of OneMain into Merger Sub as the "merger."

    - we refer to the agreement between EarthLink, Merger Sub and OneMain concerning the merger as the "merger agreement."

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: As a OneMain stockholder, you will receive the right to convert each of your shares of outstanding OneMain common stock into a combination of cash and EarthLink common stock. We will determine the final merger consideration based on the closing stock price of the EarthLink common stock on the day prior to the merger. The amounts and possible combinations of cash and EarthLink common stock are set forth on the pricing schedule attached as ANNEX B to this proxy statement/prospectus. You will receive only whole shares of EarthLink common stock. We will pay you cash for any fractional share you would otherwise receive in the exchange.

Q:  WHY ARE EARTHLINK AND ONEMAIN PROPOSING THE MERGER?

A: The boards of directors of EarthLink and OneMain believe that the combined strengths of the two companies will enable them to compete more effectively on a national basis. The combined company should help the companies achieve long-term strategic goals by providing the combined company access to broader markets in the Internet service provider business. A more detailed description of the background and reasons for the merger appears on pages 36, 39 and 46.

Q:  HOW MANY SHARES OF EARTHLINK COMMON STOCK WILL BE OUTSTANDING AFTER THE
  MERGER?

A: If the merger were completed on June 30, 2000 we expect that there will be approximately 134 million shares of EarthLink common stock outstanding, approximately 6.6% of which will be held by former stockholders of OneMain, assuming (1) the outstanding OneMain options are converted into EarthLink options and not exercised prior to the closing of the merger, (2) the outstanding OneMain warrants are converted into EarthLink warrants and not exercised prior to the closing of the merger and (3) Sprint Corporation does not exercise its right to purchase additional shares of EarthLink common stock to maintain its current ownership level.

Q:  WHAT DIVIDENDS WILL I RECEIVE IN THE FUTURE?

A: EarthLink has never paid cash dividends on the EarthLink common stock, and for the foreseeable future EarthLink intends to retain all of its earnings, if any, for the future operation and expansion of its business.

Q:  WHERE WILL THE SHARES OF EARTHLINK COMMON STOCK BE LISTED?

A: The shares of EarthLink common stock to be delivered in the merger will be listed on the Nasdaq National Market System under the trading symbol "ELNK."

Q:  WHAT ARE THE TAX CONSEQUENCES TO ONEMAIN STOCKHOLDERS OF THE MERGER?

A: The shares of EarthLink common stock received in the merger may or may not be tax-free to the stockholders of OneMain for U.S. federal income tax purposes, except that in any event, OneMain stockholders will be subject to tax based on the amount of cash received in exchange for their shares, including cash received instead of fractional shares. A more detailed description of the material U.S. federal income tax consequences of the merger appears on page 48.

Q:  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A: EarthLink and OneMain expect that the merger will be completed promptly after the OneMain special meeting and receipt of governmental approvals, including antitrust clearance. EarthLink and OneMain anticipate closing the transaction in September 2000.

Q:  ARE ONEMAIN STOCKHOLDERS ENTITLED TO DISSENTERS' RIGHTS?

A: Yes. Under Delaware law, which governs OneMain and the rights of its stockholders, OneMain stockholders who comply with Section 262 of the Delaware General Corporation Law are entitled to dissenters' rights of appraisal for their shares instead of the merger consideration by reason of the merger.

Q:  WHO MUST APPROVE THE MERGER?

A: In addition to the boards of directors of EarthLink and OneMain, which have already approved the merger, the holders of a majority of OneMain's outstanding common stock must approve the merger. EarthLink and OneMain must also obtain some regulatory approvals for the merger.

Q:  WHAT SHOULD I DO NOW?

A: After reading this proxy statement/prospectus carefully, you should vote your shares by either telephone, Internet or utilizing the enclosed proxy card, according to the instructions included with the proxy card. If you use the proxy card, please complete and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the OneMain special meeting. If you sign, date and mail your proxy card without identifying how you want to vote, your proxy will be voted "FOR" the merger agreement. If you do not vote in person, by telephone, by Internet or by returning your completed proxy card, it will have the same effect as a vote "AGAINST" the merger agreement. THE ONEMAIN BOARD OF DIRECTORS RECOMMENDS VOTING FOR ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

Q:  IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
  SHARES FOR ME?

A: No. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:  ONCE I HAVE VOTED, MAY I CHANGE MY VOTE PRIOR TO THE ONEMAIN SPECIAL
  MEETING?

A: Yes. You can change your vote at any time prior to your proxy being voted at the OneMain special meeting by sending a signed notice of revocation or a later-dated, signed proxy card to OneMain's Secretary before the OneMain special meeting. If you hold your OneMain shares in your own name, you may change your vote by attending the OneMain special meeting and voting in person. If you hold your OneMain shares in "street name," you must first obtain a broker proxy card to vote in person at the meeting. If you vote by telephone or Internet, you can also change your vote by any of these three methods or by following the instructions in the enclosed proxy form.

Q:  IF I HOLD MY STOCK CERTIFICATES IN MY OWN NAME, SHOULD I SEND MY STOCK
  CERTIFICATES NOW?

A: No. After the merger is completed, EarthLink will send you instructions for exchanging your shares of OneMain common stock for cash and shares of EarthLink common stock.

Q:  WHAT WILL HAPPEN IN THE MERGER TO EMPLOYEE STOCK OPTIONS HELD BY ONEMAIN
  EMPLOYEES?

A: Each outstanding option to purchase OneMain common stock that is vested and has an exercise price equal to or below the per share purchase price in the merger will be converted into an option to purchase EarthLink common stock. EarthLink will adjust the exercise prices of those options and the number of shares of EarthLink common stock covered by those options using formulas designed to maintain the approximate economic value of the OneMain options at the time of the merger. For this purpose, the number of shares of OneMain common stock that may be acquired by exercising options will be multiplied by the exchange ratio, and the exercise price per share will be divided by the exchange ratio. All other options will be terminated and cancelled in connection with the merger.

Q: MAY I EXERCISE MY VESTED STOCK OPTIONS AND SELL SHARES OF ONEMAIN COMMON STOCK BETWEEN NOW AND THE COMPLETION OF THE MERGER?

A: Yes, unless you are subject to limitations on trading by persons defined as OneMain "affiliates" and other restrictions on "insider trading" under securities laws. The limitations on "affiliates" are described beginning on page 51.

Q:  WHO SHOULD I CALL WITH QUESTIONS?

A: If you have any questions about the merger, or if you would like copies of any of the documents referred to or incorporated by reference in this proxy statement/prospectus, please call: (1) Samuel DeSimone, General Counsel of EarthLink, at (404) 815-0770; or (2) Marian O'Leary, Chief Financial Officer of OneMain, at (703) 375-3034. See also "Where You Can Find More Information" beginning on page iv.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY
STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER AND RELATED TRANSACTIONS MORE FULLY, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS REFERRED TO UNDER THE CAPTION "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE IV.

THE COMPANIES (SEE PAGE 27)

    EARTHLINK. EarthLink, Inc. is a Delaware corporation organized in February 2000 as a result of the merger of its predecessors EarthLink
Network, Inc. and MindSpring Enterprises, Inc. Its principal executive offices are located at:

   EARTHLINK, INC.
    1430 West Peachtree St., Suite 400
    Atlanta, Georgia 30309
    (404) 815-0770

    EarthLink, based in Atlanta, Georgia is one of the world's leading Internet service providers, with approximately 3.5 million individual and business customers. EarthLink provides a full range of access, hosting and e-commerce solutions to thousands of communities from more than 5,000 points of presence.

    ONEMAIN. OneMain.com, Inc. is a Delaware corporation organized in August 1998. Its principal executive offices are located at:

   ONEMAIN.COM, INC.
    1860 Michael Faraday Dr., Suite 200
    Reston, Virginia 20190
    (703) 375-3036

    OneMain, based in Reston, Virginia, is one of the largest independent Internet service providers in the country, with more than 762,000 subscribers. OneMain provides Internet access, services and local content throughout the United States to individuals and businesses predominantly located in smaller metropolitan markets and rural communities.

    MERGER SUB. OM Combination, Inc. is a Delaware corporation organized in June 2000.

   OM COMBINATION, INC.
    1430 West Peachtree St., Suite 400
    Atlanta, Georgia 30309
    (404) 815-0770

    OM Combination, Inc. is a newly formed and wholly owned subsidiary of EarthLink that to date has not conducted any activities other than activities related to its formation, the execution of the merger agreement and the preparation of this proxy statement/prospectus.

THE MERGER AND RELATED TRANSACTIONS (SEE PAGE 35)

    The merger agreement provides for the acquisition by EarthLink of all of the outstanding common stock of OneMain. If the merger and merger agreement are approved by the OneMain stockholders, EarthLink will exchange a combination of cash and EarthLink common stock for each share of outstanding common stock of OneMain, and OneMain will be merged into Merger Sub. The merger agreement is attached as ANNEX A to this proxy statement/prospectus and is incorporated by reference into this document. We encourage you to read the merger agreement carefully in its entirety because it is the legal document that governs the merger.

    Some stockholders of OneMain, including members of its management and board of directors, who collectively own approximately 10.5% of OneMain's outstanding common stock, have signed an agreement to vote their shares in favor of the merger. See "OneMain Agreement to Vote Stock" on page 60 for a more detailed description of this voting agreement.

WHAT ONEMAIN STOCKHOLDERS WILL RECEIVE (SEE PAGE 53)

    In the merger transaction, each share of OneMain common stock will be converted into a right to receive not less than $5.708 and not more than $6.050 in cash and not less than 0.3357 and not more than 0.3559 of a share of EarthLink common stock. The exact combination and amounts of cash and stock are dependent upon the closing price of EarthLink common stock on Nasdaq on the day prior to the closing of the merger. The pricing schedule attached as ANNEX B to this proxy statement/prospectus provides the range and combinations of the cash and EarthLink stock each OneMain stockholder will receive in exchange for each share of OneMain stock. The method for calculating the merger consideration is explained in more detail in "Material Terms of the Merger Agreement--The Merger" beginning on page 53.

OPTIONS AND WARRANTS (SEE PAGE 53)

    All outstanding options to purchase OneMain common stock that are vested and have an exercise price equal to or below the final per share purchase price in the merger will be converted into options to purchase EarthLink common stock, based on an exchange ratio. All other outstanding OneMain options will terminate and expire as of the merger date and will not be converted into options to purchase EarthLink common stock. OneMain has outstanding warrants to purchase its common stock, which will be converted into warrants to buy EarthLink common stock.

THE ONEMAIN SPECIAL MEETING OF STOCKHOLDERS--STOCKHOLDERS' APPROVAL (SEE PAGE
33)

    The special meeting of OneMain stockholders will be held at the Hyatt Regency Reston, 1800 Presidents Street in Reston, Virginia, at 10:00 a.m. local
time, on             , 2000.

    At the special meeting, OneMain stockholders will be asked to vote to adopt the merger agreement and approve the merger with EarthLink. Adoption of the merger agreement requires the favorable vote of a majority of the outstanding shares of OneMain common stock. The vote of EarthLink common stockholders is not required to approve the merger.

    You can vote at the special meeting if you owned OneMain common stock at the
close of business on             , 2000. As of that date, directors and
executive officers of OneMain owned approximately       % of the outstanding
shares of OneMain common stock. If you do not vote your shares of OneMain common stock or give instructions to your broker as to how to vote, the effect will be the same as a vote against the merger agreement and the merger.

RECOMMENDATION OF ONEMAIN'S BOARD OF DIRECTORS TO ONEMAIN STOCKHOLDERS (SEE
  PAGE 41)

    The board of directors of OneMain believes the merger is in the best interests of OneMain and its stockholders and recommends that you vote "FOR" the merger proposal.

    In reaching its recommendation in favor of the merger, the OneMain board of directors considered a number of factors, including the following:

    - the ability of OneMain stockholders to own equity in the second largest provider of Internet services in the United States which has a larger analyst and investor following than OneMain;

    - the opportunity for OneMain to expand into new markets in the Internet services provider business; and

    - the June 7, 2000 presentation and written opinion to the OneMain board of directors of OneMain's financial advisor, Jefferies & Co., a copy of which opinion is attached as ANNEX C to this proxy statement/prospectus, that the merger consideration to be received by OneMain stockholders in the merger is fair from a financial point of view to OneMain as of the date of the opinion.

    For a more detailed discussion of these and other factors, see "The Merger and Related Transactions--OneMain's Reasons for the Merger" beginning on page 39.

OPINION OF ONEMAIN'S FINANCIAL ADVISOR (SEE PAGE 41)

    In deciding to approve the merger, the board of directors of OneMain received and considered the opinion of Jefferies & Co., its financial advisor, as to the fairness, from a financial point of view, of the merger consideration. The opinion is attached as ANNEX C to this proxy statement/prospectus, and a summary of that opinion is set forth on page 41. EarthLink and OneMain encourage you to read the summary and the opinion in their entirety.

INTERESTS OF ONEMAIN OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE 47)

    When considering the recommendations of the board of directors of OneMain, you should be aware that directors and executive officers of OneMain have interests and arrangements in addition to your interests as stockholders, including the vesting of previously unvested stock options upon the change of control of OneMain resulting from the merger. Also, four members of OneMain's board of directors and executive officers have agreed to vote their shares of OneMain stock in favor of the merger, totaling approximately 10.5% of OneMain's outstanding shares.

CONDITIONS TO THE MERGER (SEE PAGE 57)

    We will complete the merger and related transactions only if specified conditions, including the following, are satisfied or, in certain circumstances, waived:

    - the OneMain stockholders approve the merger;

    - Nasdaq approves for trading the shares of EarthLink common stock to be issued in the merger; and

    - we receive all material governmental and other consents and approvals required, including those under the Hart-Scott-Rodino Antitrust Improvements Act.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 59)

    EarthLink and OneMain may terminate the merger agreement by mutual written consent at any time prior to completing the merger. The merger agreement may also be terminated in specified other circumstances, generally including the following:

    - Either EarthLink or OneMain may terminate the merger agreement if (i) the stockholders of OneMain do not vote to approve the merger, (ii) a court or government authority has acted to prevent the merger or (iii) the merger has not been completed by October 30, 2000;

    - OneMain may terminate the merger agreement if (i) EarthLink materially breaches its representations, warranties or covenants in the merger agreement, or (ii) OneMain receives or accepts another proposal to acquire OneMain that is determined to be superior by its board of directors; and

    - EarthLink may terminate the merger agreement if (i) OneMain materially breaches its representations, warranties or covenants in the merger agreement, (ii) OneMain violates its duty to refrain from seeking alternative takeover proposals, (iii) OneMain receives or accepts another proposal to acquire OneMain that its board of directors determines to be materially more favorable than the proposed merger by its board of directors, (iv) OneMain's board of directors withdraws or modifies its recommendations in favor of the merger, or OneMain fails to mail the proxy statement/prospectus to its stockholders, or (v) OneMain fails to repurchase and terminate its outstanding debentures and related agreements.

    See "Material Terms of the Merger Agreement--Termination of the Merger Agreement" on page 59 for a more detailed description of the termination provisions.

TERMINATION FEE PAYABLE BY ONEMAIN (SEE PAGE 60)

    If the merger agreement is terminated for the reasons described on page 60, OneMain must pay EarthLink a fee of $9 million plus EarthLink's expenses related to the merger.

REGULATORY APPROVALS (SEE PAGE 49)

    We have made filings and taken other actions necessary to obtain approvals from certain regulatory authorities, including antitrust authorities, in connection with the merger. The initial filings under the Hart-Scott-Rodino Antitrust Improvements Act were made on June 27, 2000. We expect to obtain this approval and all other necessary regulatory approvals before the OneMain special meeting. However, it is not certain that we will obtain all required regulatory approvals by that date. Any approvals that we receive may be subject to conditions that could be detrimental to EarthLink or OneMain.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 48)

    The merger may or may not qualify as a tax-free reorganization under U.S. tax laws, which qualification depends in part on the amounts of cash and EarthLink stock ultimately used to purchase the OneMain stock in the merger. Qualification of the merger as a tax-free reorganization is NOT a condition to completing the merger. If the merger qualifies as a tax-free reorganization, you will not recognize gain or loss by virtue of your receipt of EarthLink common stock for your OneMain stock, but your receipt of the cash portion of the merger consideration will require you to recognize any gain (but not loss) you realize on the transaction up to the amount of the cash received. If the merger does not qualify as a tax-free reorganization, you will recognize all gain or loss that you realize, equal to the difference between the tax basis in your OneMain stock and the fair market value of the merger consideration that you receive.

    Tax matters are complicated, and the tax consequences of the proposed transactions to you will depend on the facts of your own situation. You should consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

APPRAISAL RIGHTS (SEE PAGE 50)

    Under Delaware law, OneMain stockholders will have a right to an appraisal of the value of their shares in connection with the merger and to receive cash payment of the appraised amount for their OneMain common stock in the merger. In order to qualify for these appraisal rights, OneMain stockholders must take specific actions. For more on appraisal rights, see page 50.

ONEMAIN MARKET PRICE INFORMATION (SEE PAGE 26)

    OneMain common stock is listed on the Nasdaq National Market System, and its ticker symbol on Nasdaq is "ONEM." On June 7, 2000, the last full trading day prior to the public announcement of the proposed merger, OneMain common stock closed at $8.00 per share. On July 7, 2000, the last full day prior to the date of this proxy statement/prospectus, OneMain common stock closed at $10.75 per share.

EARTHLINK MARKET PRICE INFORMATION (SEE PAGE 26)

    EarthLink common stock is listed on the Nasdaq National Market System, and its ticker symbol on Nasdaq is "ELNK." On June 7, 2000, the last full trading day prior to the public announcement of the proposed merger, EarthLink common stock closed at $17.9375 per share. On July 7, 2000, the last full day prior to the date of this proxy statement/prospectus, EarthLink common stock closed at $14.56 per share.

LISTING OF EARTHLINK COMMON STOCK (SEE PAGE 52)

    EarthLink will apply to list on Nasdaq the EarthLink common stock to be issued to OneMain stockholders in connection with the merger and to be issued upon exercise of OneMain options and warrants that are converted into EarthLink options and warrants.

COMPARISON OF STOCKHOLDER RIGHTS (SEE PAGE 71)

    If you own OneMain common stock, you will receive EarthLink common stock and become a stockholder of EarthLink after the merger. Your rights will continue to be governed by Delaware law, but also will be governed by EarthLink's amended and restated certificate of incorporation and bylaws instead of OneMain's certificate of incorporation and bylaws. For a description of how your rights as a OneMain stockholder would differ from your rights as an EarthLink stockholder, see "Comparative Rights of EarthLink and OneMain Stockholders" beginning on page 71.

WHERE YOU CAN FIND MORE INFORMATION (SEE PAGES IV AND V)

    If you would like more information about EarthLink or OneMain, you can find this information in documents filed by EarthLink and OneMain with the SEC. These documents are identified, and instructions on how you can obtain copies of these documents, are on pages iv and v.

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

    The following table compares historical and pro forma earnings (loss) per share and book value per share information for EarthLink and OneMain. You should read the table together with the financial information for EarthLink and OneMain included or incorporated by reference in this proxy statement/prospectus. You should not rely on the pro forma financial information as an indication of the results that EarthLink would have achieved if the merger had taken place earlier or of the results of EarthLink after the merger.

                                                YEAR ENDED       THREE MONTHS ENDED
                                             DECEMBER 31, 1999     MARCH 31, 2000
                                             -----------------   ------------------
EarthLink Historical--Per Common Share:
Net loss per share--basic and diluted......       $ (1.65)             $(0.95)
Book value per share(1)....................       $  4.78              $ 3.97
Cash dividends per share...................            --                  --

                                                YEAR ENDED       THREE MONTHS ENDED
                                             DECEMBER 31, 1999     MARCH 31, 2000
                                             -----------------   ------------------
OneMain Historical--Per Common Share:
Net loss per share--basic and diluted(2)...       $ (4.45)             $(1.92)
Book value per share(1)....................       $ 12.47              $10.58
Cash dividends per share...................            --                  --

                                                YEAR ENDED       THREE MONTHS ENDED
                                             DECEMBER 31, 1999     MARCH 31, 2000
                                             -----------------   ------------------
Pro Forma Combined--Per Common Share:
Net loss per EarthLink share--basic and
  diluted..................................       $  2.62              $(1.34)
Net loss per equivalent OneMain
  share--basic and diluted(3)..............       $ (0.92)             $(0.47)
Book value per EarthLink share(4)..........       $  6.93              $ 5.06
Book value per equivalent OneMain
  share(4).................................       $  2.43              $ 1.77

------------------------

(1) The historical book value per share amounts are computed by dividing EarthLink's and OneMain's stockholders' equity, respectively, by their actual common shares outstanding as of December 31, 1999 and March 31, 2000.

(2) The net loss per share--basic and diluted for the year ended December 31, 1999 includes the pro forma results of operations from OneMain's acquisitions of 17 Internet service providers on March 30, 1999 ("IPO Acquisitions") as if the IPO Acquisitions occurred on January 1, 1999.

(3) The pro forma combined book value per share amounts are computed by dividing pro forma stockholders equity by the pro forma number of common shares of EarthLink outstanding as of March 31, 2000, assuming the merger had occurred as of that date.

(4) The equivalent pro forma OneMain combined per share amounts are calculated by multiplying the pro forma combined share amounts by the exchange ratio of
    0.3509 shares of EarthLink common stock for each share of OneMain common stock.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

SOURCES OF THE HISTORICAL FINANCIAL INFORMATION

    EarthLink and OneMain are providing the following summary financial information to help you in your analysis of the financial aspects of the proposed merger. EarthLink and OneMain derived the historical information from their audited and unaudited financial statements for the periods presented. The information is only a summary and you should read it together with the financial information included or incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page iv, "EarthLink Selected Historical Consolidated Financial Information" on page 62 and "OneMain Selected Historical Consolidated Combined Financial Information" on page 63.

PREPARATION OF THE PRO FORMA FINANCIAL INFORMATION

    The unaudited pro forma combined financial information is presented to show you how EarthLink might have looked if EarthLink's acquisition of OneMain had been combined for the periods presented. See "The Merger and Related Transactions--Accounting Treatment" on page 49. If the companies had been combined in the past, they might have performed differently. You should not rely on the pro forma financial information as an indication of the results that EarthLink would have achieved if the acquisition had taken place earlier or the future results that EarthLink will experience after the acquisition.

MERGER-RELATED EXPENSES

    EarthLink and OneMain estimate that the merger and related transactions will result in fees and expenses totaling approximately $6 million, which will be capitalized. After the merger, EarthLink may incur charges and expenses relating to integrating the operations of OneMain. We did not adjust the pro forma information for these charges and expenses or for operating efficiencies or inefficiencies that EarthLink may realize as a result of the merger.

                                EARTHLINK, INC.
            SUMMARY CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

    EarthLink derived the summary information below, excluding EBITDA, from the audited consolidated statements of operations of EarthLink for its fiscal years ended December 31, 1997 through 1999 and balance sheets at December 31, 1998 and 1999 and from the unaudited consolidated statements of operations of EarthLink for its fiscal years ended December 31, 1995 and 1996 and for the three months ended March 31, 1999 and 2000 and balance sheets at December 31, 1995, 1996 and 1997. You should not expect the results for the prior periods to be an indication of the results to be achieved for future periods. This information is only a summary and should be read together with EarthLink's historical consolidated financial statements, and the related notes, which are incorporated by reference into this proxy statement/prospectus. In addition, this document should be read together with EarthLink's Annual Report on Form 10-K, which is incorporated by reference into and included with this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page iv.

                                                                                               THREE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                         MARCH 31,
                                   -------------------------------------------------------   ----------------------
                                     1995       1996       1997        1998        1999        1999         2000
                                   --------   --------   ---------   ---------   ---------   ---------   ----------
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
--------------------------------
  Revenues......................   $ 5,255    $ 51,362   $ 133,444   $ 290,614   $ 670,443   $ 129,871   $  219,705
  Operating costs and
    expenses....................    12,507      89,142     165,641     345,069     866,113     161,493      337,952
  Net loss(1)...................    (8,079)    (38,761)    (33,997)    (53,178)   (173,694)    (27,757)    (108,514)
                                   =======    ========   =========   =========   =========   =========   ==========
OTHER OPERATING DATA:
--------------------------------
  EBITDA(2).....................   $(6,682)   $(30,342)  $ (14,127)  $  15,498   $  (6,157)  $   7,526   $  (81,496)
  Cash flows from
    Operating activities........   $(3,713)   $(18,227)  $  (9,936)  $  62,098   $  44,211   $  32,824   $  (42,763)
    Investing activities........    (7,990)    (39,697)    (25,097)    (56,886)   (339,749)   (251,213)     (26,936)
    Financing activities........    11,833      70,855      47,223     277,559     672,684     304,552      275,288

BALANCE SHEET DATA:
--------------------------------
  Cash and cash equivalents.....   $   715    $ 13,646   $  25,836   $ 308,607   $ 685,753   $ 394,770   $  891,342
  Total assets..................     9,719      62,351      91,175     510,002   1,109,147     838,782    1,298,632
  Total liabilities.............     8,947      44,192      63,685     109,515     350,694     206,843      370,314
  Stockholders' equity..........       772      18,159      27,490     400,487     758,453     631,938      928,318

--------------------------

1. Includes adjustments of $3.9 million for 1998 and $25.3 million for 1999, to give effect to the reestablishment of a valuation allowance on net deferred tax assets.

2. Represents earnings (loss) before depreciation and amortization, interest income and expense and income tax expense. EBITDA is not determined in accordance with generally accepted accounting principles, is not indicative of cash used by operating activities and should not be considered in isolation from, as an alternative to, or more meaningful than measures of performance determined in accordance with generally accepted accounting principles. Not all companies define EBITDA in the same way, and our EBITDA is not necessarily comparable to EBITDA reported by other companies.

                               ONEMAIN.COM, INC.
       SUMMARY CONSOLIDATED COMBINED FINANCIAL AND OPERATING INFORMATION

    OneMain derived the summary information below from the audited consolidated statements of operations and cash flows for the period August 19, 1998 (inception) through December 31, 1998 and the year ended December 31, 1999 and balance sheets at December 31, 1998 and 1999 and from the unaudited consolidated statements of operations and cash flow for the three months ended March 31, 1999 and 2000 and balance sheets at March 31, 1999 and 2000.

    The summary pro forma statement of operations data includes (a) OneMain's historical consolidated results combined with the 17 Internet service providers as if the initial public offering acquisitions had occurred on January 1, 1998;
(b) the amortization of goodwill and customer lists resulting from the initial public offering acquisitions; (c) the elimination of interest expense for the debt that was paid from the initial public offering proceeds; and (d) an income tax benefit at an appropriate rate. The summary pro forma financial information includes the results of operations of the subsequent acquisitions from the dates of acquisition only.

    The pro forma combined financial information does not purport to represent what OneMain's results of operations would actually have been if such transactions and events in fact had occurred on those dates or to project our results of operations for any future period.

    This information is only a summary and should be read together with OneMain's historical consolidated financial statements, and the related notes, which are incorporated by reference in this proxy statement/prospectus.

                                   FOR THE PERIOD
                                  AUGUST 19, 1998                                                       THREE MONTHS
                                    (INCEPTION)                        PRO FORMA       PRO FORMA            ENDED
                                      THROUGH         YEAR ENDED      YEAR ENDED      YEAR ENDED          MARCH 31,
                                    DECEMBER 31,     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    -------------------
                                        1998             1999            1998            1999          1999       2000
                                  ----------------   -------------   -------------   -------------   --------   --------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                   (UNAUDITED)
                                                                      (UNAUDITED)     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
--------------------------------
Revenues........................       $  --           $  82,765       $ 56,687        $102,266      $     --   $ 39,812
Operating costs and expenses....         761             177,065        140,880         217,000         3,379     91,711
Net loss........................        (765)            (81,245)       (74,029)        (98,852)       (3,371)   (48,025)
                                       -----           ---------       --------        --------      --------   --------

OTHER OPERATING DATA:
--------------------------------
EBITDA(1).......................       $(761)          $  (9,752)                                    $ (3,379)  $(12,567)
Cash flows from operating
  activities....................        (375)              2,553                                         (423)    (5,118)
Cash flows from investing
  activities....................          --            (156,613)                                     (68,073)    (1,242)
Cash flows from financing
  activities....................         547             180,987                                      159,723     (4,512)

                                                                 DECEMBER 31,            MARCH 31,
                                                              -------------------   -------------------
                                                                1998       1999       1999       2000
                                                              --------   --------   --------   --------
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $    172   $ 27,099   $ 91,399   $ 16,227
Total assets................................................     6,331    434,893    363,472    393,287
Total liabilities...........................................     7,049    124,019     59,480    127,991
Stockholders' equity (deficit)..............................      (718)   310,874    303,992    265,296

------------------------------

1. EBITDA represents earnings or losses before interest, taxes, depreciation and amortization. We have included EBITDA in these data because it is a measure commonly used by investors to analyze and compare companies on the basis of operating performance, EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be construed as a substitute for operating activities for purposes of analyzing our operating performance, financial position or cash flows. Not all companies define EBITDA in the same way, and our EBITDA is not necessarily comparable to EBITDA reported by other companies.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined financial statements give effect to the acquisition by EarthLink of OneMain in a transaction to be accounted for as a purchase. The unaudited pro forma condensed combined financial statements are based on the historical consolidated combined financial statements and related notes of EarthLink and OneMain, which are incorporated by reference to this proxy statement/prospectus. The unaudited pro forma condensed combined balance sheet has been prepared to reflect the acquisition by EarthLink of OneMain as of March 31, 2000. The unaudited pro forma condensed combined statements of operations combine the results of operations of EarthLink and of OneMain for the year ended December 31, 1999 and the three months ended
March 31, 2000 as if the acquisition occurred on January 1, 1999. These unaudited pro forma condensed combined financial statements should be read together with the financial statements and related notes of EarthLink and OneMain, both incorporated by reference into this proxy statement/ prospectus. The historical financial statements of OneMain are not necessarily indicative of the financial condition or results of operations of such operations on a prospective combined basis.

    EarthLink agreed to purchase OneMain for cash and stock valued at approximately $308 million or approximately $12.26 per share for each of OneMain's 25.1 million common shares outstanding plus options and warrants. The purchase price consists of approximately $150 million in cash and approximately
8.8 million shares of EarthLink common stock valued at $158 million at the Nasdaq closing price of $17.9375 on June 7, 2000. On June 7, 2000, the day the merger agreement was executed, the combination of cash and stock would have been $5.97 and 0.3509 of a share of EarthLink common stock, based on the EarthLink common stock closing price of $17.9375 on that day. The cash portion will be no more than $6.050 and no less than $5.708 per share, and the stock portion will be no more than 0.3559 and no less than 0.3357 of a share of EarthLink common stock. On the day prior to the merger, the final per share price, the EarthLink stock portion, the cash portion and the stock ratio will be calculated based on the then existing closing stock price of EarthLink common stock. For purposes of this calculation, the minimum and maximum EarthLink common stock prices used will be $5.00 and $50.00, respectively, to determine the cash portion and stock ratio. The minimum and maximum purchase price for all outstanding OneMain shares would be $229.3 million and $575.4 million, respectively. This includes the value of options and warrants to purchase EarthLink common stock to be granted to current holders of OneMain options and warrants, respectively.

    For purposes of this pro forma information, the purchase price has been allocated to the assets of OneMain. The excess of the purchase price over the fair value of the assets acquired has been allocated to goodwill. The final allocation may differ from that used in the unaudited pro forma condensed combined financial statements.

    The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that would have been achieved had such transactions been consummated as of the dates indicated, or that may be achieved in the future, or the results that would have been realized had the entities been a single entity during these periods. These unaudited pro forma condensed combined financial statements should be read together with the audited historical consolidated combined financial statements and related notes of EarthLink and OneMain, and other financial information pertaining to EarthLink and OneMain including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" from their respective documents incorporated by reference into this proxy statement/ prospectus.

                                EARTHLINK, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2000
                                  (UNAUDITED)

                                                                           PRO FORMA       PRO FORMA
                                               EARTHLINK    ONEMAIN       ADJUSTMENTS       COMBINED
                                               ----------   --------      -----------      ----------
                                                             (AMOUNTS IN THOUSANDS)
CURRENT ASSETS
  Cash and cash equivalents..................  $  891,342   $ 16,227       $(150,000)(a)   $  757,569
  Accounts receivable, net...................      19,085      5,527                           24,612
  Other assets...............................      28,669      5,570                           34,239
                                               ----------   --------       ---------       ----------
    Total current assets.....................     939,096     27,324        (150,000)         816,420

LONG-TERM ASSETS
  Investments in other companies.............      10,400                                      10,400
  Restricted marketable securities...........                  1,785                            1,785
  Other long-term assets.....................       1,198        823                            2,021
  Property and equipment, net................     166,080     62,484                          228,564
  Intangibles, net...........................     181,858    300,871          25,970 (b)      508,699
                                               ----------   --------       ---------       ----------
                                               $1,298,632   $393,287       $(124,030)      $1,567,889
                                               ==========   ========       =========       ==========
CURRENT LIABILITIES
  Trade accounts payable.....................  $   29,726   $  8,164       $   6,000 (c)   $   43,890
  Accrued payroll and related expenses.......      11,189                                      11,189
  Other accounts payable and accrued
    liabilities..............................     101,227     18,277                          119,504
  Deferred income taxes......................                 17,661         (17,661)(d)           --
  Restructuring reserve......................                  7,045                            7,045
  Current portion of capital lease
    obligations..............................       8,823     11,062                           19,885
  Convertible notes..........................     179,975        441                          180,416
  Deferred revenue...........................      31,171     25,482                           56,653
                                               ----------   --------       ---------       ----------
    Total current liabilities................     362,111     88,132         (11,661)         438,582

LONG-TERM LIABILITIES
  Long-term debt, net of current portion.....                  5,119                            5,119
  Deferred income tax........................                 20,592         (20,592)(d)           --
  Long-term portion of capital lease
    obligations..............................       8,203     14,148                           22,351
                                               ----------   --------       ---------       ----------
      Total liabilities......................     370,314    127,991         (32,253)         466,052

STOCKHOLDERS' EQUITY
  Preferred stock............................         167                                         167
  Common stock...............................       1,182         25              63 (a)        1,270
  Additional paid-in capital.................   1,366,744    395,306        (395,306)(a)    1,538,350
                                                                             157,912 (a)
                                                                              13,694 (e)
  Warrants to purchase common stock..........         448                      1,825 (f)        2,273
  Accumulated deficit........................    (440,223)  (130,035)        130,035 (a)     (440,223)
                                               ----------   --------       ---------       ----------
    Total stockholders' equity...............     928,318    265,296         (91,777)       1,101,837
                                               ----------   --------       ---------       ----------
                                               $1,298,632   $393,287       $(124,030)      $1,567,889
                                               ==========   ========       =========       ==========

                                EARTHLINK, INC.
              NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

    Pro forma adjustments are as follows:

a. Based on the per share prices of EarthLink and OneMain and the effective exchange ratios at June 7, 2000, the aggregate purchase price for OneMain is approximately $324 million. Assuming no outstanding OneMain options and warrants are exercised prior to the closing of the merger, the purchase price consists of approximately $150 million in cash, approximately
    8.8 million shares of EarthLink common stock valued at $158 million and options and warrants valued at $16 million. This entry reflects the value of cash and EarthLink common stock given in exchange for OneMain common stock and the value of options and warrants, to purchase EarthLink common stock, granted to former holders of OneMain options and warrants, respectively.

b. This adjustment reflects the fair value of the assets acquired consisting primarily of the tangible assets of OneMain, customer lists valued at $212,800 and goodwill of $114,041.

c. This adjustment reflects the accrual of $6.0 million of estimated costs resulting from the proposed purchase. These charges include direct transaction costs including estimated investment banking fees, financial advisory fees and fees for other professional services. These charges represent a preliminary estimate only and are subject to change.

d. Management has reviewed their combined deferred tax assets and liabilities and, based on the anticipated reversal of combined temporary differences, has determined that it is more likely than not that certain deferred tax assets will be realized. Accordingly, this adjustment gives effect to the reduction of the combined valuation allowance and the netting of the resulting deferred tax assets and liabilities.

e. This adjustment is to account for the fair value of OneMain stock options that will be converted into EarthLink stock options. In conjunction with the merger agreement, EarthLink agreed to convert the options granted under any of the stock option plans of OneMain provided the options are vested and have an exercise price equal to or less than the final per share price of OneMain common stock on the date of the merger agreement. The conversion of the OneMain stock options to EarthLink options is based on the exchange ratio of the total consideration to be paid for each share of OneMain common stock divided by the closing price of EarthLink common stock the day prior to the merger. This adjustment assumes an exchange ratio of 0.6835 of a share of EarthLink common stock for each share of OneMain common stock.

f.  In connection with a purchase agreement and rights agreement OneMain
    (i) issued 6.75% convertible debentures, due April 27, 2003, in the aggregate principal amount of $12 million to purchasers and (ii) 277,777 warrants at $10.80 per share, dated April 27, 2000, (the "debenture warrants"). OneMain is expected to repay the convertible debentures prior to the consummation of the merger with EarthLink and incur a loss on early extinguishments of debt of approximately $4.3 million. However, in conjunction with the purchase agreement, EarthLink agreed to convert the debenture warrants to warrants to purchase EarthLink common stock. The conversion of the OneMain warrants to EarthLink warrants is based on an exchange ratio determined by dividing the total consideration paid for each share of OneMain common stock by $17. Based on the per share consideration to be paid for each share of OneMain on June 7, 2000, $12.26, the exchange ratio is determined to be approximately 0.7212. Accordingly, the holders of the debenture warrants will receive 0.7212 warrants to purchase EarthLink shares at $14.98 per share.

                                EARTHLINK, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)

                                                 EARTHLINK                   PRO FORMA       PRO FORMA
                                               AS ADJUSTED(A)    ONEMAIN    ADJUSTMENTS      COMBINED
                                               --------------   ---------   -----------      ---------
                                                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues.....................................    $ 219,705      $ 39,812                     $ 259,517
Operating costs and expenses:
  Cost of revenues...........................       70,260        15,100                        85,360
  Selling, general and administrative and
    member support...........................      196,974        30,100                       227,074
  Merger and restructuring charges...........       33,967         7,179                        41,146
  Depreciation...............................       13,088         5,108                        18,196
  Acquisition-related costs..................       23,663        34,224      $  2,164 (c)      60,051
                                                 ---------      --------      --------       ---------
                                                   337,952        91,711         2,164         431,827
                                                 ---------      --------      --------       ---------
  Loss from operations.......................     (118,247)      (51,899)       (2,164)       (172,310)
Interest income (expense), net...............        9,733          (364)       (2,250)(d)       7,119
                                                 ---------      --------      --------       ---------
  Loss before taxes..........................     (108,514)      (52,263)       (4,414)       (165,191)
Income tax benefit...........................                      4,238        (4,238)(e)
                                                 ---------      --------      --------       ---------
  Net loss...................................     (108,514)      (48,025)       (8,652)       (165,191)
Deductions for accretion dividends...........       (3,331)                                     (3,331)
                                                 ---------      --------      --------       ---------
Net loss attributable to common
  stockholders...............................    $(111,845)     $(48,025)     $ (8,652)      $(168,522)
                                                 =========      ========      ========       =========
Basic and diluted net loss per share.........    $   (0.95)     $  (1.92)                    $   (1.34)
                                                 =========      ========                     =========
Weighted average common shares outstanding...      117,426        25,002       (16,229)(f)     126,199
                                                 =========      ========      ========       =========

                                EARTHLINK, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

                                              EARTHLINK         ONEMAIN        PRO FORMA       PRO FORMA
                                            AS ADJUSTED(A)   AS ADJUSTED(B)   ADJUSTMENTS       COMBINED
                                            --------------   --------------   -----------      ----------
                                                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues..................................    $ 670,433        $ 102,266                       $  772,699
Operating costs and expenses:
  Cost of revenues........................      225,046           40,581                          265,627
  Selling, general and administrative and
    member support........................      451,544           69,756                          521,300
  Depreciation............................       41,256            8,889                           50,145
  Acquisition-related costs...............      148,267           97,774        $  8,657 (c)      254,698
                                              ---------        ---------        --------       ----------
                                                866,113          217,000           8,657        1,091,770
                                              ---------        ---------        --------       ----------
  Loss from operations....................     (195,680)        (114,734)         (8,657)        (319,071)
Interest income (expense), net............       21,986            2,529          (9,000)(d)       15,515
                                              ---------        ---------        --------       ----------
  Loss before taxes.......................     (173,694)        (112,205)        (17,657)        (303,556)
Income tax benefit........................                        13,353         (13,353)(e)           --
                                              ---------        ---------        --------       ----------
  Net loss................................     (173,694)         (98,852)        (31,010)        (303,556)
Deductions for accretion dividends........      (14,106)                                          (14,106)
                                              ---------        ---------        --------       ----------
Net loss attributable to common
  stockholders............................    $(187,800)       $ (98,852)       $(31,010)      $ (317,662)
                                              =========        =========        ========       ==========
Basic and diluted net loss per share......    $   (1.65)       $   (4.45)                      $    (2.62)
                                              =========        =========                       ==========
Weighted average common shares
  outstanding.............................      113,637           22,222         (14,424)(f)      121,435
                                              =========        =========        ========       ==========

                                EARTHLINK, INC.
         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

a. This column represents the historical results of operations of EarthLink except that depreciation expense, which is normally allocated to cost of revenues and operating expense accounts, has been separately disclosed for purposes of these statements.

b. This column reflects the pro forma results of operations of OneMain for the periods presented including the acquisitions of the original 17 Internet service providers (the "IPO Acquisitions") by OneMain as if the IPO Acquisitions occurred on January 1, 1999.

c. This entry reflects the amortization of the OneMain customer list and the excess of the purchase price over net assets acquired over 36 months. Additional costs to provide service to acquired customers are not considered material.

d. Represents the reduction to interest income based on the assumption that the $150 million cash component of the cost to purchase OneMain was paid on January 1, 1999.

e. Management has reviewed their combined deferred tax assets and liabilities and, based on the anticipated reversal of combined temporary differences, has determined that it is more likely than not that certain deferred tax assets will be realized. No income tax benefit has been recorded in the Combined Pro Forma Results of Operations for the Year Ended December 31, 1999 and the Three Months Ended March 31, 2000 because the combined deferred tax assets exceed the combined deferred tax liabilities on the date of purchase and future deferred tax benefits are anticipated to be offset by an increase in the valuation allowance.

f. Pursuant to the terms of the purchase agreement, each share of OneMain common stock will be exchanged for not less than 0.3357 and not more than
    0.3559 shares of EarthLink common stock. The adjustment is calculated as the number of OneMain shares outstanding multiplied by an assumed exchange ratio of 0.3509.

                                  RISK FACTORS

    AN INVESTMENT IN THE EARTHLINK COMMON STOCK OFFERED BY THIS PROXY STATEMENT/PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. BEFORE YOU DECIDE TO INVEST IN THE EARTHLINK COMMON STOCK OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, TOGETHER WITH THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY
STATEMENT/PROSPECTUS.

RISKS RELATED TO THE MERGER

    IF THE BUSINESSES OF EARTHLINK AND ONEMAIN CANNOT BE SUCCESSFULLY INTEGRATED, WE MAY NOT ACHIEVE THE ANTICIPATED BENEFITS OF THE MERGER.

    Integrating two companies like EarthLink and OneMain involves a number of risks, including:

    - the diversion of management's attention away from ongoing operations;

    - difficulties and expenses in combining the operations, technology and systems of the two companies;

    - difficulties and expenses in the assimilation and retention of employees, including the integration of teams that have not previously worked together;

    - difficulties in the creation and maintenance of uniform standards, controls, procedures and policies;

    - different geographic locations of the principal operations of EarthLink and OneMain;

    - challenges in keeping and attracting members and business customers; and

    - potential adverse short-term effects on operating results, primarily as a result of increased costs resulting from the integration of the two businesses.

    If EarthLink and the stockholders of the combined company are to realize the anticipated benefits of the merger, the operations of EarthLink and OneMain must be integrated and combined efficiently and effectively. EarthLink cannot assure you that the integration will be successful or that the anticipated benefits of the merger will be realized. Similarly, EarthLink cannot guarantee that the OneMain stockholders will achieve greater value through their ownership of EarthLink common stock than they would have achieved as stockholders of OneMain as a separate entity. The failure to successfully integrate our operations may adversely affect EarthLink's businesses, operations, properties, assets, financial condition, results of operations or business prospects. EarthLink cannot guarantee that our integration activities will not result in a decrease in the value of EarthLink common stock or that there will not be other material adverse effects from EarthLink's integration activities.

    THE COSTS OF THE MERGER, THE COSTS OF INTEGRATING ONEMAIN INTO EARTHLINK'S BUSINESS AND OTHER POTENTIAL ADJUSTMENTS WILL BE SUBSTANTIAL.

    We estimate that it will cost approximately $6 million to consummate the merger. These costs will consist of transaction fees for investment bankers, attorneys, accountants and other related costs incurred by EarthLink and OneMain. EarthLink expects to incur additional nonrecurring restructuring and integration charges, the amount of which has not been estimated. Some of these charges are anticipated to be recorded in the period in which the merger is consummated.

    EarthLink cannot assure you that it will not incur additional charges in excess of these amounts to reflect costs associated with the merger, including the costs of integrating the EarthLink and OneMain businesses.

    THE FAILURE OF THE MERGER TO QUALIFY AS A TAX-FREE REORGANIZATION WOULD RESULT IN AN INCREASED TAX BURDEN TO ONEMAIN STOCKHOLDERS.

    Fluctuations in the price of EarthLink common stock impact the relative percentages of EarthLink common stock to cash that OneMain stockholders would receive in the merger and would therefore affect the ability of EarthLink and OneMain to qualify the merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986. If the closing price of EarthLink common stock on the day before the closing of the merger is toward the lower end of the pricing schedule attached as ANNEX B to this proxy statement/prospectus, the relative percentages of EarthLink common stock to cash that OneMain stockholders would receive could be such that the merger will not qualify as a tax-free reorganization. Qualifying for this tax-free status is not a condition to the closing of the merger.

    If the merger qualifies as a tax-free reorganization, you will not recognize gain or loss by virtue of your receipt of EarthLink common stock for your OneMain stock, but your receipt of the cash portion of the merger consideration will require you to recognize any gain (but not loss) you realize on the transaction up to the amount of the cash received.

    However, if the merger does not qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code, you will recognize gain or loss based on the entire per share merger consideration you receive, including both the cash and EarthLink stock portions. Thus, you could incur significantly higher tax obligations if the merger does not qualify as a tax-free reorganization under Section 368(a) of the Code. Also, if the merger does not qualify for tax-free treatment, OneMain will recognize significant taxable income as a result, which could decrease the value of the EarthLink common stock that OneMain stockholders receive in the merger. For more information on the material tax consequences of the merger, see "The Merger and Related Transactions--Material United States Federal Income Tax Consequences" on page 48.

    SALES OF SUBSTANTIAL AMOUNTS OF EARTHLINK'S COMMON STOCK IN THE OPEN MARKET COULD DEPRESS EARTHLINK'S STOCK PRICE.

    If EarthLink's stockholders sell substantial amounts of EarthLink common stock in the public market following consummation of the merger, including shares issued on the exercise of outstanding options and warrants, the market price of EarthLink's common stock could fall. These sales might also make it more difficult for EarthLink to sell equity or equity related securities at a time and price that EarthLink would deem appropriate.

    Sales of a large number of shares of common stock in the public market following the consummation of the merger, or even the belief that such sales could occur, could cause a drop in the market price of EarthLink common stock and could impair EarthLink's ability to raise capital through offerings of EarthLink's equity securities. Immediately after the merger, there will be approximately 134.3 million shares of EarthLink common stock outstanding. All of the shares issued to OneMain stockholders will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless such shares are held by any EarthLink "affiliate" or any "affiliate" of OneMain prior to the merger, as that term is defined under the Securities Act of 1933. The term "affiliate" would include directors, executive officers and some significant stockholders.

RISKS OF EARTHLINK'S BUSINESS

    INCREASED COMPETITION IN THE INTERNET SERVICE INDUSTRY MAY MAKE IT DIFFICULT FOR EARTHLINK TO ATTRACT AND RETAIN MEMBERS AND TO MAINTAIN CURRENT PRICING LEVELS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION.

    EarthLink operates in the Internet services market, which is extremely competitive. Our current and prospective competitors include many large companies that have substantially greater market presence, financial, technical, marketing and other resources than EarthLink. We compete directly or indirectly with the following categories of companies:

    - established online service providers, such as America Online, Inc., the Microsoft Network and Prodigy Communications Corporation;

    - local, regional and national Internet service providers, such as RMI.NET, Inc. and Internet America, Inc.;

    - national telecommunications companies, such as AT&T Corp. and GTE Corporation;

    - regional Bell operating companies, such as BellSouth Corporation and SBC Communications Inc.;

    - personal computer manufacturers with Internet service provider businesses such as Gateway, Inc. and Dell Computer Corporation;

    - "free access" Internet service providers, such as NetZero, Inc.; and

    - online cable services, such as Excite@Home Corporation and Roadrunner Computer Systems, Inc.

    We also face competition from companies that provide broadband and other high-speed connections to the Internet, including local and long-distance telephone companies, cable television companies, electric utility companies, and wireless communications companies. These companies may use broadband technologies to include Internet access or web hosting in their basic bundle of services or may offer Internet access or web hosting services for a nominal additional charge. Broadband technologies enable consumers to transmit and receive print, video, voice and data in digital form at significantly faster access speeds than existing dial-up modems.

    These companies may also prevent us from delivering Internet access through their systems. If the owners of these high-speed, broadband facilities increasingly use them to provide Internet access and we are unable to gain access to these facilities on reasonable terms, our business, financial condition and results of operations could be materially adversely affected.

    Our competition is likely to increase. We believe this will probably happen as large diversified telecommunications and media companies acquire Internet service providers, as Internet service providers consolidate into larger, more competitive companies and as providers who offer free access to the Internet grow in number and size. Diversified competitors may bundle other services and products with Internet connectivity services, potentially placing us at a significant competitive disadvantage. In addition, competitors may charge less than we do for Internet services, or may charge nothing at all in some circumstances, causing us to reduce, or preventing us from raising our fees. As a result, our business may suffer, and the value of our common stock may decrease.

    EARTHLINK'S RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED BY FLUCTUATIONS IN THE USE OF THE INTERNET FOR E-COMMERCE TRANSACTIONS.

    Use of the Internet for retail transactions is a relatively recent development and the continued demand and growth of a market for services and products via the Internet is uncertain. The Internet may ultimately prove not to be a viable commercial marketplace for a number of reasons, including:

    - unwillingness of consumers to shift their purchasing from traditional retailers to online-purchases;

    - lack of acceptable security for data and concern for privacy of personal information;

    - limitations on access and ease of use;

    - congestion leading to delayed or extended response times;

    - inadequate development of the web infrastructure to keep pace with increased levels of use; and

    - increased or excessive government regulation.

    If use of the Internet for commercial transactions declines or does not increase, and if other uses, such as e-mail and personal web sites do not increase, this could have a materially adverse affect on EarthLink's business and results of operations through a decrease in new members and portal related-revenue, and could result in a decrease in the value of EarthLink common stock.

    ANY DISRUPTION IN THE INTERNET ACCESS PROVIDED BY EARTHLINK COULD ADVERSELY AFFECT EARTHLINK'S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

    EarthLink's systems and infrastructure will be susceptible to natural and man-made disasters such as earthquakes, fires, floods, power loss and sabotage. EarthLink's systems also will be vulnerable to disruptions from computer viruses and attempts by hackers to penetrate EarthLink's network security.

    EarthLink will be covered by insurance from loss of income from some of the events listed above, but this insurance may not be adequate to cover all instances of system failure. EarthLink also will have insurance from loss of income due to earthquakes, but the amount of such insurance may be insufficient, especially given the frequency and magnitude of earthquakes in California, where a number of EarthLink's facilities will be located.

    Any of the events described above could cause interference, delays, service interruptions or suspensions and adversely affect EarthLink's business and results of operations.

    EarthLink must continue to expand and adapt its system infrastructure to keep pace with the increase in the number of members who use the services it expects to provide. Demands on infrastructure that exceed EarthLink's current forecasts could result in technical difficulties with its servers. Continued or repeated system failures could impair EarthLink's reputation and brand names and reduce EarthLink's revenues.

    If, in the future, EarthLink cannot modify these systems to accommodate increased traffic, EarthLink could suffer slower response times, problems with customer service and delays in reporting accurate financial information. Any of these factors could significantly and adversely affect the results of EarthLink's operations and cause a decrease in the value of our common stock.

    EARTHLINK MUST CONTINUE TO ENHANCE ITS PRODUCTS AND SERVICES AND DEVELOP NEW ONES TO BE SUCCESSFUL IN THE RAPIDLY EVOLVING MARKET FOR INTERNET SERVICES, AND WE CANNOT BE CERTAIN THAT EARTHLINK WILL BE ABLE TO DO SO COST-EFFECTIVELY.

    Rapid technological change, changing customer needs, frequent new product and service introductions and evolving industry standards characterize the Internet market. These market characteristics could render EarthLink's services, technology and systems obsolete. EarthLink must continually improve the performance, features and reliability of its services to respond to evolving market demands and competition. EarthLink's business, operating results and financial condition would be materially adversely affected and the value of our common stock could decline if we are unable to respond in a cost-effective and timely manner to changing market conditions or customer requirements.

    IF EARTHLINK'S THIRD PARTY NETWORK PROVIDERS ARE UNABLE OR UNWILLING TO PROVIDE INTERNET ACCESS TO OUR MEMBERS ON COMMERCIALLY REASONABLE TERMS, EARTHLINK MAY SUFFER A LOSS OF CUSTOMERS, HIGHER COSTS AND LOWER OVERALL REVENUES.

    EarthLink provides dial-up access through company-owned points of presence and through the networks of Worldcom/UUNet, PSINet, Level 3 and Sprint. OneMain provides dial-up access through company-owned points of presence and through the networks of Sprint, Level 3, Worldcom/ UUNet, GTE/BBN and PSINet. Approximately 94% of the members of EarthLink will live in a geographic area served by two or more network providers. EarthLink will be able to serve its members through the combination of network providers that it deems most efficient. Only approximately 6% of the members of EarthLink will live in a geographic area served by only one network provider. Our ability to provide Internet access to our members will be limited if our third-party network providers are unable or unwilling to provide access to our members, we are unable to secure alternative arrangements upon termination of third-party network provider agreements or there is a loss of access to third-party providers for other reasons. These events could also limit our ability to further expand nationally, which could have a material adverse affect on our business. If we lose access to third-party providers under current arrangements, we may not be able to make alternative arrangements on terms acceptable to us, or at all. We do not currently have any plans or commitments with respect to alternative third-party provider arrangements in areas served by only one network provider. Moreover, while the contracts with the third-party providers require them to provide commercially reliable service to our members with a significant assurance of accessibility to the Internet, the performance of third-party providers may not meet our requirements, which could materially adversely affect our business, financial condition and results of operations.

    EARTHLINK MAY NOT BE ABLE TO MAINTAIN OR INCREASE ITS MEMBERSHIP LEVELS IF IT DOES NOT HAVE UNINTERRUPTED AND REASONABLY PRICED ACCESS TO THE LOCAL AND LONG-DISTANCE TELECOMMUNICATIONS LINES NECESSARY FOR IT TO PROVIDE INTERNET ACCESS TO ITS MEMBERS.

    EarthLink will rely on local telephone companies and other firms to provide data communications capacity through local telecommunications lines and leased long-distance lines. We may experience disruptions or capacity constraints in these telecommunications services. If disruptions or capacity constraints occur, we may have no means of replacing these services on a timely basis, or at all. In addition, local phone service is sometimes available only from the local monopoly telephone company in each of the markets we serve. We believe that the Federal Telecommunications Act of 1996 generally will lead to increased competition in the provision of local telephone services, but we cannot predict when or to what extent this will occur or the effect of increased competition on pricing or supply.

    EARTHLINK'S REVENUES AND RESULTS OF OPERATIONS WILL BE DEPENDENT UPON ITS PROPRIETARY TECHNOLOGY AND EARTHLINK MAY NOT BE SUCCESSFUL IN PROTECTING ITS PROPRIETARY RIGHTS OR AVOIDING CLAIMS THAT IT INFRINGES UPON THE PROPRIETARY RIGHTS OF OTHERS.

    Our success depends in part upon the software and related documentation of EarthLink and OneMain. We principally rely upon copyright, trade secret and contract laws to protect our proprietary technology. We cannot be certain that we have taken adequate steps to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology.

    We have permission and, in some cases, licenses from each manufacturer of the software that we bundle in EarthLink's and OneMain's front-end software product for members. Although we do not believe that the software or the trademarks we use or any of the other elements of our business infringe on the proprietary rights of any third parties, third parties may assert claims against us for infringement of their proprietary rights and these claims may be successful.

    We could incur substantial costs and diversion of management resources in the defense of any claims relating to proprietary rights, which could materially adversely affect our business, financial condition, and results of operations. Parties making these claims could secure a judgment awarding substantial damages as well as injunctive or other equitable relief that could effectively block our ability to license our products in the United States or abroad. Such a judgment could have a material adverse effect on our business, financial condition and results of operations. If a third party asserts a claim relating to proprietary technology or information against us, we may seek licenses to the intellectual property from the third party. We cannot be certain, however, that third parties will extend licenses to us on commercially reasonable terms, or at all. If we fail to obtain the necessary licenses or other rights, it could materially adversely affect EarthLink's business, financial condition and results of operations.

    DIFFICULTIES EARTHLINK MAY ENCOUNTER WITH OUR GROWTH AND EXPANSION COULD ADVERSELY AFFECT THE RESULTS OF EARTHLINK'S OPERATIONS.

    EarthLink's strategy will be to grow its membership at a rapid pace. This strategy is likely to place a significant strain on EarthLink's resources because of:

    - the need to manage relationships with various strategic partners, technology licensors, members and other third parties;

    - difficulties in hiring and retaining skilled personnel necessary to support EarthLink's business;

    - increased demand on customer service and technical support;

    - pressures for the continued development of EarthLink's financial and information management systems; and

    - potential challenges associated with strategic acquisitions of complementary member accounts and businesses, if any, including systems integration difficulties and infrastructure strains on our ongoing business.

    Difficulties EarthLink may encounter in dealing successfully with the above risks could adversely affect the results of EarthLink's operations.

    THE ABILITY OF EARTHLINK STOCKHOLDERS TO EFFECT CHANGES IN CONTROL OF EARTHLINK WILL BE LIMITED.

    There are provisions in EarthLink's certificate of incorporation, bylaws, and the Delaware General Corporation Law ("DGCL") that could delay or impede the removal of incumbent directors and could make more difficult a merger, tender offer, or proxy contest involving EarthLink or could discourage a third party from attempting to acquire control of EarthLink, even if these events would be beneficial to the interests of the stockholders. In particular, the board of directors could delay a change in control of EarthLink. In addition, EarthLink's certificate of incorporation will authorize its board to provide for the issuance of shares of preferred stock of EarthLink, in one or more series, which the board of directors could issue without further stockholder approval and with terms and conditions and rights, privileges and preferences determined by the board of directors. Pursuant to its contractual obligations with Sprint, EarthLink issues convertible preferred stock to Sprint periodically in connection with Sprint's rights to purchase stock in order to maintain its percentage interest in EarthLink. Other than such periodic issuances to Sprint, EarthLink has no current plans to issue any shares of preferred stock. Furthermore, EarthLink will be governed by Section 203 of the DGCL. In general,
Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless specified conditions are met. These factors could have the effect of delaying, deferring, or preventing a change of control of EarthLink.

    SPRINT CORPORATION IS ONE OF OUR PRINCIPAL STOCKHOLDERS, AND IT CAN EXERCISE SIGNIFICANT INFLUENCE OVER EARTHLINK.

    Sprint Corporation will own approximately 9% of the common stock of EarthLink immediately following the merger and it also will own preferred stock that if converted would cause its ownership percentage to increase to 25%, on a fully-diluted basis, following the merger. Assuming that Sprint fully exercises its right to maintain its current ownership levels, Sprint will own approximately 26% of EarthLink, including approximately 10% of the common stock of EarthLink. As a result in either case, Sprint will be able to exercise significant influence over most matters requiring stockholder approval, including the election of directors and the approval of significant corporate matters, such as some types of change-of-control transactions. For example, the approval by both of Sprint's representatives on the

EarthLink board of directors was required for EarthLink to go forward with the merger. Sprint did not participate in, or materially seek to influence EarthLink's management in its negotiations with OneMain; however, to the extent that EarthLink engages in significant transactions in the future, we may be required to seek Sprint's prior approval.

    Sprint's ownership of EarthLink preferred stock permits it to elect two of EarthLink's directors, whose approval will be required for EarthLink to undertake various activities. Also, without Sprint's consent, EarthLink will not be able to enter into certain commercial relationships with competitors of Sprint such as AT&T or any regional bell operating company. This may reduce or eliminate opportunities for revenue growth. Further, Sprint's competitors may choose not to engage in commercial relationships with us because of our close relationship with Sprint, potentially significantly reducing our opportunities for revenue growth.

    On October 5, 1999, Sprint announced that it entered into an agreement to be acquired by MCI WorldCom Inc. We cannot guarantee you that EarthLink's relationship with MCI WorldCom will provide EarthLink with the same benefits that were expected to come from its relationship with Sprint.

    WE MAY BECOME REGULATED BY THE FEDERAL COMMUNICATIONS COMMISSION OR OTHER GOVERNMENT AGENCIES, WHICH COULD SIGNIFICANTLY INCREASE OUR OVERHEAD COSTS AND REQUIRE US TO MODIFY OUR GROWTH STRATEGIES AND OPERATING PLANS.

    As Internet service providers, EarthLink and OneMain are not currently directly regulated by the Federal Communications Commission or any other agency, other than regulations applicable to businesses and publicly-traded companies generally. In a report to Congress on April 10, 1998, the Federal Communications Commission reaffirmed that Internet service providers should be classified as unregulated "information service providers" other than regulated "telecommunications providers" under the terms of the Federal Telecommunications Act of 1996.

    Nevertheless, Internet-related regulatory policies are continuing to develop, and it is possible that we could be exposed to regulation in the future. For example, in the same report to Congress, the Federal Communications Commission stated its intention to consider whether to regulate voice and fax telephony services provided over the Internet as "telecommunications" even though Internet access itself would not be regulated. We cannot predict whether in the future the Federal Communications Commission will modify its current policies regarding the regulation of Internet service providers.

    ACCESS CHARGES. EarthLink also could be affected by any change in the ability of customers to reach our network through a dial-up telephone call without any additional charges. This practice has allowed Internet service providers to offer flat-rate, non-usage sensitive pricing, and has been an important reason for the growth in Internet use. Recently, the Federal Communications Commission ruled that connections linking end users to their Internet service providers are jurisdictionally interstate rather than local, but the Federal Communications Commission did not subject such calling to the access charges that apply to traditional telecommunications companies. Local telephone companies assess access charges to long distance companies for the use of the local telephone network to originate and terminate long-distance calls, generally on a per-minute basis. EarthLink could be adversely affected by any regulatory change that would result in application of access charges to Internet service because this would substantially increase the cost of using the Internet. However, the FCC Chairman has stated that he opposes Internet-related access charges, and we believe that this development is unlikely, with one possible exception that is not currently relevant to our business. Specifically, there is substantial debate as to whether carrier access charges should apply to Internet-based telephone services that substitute for conventional telephony. We have no current plans to install gateway equipment and other telephony, thus we believe we would not be directly affected by these developments were they to occur.

    POTENTIAL LIABILITY. The law relating to the liability of Internet service providers and on-line services companies for information carried on, stored on, or disseminated through their network is unsettled, even with the recent enactment of the Digital Millennium Copyright Act. While no one has ever filed a claim against EarthLink or OneMain relating to information carried on, stored on, or disseminated through their network, someone may file a claim of that type in the future and may be successful in imposing liability on us. If that happens, we may have to spend significant amounts of money to defend ourselves against these claims and, if we are not successful in our defense, the amount of damages that we will have to pay may be significant. Any costs that we incur as a result of defending these claims or the amount of liability that we may suffer if our defense is not successful could materially adversely affect our business, financial condition and results of operations.

    If, as the law in this area develops, we become liable for information carried on, stored on, or disseminated through our network, we may decide to take actions to reduce our exposure to this type of liability. This may require us to spend significant amounts of money for new equipment and may also require us to discontinue offering some of our products or services.

    OTHER ISSUES. Due to the increasing popularity and use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet, covering issues such as:

    - content;

    - privacy;

    - access to some types of content by minors;

    - pricing;

    - bulk e-mail or "spam;"

    - encryption standards;

    - consumer protection;

    - electronic commerce;

    - taxation;

    - copyright infringement; and

    - other intellectual property issues.

    We cannot predict the impact, if any, that any future regulatory changes or developments may have on our business, financial condition, and results of operations. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could have a material adverse effect on our business, financial condition and results of operations.

    EARTHLINK'S STOCK PRICE MAY FLUCTUATE SIGNIFICANTLY REGARDLESS OF EARTHLINK'S ACTUAL OPERATING PERFORMANCE.

    EarthLink common stock is listed for trading on the Nasdaq National Market. The trading price of EarthLink's common stock is likely to be highly volatile. EarthLink's stock price could be subject to wide fluctuations in response to a variety of factors, including:

    - actual or anticipated variations in quarterly operating results and announcements of technological innovations;

    - new products or services offered by EarthLink or its competitors;

    - changes in financial estimates by securities analysts;

    - conditions or trends in the Internet services industry and the portal and community services segment in particular;

    - EarthLink's announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

    - additions or departures of key personnel;

    - sales of common stock; and

    - other events that may be beyond EarthLink's control.

    In addition, the Nasdaq National Market, where most publicly-held Internet companies are traded, has recently experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The trading prices of many Internet companies' stocks are, or recently have been, at or near historical highs and these trading prices and multiples are substantially above historical levels. These trading prices and multiples may not be sustainable. These broad market and industry factors may materially adversely affect the market price of EarthLink's common stock, regardless of EarthLink's actual operating performance. In the past, following periods of volatility in the market price of an individual company's securities, securities class action litigation often has been instituted against that company. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources.

                     MARKET PRICES AND DIVIDEND INFORMATION

    EarthLink common stock is traded on Nasdaq under the symbol "ELNK." OneMain common stock is traded on Nasdaq under the symbol "ONEM." The following table shows the high and low sales prices of EarthLink common stock and OneMain common stock as reported by Nasdaq for the periods indicated, during which neither EarthLink nor OneMain paid cash dividends. The quotations are as reported in published financial sources.

                                                   EARTHLINK              ONEMAIN
                                                COMMON STOCK(1)       COMMON STOCK(2)
                                              -------------------   -------------------
                                                HIGH       LOW        HIGH       LOW
                                              --------   --------   --------   --------
1998
First Quarter...............................   $58.44     $24.50     $   --     $   --
Second Quarter..............................    78.00      46.56         --         --
Third Quarter...............................    92.50      19.50         --         --
Fourth Quarter..............................    78.50      29.50         --         --

1999
First Quarter...............................   $96.75     $56.25     $46.75     $28.00
Second Quarter..............................    99.38      36.75      41.00      14.19
Third Quarter...............................    71.25      35.00      34.00      14.75
Fourth Quarter..............................    52.19      18.81      24.00      14.38

2000
First Quarter...............................   $52.19     $18.81     $16.81     $11.13
Second Quarter..............................    22.19      10.56      11.69       4.50
Third Quarter (through July 7, 2000)........    15.50      14.63      11.31      10.63

------------------------

1. 1998 and 1999 intra day market prices are for EarthLink Network, Inc. prior to its merger with MindSpring Enterprises, Inc. on February 4, 2000. First and second quarter 2000 market prices are for EarthLink after the merger.

2.  From the date of OneMain's initial public offering on March 25, 1999.

    On June 7, 2000, the last full trading day prior to the joint public announcement by EarthLink and OneMain of the signing of the merger agreement, the closing prices per share of EarthLink common stock and OneMain common stock as reported by Nasdaq were $17.9375 and $8.00, respectively. On July 7, 2000, the last full trading day for which information was available prior to the printing of this proxy statement/prospectus, the closing price per share of EarthLink common stock and OneMain common stock as reported by Nasdaq were $14.56 and $10.75, respectively. The market prices of EarthLink and OneMain fluctuate. As a result we urge EarthLink and OneMain stockholders to obtain current market quotations for EarthLink and OneMain shares.

    Following the merger, the EarthLink common stock will continue to be traded on Nasdaq and the OneMain common stock will cease to be traded on Nasdaq and will represent only the right to obtain a combination of cash and EarthLink common stock under the merger agreement.

    EarthLink has never paid cash dividends on EarthLink common stock, and for the foreseeable future EarthLink intends to retain all of its earnings, if any, for the future operation and expansion of its business.

                    INFORMATION ABOUT EARTHLINK AND ONEMAIN

EARTHLINK

OVERVIEW

    EarthLink, based in Atlanta, Georgia is one of the leading Internet service providers in the world, providing reliable nationwide Internet access and related value-added services to approximately 3.5 million individual and business customers. EarthLink provides a full range of access, hosting and e-commerce solutions to thousands of communities from more than 5,000 points of presence. EarthLink was formed in February 2000 as a result of the merger of EarthLink Network, Inc. and MindSpring Enterprises, Inc.

    EarthLink's growth has resulted from strategic acquisitions as well as traditional marketing channels and alliances. Our organic growth is a product of our efforts to enhance our members' Internet experience through (1) simple, rapid and reliable access to the Internet, (2) superior member service and technical support, and (3) member education and support. As a result, EarthLink believes that it has a high member retention rate for its industry.

    Our corporate offices are located at 1430 West Peachtree St., Suite 400, Atlanta, Georgia 30309 and our telephone number at that address is
(404) 815-0770.

SERVICES

    EarthLink's primary service offerings include:

    - dial-up Internet access;

    - high speed access via dedicated circuits, DSL or cable modem;

    - web hosting;

    - content, commerce and advertising;

    - domain name registration; and

    - e-commerce solutions.

KEY BUSINESS AREAS

    EarthLink's key business areas are as follows:

    NARROWBAND ACCESS

    As of March 31, 2000 we had approximately 3.3 million narrowband members. Narrowband access revenues consist primarily of monthly fees charged to members for dial-up Internet access. Narrowband revenues were $582.9 million or 87% of our total revenues in 1999 and $185.5 million or 85% of our total revenues in the three months ended March 31, 2000.

    WEB HOSTING

    We lease server space and provide web services to companies and individuals wishing to have a web or e-commerce presence. As of March 31, 2000, we hosted approximately 121,000 web sites compared to 36,000 in 1998, a 236% increase. EarthLink's web hosting revenues were $47.4 million or 7% of total revenues in 1999 and $16.3 million or 7% of revenues in the three months ended March 31, 2000.

    BROADBAND ACCESS

    Broadband access revenues consist of fees charged for high-speed, high-capacity access services including cable, dedicated circuits and DSL services. In 1999, our main broadband focus became DSL.

As of March 31, 2000, we serviced 21 broadband markets nationwide. As of March 31, 2000, we had approximately 45,000 broadband members. Broadband revenues were $23.5 million or 4% of our total revenues in 1999 and $9.1 million or 4% of our total revenues during the three months ended March 31, 2000.

    CONTENT, COMMERCE AND ADVERTISING

    We generate content, commerce and advertising revenues by leveraging the value of our member base and user traffic. The principal component of our strategy is our Premier Partnership Program, through which we offer and sell promotional packages that provide advertisers with access to the multiple points of contact we have with our members. The Premier Partnership Program focuses on third parties having a natural affinity to and benefit for our member base. The program generates revenues through (1) sales of banner and other online ads;
(2) fees generated through revenue sharing arrangements with online retailers who are accessed through our properties; and (3) payments for placing links from our properties to third-party content. We also sell advertising and content space on our various online properties, such as the Personal Start Page, the Mall and our online magazine eLink, and through our news magazine, bLink. Content, commerce and advertising revenues were $16.6 million or 2% of total revenues for 1999 and $9.0 million or 4% of total revenues for the three months ended March 31, 2000.

BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table provides information concerning (i) those persons known by management of EarthLink to own beneficially more than 5% of its outstanding common stock, (ii) the directors and executive officers of EarthLink, and
(iii) all directors and officers of EarthLink as a group. Except as otherwise indicated in the footnotes below, such information is provided as of May 31, 2000.

                                                               AMOUNT AND NATURE OF        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       BENEFICIAL OWNERSHIP(2)        CLASS
---------------------------------------                       -----------------------      ----------
Lee Adrean..................................................                 *(3)                *

Charles G. Betty............................................         1,186,595(4)              0.9%

Charles M. Brewer...........................................         4,665,161(5)              3.7

Sky D. Dayton...............................................         4,715,112(6)              4.0

Samuel R. DeSimone, Jr......................................                 *(7)                *

William T. Esrey............................................        48,815,103(8)             38.9

Jon M. Irwin................................................           296,548(9)                *

William S. Heys.............................................            62,381(10)               *

Linwood A. Lacy, Jr.........................................           228,125(11)               *

Campbell B. Lanier, III.....................................        10,723,134(12)               *

Len J. Lauer................................................        48,817,603(13)            38.9

Michael C. Lunsford.........................................            20,187(14)               *

Michael S. McQuary..........................................           773,663(15)               *

Veronica J. Murdock.........................................            39,791(16)               *

William H. Scott, III.......................................        10,703,134(17)             8.5

Philip W. Schiller..........................................         7,083,333(18)             5.6

Reed E. Slatkin.............................................         2,854,296(19)             2.3

Gregory J. Stromberg........................................            79,482(20)               *

                                                               AMOUNT AND NATURE OF        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       BENEFICIAL OWNERSHIP(2)        CLASS
---------------------------------------                       -----------------------      ----------
Lance Weatherby.............................................            71,398(21)               *

Brinton O. C. Young.........................................           509,042(22)               *

Sprint Corporation..........................................        48,815,103(23)            38.9

Apple Computer, Inc.........................................         7,083,333(24)             5.6

ITC Holding Company, Inc....................................        10,648,134(25)             8.5

All directors and executive officers as a group
  (20 persons)..............................................        71,530,216(26)            57.0

------------------------

   * Represents beneficial ownership of less than 1% of our common stock.

 (1) Except as otherwise indicated by any other footnote (i) the named person has sole voting and investment power with respect to all shares of common stock shown as beneficially owned, and (ii) the address of the named person is that of EarthLink.

 (2) Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares, subject to applicable community property laws. Shares of common stock subject to options or warrants exercisable within 60 days of May 31, 2000 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

 (3) The individual holds no shares or vested options to purchase shares of common stock.

 (4) Includes options to purchase 482,441 shares of common stock.

 (5) Includes options to purchase 25,155 shares of common stock.

 (6) Includes options to purchase 121,128 shares of common stock.

 (7) The individual holds no shares or vested options to purchase shares of common stock.

 (8) Includes 12,512,333 shares of common stock, 6,626,250 shares of Series A convertible preferred stock convertible into 13,252,500 shares of common stock and 23,050,270 shares of Series B convertible preferred stock convertible into 23,050,270 shares of common stock beneficially owned by Sprint. Mr. Esrey, as an affiliate of Sprint, may be deemed to beneficially own such shares. See footnote 23 below.

 (9) Includes options to purchase 149,004 shares of common stock.

 (10) Includes options to purchase 35,855 shares of common stock.

 (11) Includes options to purchase 96,900 shares of common stock.

 (12) Includes 30,000 shares of common stock and options to purchase 45,000 shares of common stock owned by Mr. Lanier, and 10,648,134 shares of common stock beneficially owned by ITC Holding Company, Inc., of which Mr. Lanier is an affiliate. Mr. Lanier may be deemed to beneficially own such shares but disclaims such beneficial ownership. See footnote 25 below.

 (13) Includes 12,512,333 shares of common stock, 6,626,250 shares of Series A convertible preferred stock convertible into 13,252,500 shares of common stock and 23,050,270 shares of Series B convertible preferred stock convertible into 23,050,270 shares of common stock beneficially owned by Sprint. Mr. Lauer, as an affiliate of Sprint, may be deemed to beneficially own such shares. Also includes 2,500 shares of common stock personally held by Mr. Lauer.

 (14) Represents options to purchase 20,187 shares of common stock.

 (15) Includes options to purchase 517,143 shares of common stock.

 (16) Represents options to purchase 39,791 shares of common stock.

 (17) Includes 10,000 shares of common stock and options to purchase 45,000 shares of common stock, and 10,648,134 shares of common stock beneficially owned by ITC Holding Company, Inc., of which Mr. Scott is an affiliate. Mr. Scott may be deemed to beneficially own such shares but disclaims such beneficial ownership. See footnote 25 below.

 (18) Includes 7,083,333 shares of Series C convertible preferred stock convertible into 7,083,333 shares of common stock beneficially owned by Apple. Mr. Schiller is an affiliate of Apple and may be deemed to beneficially own such shares, but disclaims such ownership.

 (19) Includes (i) warrants to purchase 347,225 shares of common stock and
      (ii) 39,000 shares of common stock held in trust for Mr. Slatkin's minor children.

 (20) Includes options to purchase 62,282 shares of common stock.

 (21) Includes options to purchase 38,606 shares of common stock.

 (22) Includes options to purchase 157,139 shares of common stock.

 (23) Includes 12,512,333 shares of common stock, 6,626,250 shares of Series A convertible preferred stock convertible into 13,252,500 shares of common stock and 23,050,270 shares of Series B convertible preferred stock convertible into 23,050,270 shares of common stock beneficially owned by Sprint. Mr. Esrey and Mr. Lauer, as affiliates of Sprint, may be deemed to beneficially own such shares. See footnotes 8 and 13 above.

 (24) Includes 7,083,333 shares of Series C convertible preferred stock convertible into 7,083,333 shares of common stock beneficially owned by Apple. See footnote 18 above.

 (25) Represents 10,648,134 shares of common stock. See footnotes 12 and 17 above.

 (26) Includes (i) options and warrants to purchase 2,182,856 shares of common stock, (ii) 39,000 shares of common stock owned by family members or affiliates of certain members of the group (iii) 6,626,250 shares of Series A convertible preferred stock convertible into 13,252,499 shares of common stock and 23,050,270 shares of Series B convertible preferred stock convertible into 23,050,270 shares of common stock (v) 7,083,833 shares of Series C convertible preferred stock convertible into 7,083,833 shares of common stock.

ONEMAIN

OVERVIEW

    OneMain, based in Reston, Virginia, is a leading Internet service provider primarily focused on providing Internet access and services to individuals and businesses located predominantly in smaller metropolitan markets and rural communities throughout the United States. As of March 31, 2000, OneMain had approximately 762,000 subscribers. OneMain provides a full range of dial-up, dedicated access, broadband, hosting and wireless services to our subscribers in 35 states. OneMain executed an initial public offering in March 1999.

    OneMain has one of the leading churn, or customer retention, rates in the Internet service provider industry. OneMain believes its commitment to customer satisfaction, local presence and the unique nature of its markets combine to result in this industry leading customer retention rate.

    Our corporate offices are located at 1860 Michael Faraday Drive, Suite 200, Reston, Virginia 20190 and our telephone number is (703) 375-3000.

ONEMAIN MARKET OPPORTUNITIES

    The 25 largest metropolitan areas in the United States comprise only 50% of the U.S. population, leaving approximately 135 million individuals in hundreds of smaller markets as potential subscribers. In addition, the Internet penetration rate of these smaller markets is less than that of larger metropolitan areas. As of March 31, 2000, approximately 71 million people, or approximately 26% of the U.S. population, were within OneMain's market coverage.

SERVICES

    OneMain offers services to meet the needs of both individual and business users. While dial-up access remains OneMain's primary service, comprising approximately 730,000 subscribers as of March 31, 2000, OneMain also provides DSL, cable modem and dedicated circuit access. These broadband services accounted for approximately 5,000 subscribers as of March 31, 2000. We also offer Web hosting for approximately 27,000 businesses and other organizations that utilize OneMain's servers and high-speed Internet connections.

    Through a partnership with Research In Motion, OneMain also provides wireless Internet access to its business subscribers.

GEOGRAPHIC COMMUNITIES

    OneMain is creating on-line geographic communities in each of its markets to enhance the on-line experience of its subscribers and to generate additional revenue. As of March 31, 2000, OneMain has established two geographic communities. These communities serve as a local portal offering local, customized content, community message boards and chat rooms. Internet telephony, Web-based calendars and e-commerce resources will also be added to OneMain's geographic communities.

BUSINESS SERVICES

    OneMain has created a sales and service organization dedicated to meeting the needs of small to mid-size businesses in its markets. This organization will concentrate on the sale of broadband and web-hosting services. As of March 31, 2000, business customers constituted approximately 14% of OneMain's revenue.

NETWORK AND SERVICES

    When fully integrated, OneMain's network will permit the implementation of a central, highly scalable, server architecture. OneMain has entered into contracts, and is negotiating other contracts, to establish a national network with multiple upstream Internet connectivity points, a national ATM service backbone and regional interconnectivity hubs. OneMain has also installed a redundant, scalable system architecture.

BENEFICIAL OWNERSHIP OF COMMON STOCK

    The table below shows the amount of OneMain's common stock beneficially owned, unless otherwise indicated, by our executive officers who are currently employed by OneMain, OneMain's directors, OneMain's one non-management stockholder who owns more than 5% of our common stock and our directors and executive officers as a group. Except as otherwise indicated, all information is as of May 31, 2000. OneMain's named executive officers are its Chief Executive Officer and five other current and former executive officers whose salary and bonus for services rendered in all capacities for the years ended December 31, 1998 and 1999 exceeded $100,000. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The total number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by that person that are exercisable within 60 days of May 31, 2000 but excludes shares of common stock underlying options held by any other person. Unless otherwise indicated, the address for each listed individual is OneMain.com, Inc., 1860 Michael Faraday Dr., Suite 200, Reston, Virginia 20190.

                                                               NUMBER OF SHARES    PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   OWNERSHIP
------------------------------------                          ------------------   ----------
Stephen E. Smith(1).........................................        1,493,334           5.9%

Michael D. Read(2)..........................................          150,000             *

Joseph M. Songer(3).........................................           87,109             *

M. Cristina Dolan(4)........................................          200,000             *

Allon H. Lefever(5) ........................................          234,235             *
  212 Spottswood Lane
  Lancaster, PA 17601

Thomas R. Eisenmann(2) .....................................            8,334             *
  Harvard Business School
  Baker West 188
  Soldiers Field
  Boston, MA 02163

Ella Fontanals de Cisneros(6) ..............................        1,018,334           4.1
  Calle Caribay
  Qta Los Cisnes
  Caracas, Venezuela

Jonathan J. Ledecky(7) .....................................        2,200,000           8.8
  1400 34(th) Street, N.W.
  Washington, D.C. 20007

All directors and executive officers as a group                     3,636,096          14.0
  (14 persons)(8)...........................................

------------------------

*   Represents beneficial ownership of less than 1%.

(1) Includes 133,334 shares issuable upon exercise of options that are currently exercisable.

(2) Includes shares issuable upon exercise of options that are currently exercisable.

(3) Includes 83,459 shares issuable upon exercise of options that are currently exercisable.

(4) Includes 100,000 shares issuable upon exercise of options that are currently exercisable.

(5) Includes 66,939 shares issuable upon exercise of options that are currently exercisable.

(6) Mrs. Cisneros' shares are held by SWIFT Company (B.V.I.) Limited, which is wholly owned by Mrs. Cisneros and, therefore, beneficial ownership of the shares of our common stock owned by SWIFT is attributed to her. Includes 8,334 shares issuable upon exercise of options that are currently exercisable.

(7) As reported in a Schedule 13G filed with the SEC on April 9, 1999.

(8) Includes 891,148 shares issuable upon exercise of options that are currently exercisable, 340,748 of which were granted to our seven other executive officers who are not individually named above.

MERGER SUB

    Merger Sub is a newly formed, wholly owned subsidiary of EarthLink. Merger Sub has transacted no business to date other than in connection with the merger agreement. Merger Sub is a Delaware corporation that was incorporated in June 2000 solely for the purpose of completing the merger with OneMain.

                  THE SPECIAL MEETING OF ONEMAIN STOCKHOLDERS

    This proxy statement/prospectus is furnished in connection with the solicitation of proxies from the holders of OneMain common stock by the OneMain board of directors for use at the OneMain special meeting and any adjournment or postponement thereof. This proxy statement/prospectus and accompanying proxy card are first being mailed to the stockholders of OneMain beginning on or about
              , 2000.

TIME, DATE AND PLACE

    The special meeting will be held at 10:00 a.m. local time, on         ,
    , 2000, at the Hyatt Regency Reston, 1800 Presidents Street, in Reston, Virginia.

PURPOSE OF THE SPECIAL MEETING

    At the OneMain special meeting, and any adjournment or postponement thereof, OneMain's stockholders will be asked to consider and vote upon (1) a proposal to approve the merger and the merger agreement and (2) such other matters as may properly be brought before the special meeting and any adjournment or postponement thereof.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

    OneMain's board of directors has fixed the close of business on , 2000 as the record date for OneMain's stockholders to be entitled to notice of and to vote at the special meeting.

    Only holders of record of shares of OneMain common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting. Each holder of record of OneMain common stock as of the record date is entitled to cast one vote per share on all matters submitted to OneMain's stockholders.

    At the close of business on           , 2000, there were     holders of
record of OneMain common stock and    million shares of OneMain common stock
outstanding and entitled to vote at the special meeting.

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of OneMain common stock entitled to vote is necessary to constitute a quorum at the special meeting. The affirmative vote of the holders of a majority of the outstanding shares of OneMain common stock is required to approve and adopt the merger proposal.

    As of the record date, the directors and executive officers of OneMain
beneficially own approximately       % of the outstanding OneMain common stock.
For additional information on the ownership of OneMain common stock by OneMain directors and executive officers, see "OneMain--Beneficial Ownership of Common Stock" beginning on page 31.

    Some of OneMain's stockholders, including members of its management and board of directors, who own approximately 10.5% of OneMain's outstanding common stock, have signed an agreement to vote their shares in favor of the merger. See "OneMain Agreement to Vote Stock" on page 60 for more information about the voting agreement.

PROXIES

    All shares of OneMain common stock represented by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted in accordance with the instructions indicated in those proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted "FOR" the approval of the merger proposal.

    Abstentions may be specified with respect to the merger proposal. A properly executed proxy marked "ABSTAIN" with respect to the merger proposal will be counted as present for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the special meeting with respect to the merger proposal. Because the affirmative vote of a majority of the outstanding shares of OneMain common stock is required for approval of the merger proposal, a proxy marked "ABSTAIN" with respect to the merger proposal will have the effect of a vote against the merger proposal. In addition, the failure of a stockholder of OneMain to return a proxy will have the effect of a vote against the merger proposal. Under Nasdaq rules, brokers who hold shares in "street name" for customers have the authority to vote on certain "routine" proposals when they have not received instructions from beneficial owners. Under Nasdaq rules, such brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters such as the merger proposal. Thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval and adoption of the merger proposal (I.E., "broker non-votes"). Since the affirmative votes described above are required for approval of the merger proposal, a "broker non-vote" with respect to the merger proposal will have the effect of a vote "AGAINST" the merger proposal.

    A stockholder may revoke his or her proxy at any time prior to the vote at the special meeting by delivering to the Secretary of OneMain a signed notice of revocation or a later-dated, signed proxy. A stockholder holding OneMain shares in his or her own name may change his or her vote by attending the OneMain special meeting and voting in person. A stockholder holding OneMain shares in "street name" must first obtain a broker proxy card to vote in person at the meeting. Attendance at the special meeting will not in itself constitute the revocation of a proxy. You should address any written notice of proxy revocation to: OneMain.com, Inc., 1860 Michael Faraday Dr., Suite 200, Reston, Virginia 20190, Attention: General Counsel.

    The cost of solicitation of proxies will be paid by OneMain, except that the costs related to the financial printer, printing and mailing of this proxy statement/prospectus will be paid for equally by EarthLink and OneMain. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. OneMain will, upon request, reimburse these brokerage houses and custodians for their reasonable expenses in so doing. OneMain expects to engage a firm to aid in the solicitation of proxies, and OneMain estimates that related fees will not exceed $15,000 (plus expenses). To the extent necessary to ensure sufficient representation at its special meeting, OneMain or its proxy solicitor may request the return of proxy cards by personal interview, mail, telephone, facsimile or other means of electronic transmission. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Stockholders are urged to send in their proxies without delay.

    Stockholders should not send in any stock certificates with their proxy cards. As soon as practicable after the consummation of the merger, a transmittal form will be sent to former stockholders of OneMain who hold their stock in their own name with instructions for receiving cash and EarthLink common stock. Broker-dealers who hold stock for a stockholder in "street name" will execute the conversion from OneMain common stock to cash and EarthLink common stock for that stockholder.

    As of the date of this proxy statement/prospectus, the OneMain board of directors does not know of any business to be presented at the special meeting other than the merger proposal. If any other matters should properly come before the special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies. Proxies voted "AGAINST" the merger proposal will not be used to vote for any adjournment pursuant to this authority.

AVAILABILITY OF ACCOUNTANTS

    A representative of OneMain's independent public accountants is expected to be present at the special meeting and to be available to respond to appropriate questions. Such representative will have the opportunity to make a statement at the special meeting if he or she so desires.

                      THE MERGER AND RELATED TRANSACTIONS

    The discussion in this proxy statement/prospectus of the merger and the principal terms of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as ANNEX A and is incorporated herein by reference.

THE MERGER AND MERGER CONSIDERATION

    Pursuant to the terms and conditions of the merger agreement, including approval by the stockholders of OneMain, OneMain will be merged into Merger Sub, with Merger Sub being the surviving corporation and a wholly owned subsidiary of EarthLink. In connection with the merger, each stockholder of OneMain will receive the right to convert each share of OneMain common stock into a per share price equal to a combination of (1) not less than $5.708 and not more than $6.050 in cash and (2) not less than 0.3357 and not more than 0.3559 of a share of EarthLink common stock. The amounts of cash and EarthLink stock that OneMain stockholders can receive is variable and will be based on the closing price of EarthLink stock price on the day prior to the closing of the merger. The pricing schedule attached as ANNEX B to this proxy statement/prospectus sets forth the possible amounts and combinations of cash and stock that OneMain stockholders can receive in the merger. On the day prior to the closing of the merger, EarthLink and OneMain will calculate the final per share price, the EarthLink stock portion, the cash portion and the stock ratio based on the then-existing closing stock price of the EarthLink common stock as reported from Nasdaq. If the EarthLink closing price on such date is below $5.00 per share or above $50.00 per share, the amount of the cash portion of the per share price and the stock ratio will be determined assuming the $5.00 and $50.00 closing price levels, respectively. If the closing price is other than a whole dollar amount between $5.00 and $50.00, the cash portion of the per share price and the stock ratio will be on a pro rata basis between the whole dollar amounts. Cash will be paid instead of issuing fractional shares of EarthLink common stock.

    For example, if the closing price of EarthLink common stock on the day before the merger is $17.00, for each share of OneMain common stock you own, you will receive $5.969 in cash and 0.3511 of a share of EarthLink common stock for a total value of $11.938 per share. If the closing price of EarthLink common stock on the day before the merger is $17.50, for each share of OneMain common stock you own, you will receive $5.967 in cash and 0.3510 of a share of EarthLink common stock for a total value of $12.109.

    At the effective time of the merger, each outstanding option of OneMain that has vested and has an exercise price equal to or below the merger per share purchase price will be converted into an option to acquire the number of shares of EarthLink common stock determined by multiplying an exchange ratio times the number of shares of OneMain common stock issuable under the old option. The exercise price for the options will be determined by dividing the exercise price under the old option by that exchange ratio. For these purposes, the "exchange ratio" will be fixed on the day prior to the closing of the merger, and will be calculated by dividing the final per share purchase price by the closing price of EarthLink's common stock on the day prior to the merger. Each outstanding warrant to purchase OneMain common stock will be replaced or converted into warrants to purchase EarthLink common stock.

    If the merger were completed on June 30, 2000 the former stockholders of OneMain will hold approximately 8.8 million shares of EarthLink common stock or approximately 6.6% of the outstanding shares of EarthLink common stock, assuming
(1) the outstanding OneMain options are converted into EarthLink options and not exercised prior to the closing of the merger, (2) the outstanding OneMain warrants are converted into EarthLink warrants and not exercised prior to the closing of the merger and (3) Sprint Corporation does not exercise its right to purchase additional shares of EarthLink common stock to maintain its current ownership level. In addition, approximately 1.5 million shares of EarthLink common stock will be subject to the converted OneMain options and warrants.

    The merger will become effective when a certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such other time as will be specified in the certificate of merger. The closing of the merger will occur on the date of the OneMain special meeting or as soon as practicable after the last condition in the merger agreement has been satisfied or waived, unless the parties agree otherwise. EarthLink and OneMain expect the closing to occur promptly after the special meeting if all governmental approvals have been received at that time.

BACKGROUND OF THE MERGER

    The initial contacts between EarthLink and OneMain that ultimately led to the merger agreement and the acquisition of OneMain by EarthLink occurred on January 19, 2000, when Mr. Charles M. Brewer, Chairman of EarthLink, called Mr. Stephen E. Smith, Chief Executive Officer of OneMain, on the telephone to initiate possible discussions of a business combination between the two companies. In that discussion, Mr. Brewer proposed that OneMain and EarthLink engage in preliminary discussions about a potential acquisition of OneMain by EarthLink. Mr. Smith and Mr. Brewer agreed to initiate such preliminary discussions, and they agreed to arrange an early February meeting between executive management of the companies for such purposes.

    On February 7 and February 8, 2000, Mr. Smith spoke to Donald Kauffman, Ella Cisneros, Thomas Eisenmann and Allon Lefever, each members of OneMain's Board of Directors, regarding EarthLink's interest in meeting with OneMain to discuss a possible business combination. Mr. Smith described the January 19, 2000 discussion with Mr. Brewer, and told the board members of the plans for both companies to meet on February 9, 2000.

    On February 9, 2000, Mr. Betty and Mr. Brewer met with Mr. Smith and Michael
D. Read, President of OneMain, at a hotel in Reston, Virginia to discuss the operating and business strategies and philosophies of EarthLink and OneMain. No preliminary or other agreements were reached at this meeting, and the executives agreed to continue their preliminary discussions in the future. This was the first in-person meeting between executive management of the two companies to discuss a possible business combination. On February 12 and 13, 2000, Mr. Smith and Mr. Read spoke to each member of OneMain's board of directors to update them regarding the February 9, 2000 meeting and discussions with the EarthLink executives.

    Between February 9, 2000 and early March 2000, the executive management teams of both EarthLink and OneMain held periodic and informal internal discussions regarding the possibility of a business combination between the companies. On February 9, 2000, OneMain engaged Jefferies & Co. to act as its financial advisor in OneMain's pursuit of possible business combinations and other strategic alternatives, including without limitation the potential acquisition by EarthLink.

    On March 4, 2000, Michael S. McQuary, President of EarthLink, met with
Mr. Smith, Mr. Read and other members of OneMain's senior management team at OneMain's headquarters in Reston, Virginia to discuss the business operations, management and overall strategies of the two companies. On March 5, 2000, Mr. McQuary was joined in Reston by Samuel R. DeSimone, Jr., General Counsel of EarthLink, and Bradley Ferguson, Vice President and Treasurer of EarthLink, to continue the discussions. Mr. McQuary, Mr. DeSimone and Mr. Ferguson met with Mr. Smith, Mr. Read, Marian O'Leary, Chief Financial Officer of OneMain, Cristina Dolan, Executive Vice President of OneMain, and Phillip G. Gross and Carlos A. Escaffi of OneMain. The discussions consisted principally of EarthLink's gathering of information and data regarding OneMain's business operations and corporate structure for purposes of EarthLink's review and analysis of whether it wanted to pursue further discussions regarding the acquisition of OneMain. Mr. McQuary, Mr. DeSimone and Mr. Ferguson reviewed contracts, agreements and other written materials pertaining to OneMain's business operations. No preliminary or final agreements or understandings regarding a business combination between the companies were reached at these meetings. Among other key business terms, EarthLink and OneMain could not agree on an aggregate purchase price for OneMain during these March 4 and March 5, 2000 meetings. Further discussions or meetings between EarthLink and OneMain were not scheduled for the future, although the parties did agree to maintain open lines of communication in the future.

    From March 6, 2000 through mid-April 2000, no formal discussions or meetings between EarthLink and OneMain occurred. During that period, Richard Handler of Jefferies & Co., OneMain's financial advisor, had periodic discussions with Mr. Brewer regarding the possible acquisition. Also during that period, executives from EarthLink and OneMain apprised members of their respective Boards of Directors of the status of the discussions between the companies. On March 14, 2000 and March 15, 2000, Mr. Smith and Mr. Read met in Miami, Florida with
Ms. Cisneros to discuss, together with the other OneMain board members via telephone, the potential acquisition by EarthLink and possible business combinations with other companies that OneMain management was considering. On March 24, Mr. Smith met with Ms. Cisneros to discuss OneMain's strategic options, including acquisition by EarthLink and other potential strategic business alternatives for OneMain.

    On March 27, 2000, Robert Siegel from Jefferies & Co. contacted Mr. Brewer to discuss OneMain and EarthLink's position on pursuing a business combination, but no agreement to begin discussions was made.

    In early April 2000, Mr. Brewer called Mr. Smith with a proposal to reinitiate preliminary discussions of a possible business combination between OneMain and EarthLink. After discussing the current status of OneMain and possible synergies between the companies, they agreed to begin preliminary acquisition discussions by their respective senior management.

    Mr. Siegel maintained separate communication with Mr. DeSimone and Mr. McQuary from EarthLink, and with Mr. Smith and Mr. Read from OneMain, during April and early May 2000, in an effort to facilitate communications and the exchange of information between the parties.

    On May 5, 2000, Mr. Smith and Mr. Betty spoke via telephone regarding the reinitiation of preliminary acquisition discussions, and Mr. Siegel called
Mr. DeSimone to discuss EarthLink's due diligence review of OneMain, including transmission of its written due diligence materials to EarthLink. Mr. Read and Mr. McQuary also spoke via telephone on this day regarding a potential acquisition and related issues.

    During early May 2000, EarthLink and its outside legal counsel, Hunton & Williams in Atlanta, prepared and delivered to OneMain a preliminary term sheet with the basic transaction terms and a mutual confidentiality and standstill agreement. The preliminary term sheet and the confidentiality and standstill agreement were negotiated by the parties and their respective legal counsel, and the confidentiality and standstill agreement was executed on May 24, 2000. The preliminary term sheet was negotiated and discussed by OneMain and EarthLink and their respective legal counsel until basic agreement was reached on the preliminary term sheet provisions. The preliminary term sheet was not executed, however, and on May 24, 2000, EarthLink distributed to OneMain a first draft of the definitive merger agreement, based on the terms of the preliminary term sheet.

    Throughout May 2000, EarthLink engaged in a thorough "due diligence" review and analysis of OneMain, including its operations, financial matters, employees, technology, equipment, infrastructure, intellectual property, contracts and agreements, marketing, subscriber data, organizational and corporate structure and related areas. Several representatives from EarthLink visited OneMain's headquarters in Reston, Virginia to review OneMain's computer equipment, computer systems and network facilities and its financial condition. During
May 2000, EarthLink and its legal counsel reviewed the written due diligence materials provided by OneMain to Hunton & Williams in Atlanta, and several telephone calls and conference calls were held between the parties for EarthLink's due diligence review of OneMain. On May 31, 2000, a telephonic conference call was held to discuss and review OneMain and its financial statements and projections, with participation by Mr. Siegel, Mr. DeSimone, Mr. Ferguson, Lee Adrean, Chief Financial Officer of EarthLink, and
Ms. O'Leary.

    Also throughout May 2000, executive management from EarthLink and OneMain continued executive-level discussions regarding a possible business combination between EarthLink and OneMain.

The companies discussed business, operating, financial, strategic and related matters in an effort to determine if a business combination was feasible and in the best interests of the respective companies. During that period, the executive management of EarthLink and OneMain and their respective legal counsel engaged in near-daily telephone calls, conference calls, email correspondence and in-person meetings to negotiate, draft and prepare the definitive merger agreement and related agreements and documents. The principal participants in the negotiations included Mr. Betty, Mr. DeSimone, Mr. McQuary and Mr. Adrean for EarthLink, and Mr. Smith, Mr. Read, Kevin S. Lapidus, General Counsel of OneMain, and Ms. O'Leary for OneMain, together with Hunton & Williams as legal counsel for EarthLink and Donaldson, Lufkin & Jenrette Securities Corporation as financial advisor for EarthLink, and Hogan & Hartson L.L.P. as legal counsel for OneMain and Jefferies & Co. as financial advisor for OneMain.

    Important conference calls between the parties were held on May 23, 2000 and May 25, 2000. On May 23, 2000, Mr. Betty, Mr. DeSimone and Mr. Adrean from EarthLink discussed terms and open issues in the acquisition negotiations with Mr. Smith and Hovey Kemp from Hogan & Hartson L.L.P. On May 25, 2000, another conference call between Mr. Betty, Mr. McQuary and Mr. DeSimone of EarthLink and Mr. Smith and Mr. Lapidus of OneMain was held to further clarify, discuss and negotiate open issues in the acquisition negotiations.

    On May 31, 2000, EarthLink's Board of Directors met via telephonic conference call to discuss and deliberate the proposed acquisition of OneMain. At that meeting, members of executive management made presentations to the Board as to the terms and status of the proposed acquisition of OneMain. Donaldson, Lufkin & Jenrette, EarthLink's financial advisor, also presented information as to the financial and other analyses it provided with respect to OneMain. This Board of Directors meeting was for informational purposes only, and a vote on the proposed acquisition of OneMain was not taken.

    Important meetings between the parties were held on June 1, 2000 in Atlanta at Hunton & Williams' offices to negotiate remaining open issues in the merger agreement and other related matters. Representatives from both parties' executive management, legal counsel and financial advisors were present.

    On June 5, 2000, the OneMain Board of Directors met via telephonic conference call to discuss the proposed transaction. Mr. Smith explained the financial details of the proposed transaction, employment opportunities for OneMain employees and reviewed other potential acquirors of OneMain. Mr. Kemp and Mr. Lapidus also updated the Board of Directors on the structure and legal issues involved in the proposed acquisition. This Board of Directors meeting was for informational purposes only, and a vote on the proposed merger with EarthLink was not taken.

    On June 7, 2000, the EarthLink Board of Directors met via telephonic conference call to deliberate and make a final decision on whether to approve or reject the acquisition of OneMain. After full consideration and discussion of the structure, terms and conditions of the proposed transaction, including a presentation by Donaldson, Lufkin & Jenrette Securities Corporation as to the financial and related analyses it provided to EarthLink's Board of Directors, the EarthLink Board of Directors approved the proposed transaction and the merger agreement, and authorized the executive management of EarthLink to proceed with the acquisition of OneMain.

    On June 7, 2000, the OneMain Board of Directors met via telephonic conference call to deliberate and make a final decision on whether to approve or reject the proposed acquisition by EarthLink. After full consideration and discussion of the structure, terms and conditions of the proposed transaction, including a presentation by Jefferies & Co. as to the financial and related analyses it provided to OneMain's Board of Directors and by Hogan & Hartson L.L.P. as to the fiduciary obligations of the members of the Board of Directors, the OneMain Board of Directors approved the proposed transaction and the merger agreement, and authorized the executive management of OneMain to proceed with the transaction.

    The merger agreement and all related agreements and documents were finalized and executed by both parties on June 7, 2000, and the acquisition of OneMain by EarthLink was announced on June 8, 2000 by a joint press release sent to the major business wire and media agencies.

ONEMAIN'S REASONS FOR THE MERGER

    The OneMain board of directors believes that the terms of the merger are advisable and in the best interests of OneMain and its stockholders, and has unanimously approved the merger and the merger agreement and recommends the approval and adoption of the merger by OneMain's stockholders.

    The OneMain board of directors views the merger as a means of achieving the long-term strategic and financial goals of OneMain while at the same time offering OneMain stockholders the ability to own equity in the second largest provider of Internet services in the United States which has a larger analyst and investor following than OneMain. The OneMain board of directors also believes the merger provides an opportunity to expand into new markets in the Internet services provider business, as well as provide access to capital to finance OneMain's growth and integration.

    In reaching its conclusion to approve the merger, the OneMain board of directors also considered the following factors:

    - The significant advantages that the board of directors believed would accrue to the first company that can aggregate significant subscriber accounts and establish itself as the clear alternative to America On Line in the Internet access market;

    - The anticipated ability of the combined corporation to share resources and capitalize on synergies that will increase its ability to attract and retain subscribers and compete effectively at the top tier of the industry more quickly than OneMain could do on its own;

    - The anticipated ability of the combined corporation to realize several benefits from the increased size of its operations, including

       - strengthening its negotiating position with vendors, network providers and content providers,

       - becoming a leading Internet service provider portal site on the Internet;

       - providing greater opportunities to develop alternative revenue streams; and

       - providing additional business and marketing opportunities to the combined corporation that might not otherwise be available to the two companies on an individual basis;

    - EarthLink's and OneMain's prior experiences in business combination transactions and OneMain's and EarthLink's respective abilities to successfully integrate different companies;

    - The potential for significant opportunities for cost savings, revenue growth, technological development and other benefits;

    - The anticipated ability of the combined corporation to obtain brand efficiency in sales and marketing by utilizing the combined resources of OneMain and EarthLink to promote one national brand instead of two;

    - EarthLink's stronger brand recognition in the consumer Internet access market;

    - The strategic alternatives available to OneMain, including potential business combinations with other entities, the strong strategic fit between OneMain and EarthLink and the potential for significant near-term and long-term synergies expected to result from the merger;

    - EarthLink's significant cash position on its balance sheet and ability to finance OneMain's growth and integration requirements;

    - The potential increase in ability of the combined corporation to access additional capital resources to finance growth and integrate existing operations;

    - Information concerning the business, assets, liabilities, capital structure, financial performance and condition and prospects of OneMain and EarthLink;

    - The likely valuation premium of EarthLink's common stock as a result of its size and prestige;

    - Historical and forecasted financial information relating to OneMain and EarthLink, and the results of information exchanges with EarthLink;

    - The views of OneMain's management regarding the proposed merger and the anticipated economic and operational benefits;

    - The consistency of the strategies that OneMain and EarthLink are pursuing;

    - The anticipated impact of the merger on the combined corporation's ability to maintain and enhance its reputation for delivering high quality services to customers;

    - The impact that the merger would be expected to have on the combined corporation's balance sheet, earnings and cash flow;

    - The proposed merger consideration and the current and historical market prices for OneMain's and EarthLink's common stock;

    - The financial presentation and opinion of Jefferies & Co.;

    - The composition and strength of the proposed management of the combined corporation and the composition of the proposed board of directors of the combined corporation when the merger is completed;

    - The fact that regulatory issues are unlikely to arise which could delay or jeopardize the transaction;

    - The increased brand name recognition of EarthLink and its expected ability to attract new subscribers;

    - The terms and structure of the proposed transaction and the merger agreement, including the ratio for the exchange of shares, the cash to be paid, and the size of the termination fee and the circumstances under which it would be payable; and

    - The fact that the merger agreement would, subject to certain limitations, permit the OneMain to terminate the merger agreement, upon payment of a termination fee to EarthLink, if the OneMain board of directors withdraws its recommendation for approval of the merger agreement to the stockholders pursuant to its terms.

    The OneMain board of directors also considered certain countervailing factors in its deliberations concerning the merger, including:

    - the potential disruption of OneMain's business that might result from the announcement of the merger;

    - the risk that some key employees of OneMain would depart or be terminated;

    - the possible difficulties of integrating the operations, management and corporate cultures of OneMain and EarthLink; and

    - the risk that the merger would not be consummated.

    The OneMain board of directors did not believe that the negative factors were sufficient, individually or in the aggregate, to outweigh the potential advantages of the merger.

    In determining that the merger was in the best interest of OneMain's stockholders, the OneMain board of directors considered the factors above as a whole and did not assign specific or relative weights to such factors. The OneMain board of directors believes that the merger is an opportunity for OneMain's stockholders to participate in a combined enterprise that has potentially greater business and financial resources than OneMain would have absent the merger and to receive, on a tax-deferred basis, a premium for their OneMain common stock based on recent market prices.

RECOMMENDATION OF ONEMAIN'S BOARD OF DIRECTORS

    For the reasons discussed under "Background of the Merger" on page 36 and "OneMain's Reasons for the Merger" on page 39, the OneMain board of directors believes that the merger is advisable and in the best interests of OneMain and the holders of OneMain common stock. THE ONEMAIN BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND RECOMMENDS THAT THE HOLDERS OF ONEMAIN COMMON STOCK VOTE "FOR" ADOPTION AND APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO ONEMAIN

    The board of directors of OneMain retained Jefferies & Company, Inc. to render an opinion to the board of directors as to the fairness, from a financial point of view, of the consideration to be paid to the holders of OneMain common stock in the merger. The board of directors retained Jefferies & Co. based on Jefferies & Co.'s experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as Jefferies & Co.'s investment banking relationship and familiarity with OneMain.

    On June 7, 2000, at a meeting of the board of directors of OneMain held to evaluate the proposed transaction with EarthLink, Jefferies & Co. delivered its oral opinion to the board of directors, which was subsequently confirmed in writing to the board of directors in a letter dated June 7, 2000, that, as of June 7, 2000 and based on the assumptions made, the procedures followed, the matters considered and the limitations on the scope of review undertaken described in the opinion, the consideration to be received in the merger by the holders of OneMain common stock was fair, from a financial point of view, to such holders. In rendering its opinion, Jefferies & Co. assumed that the consideration to be paid in the merger was $12.26 per share of OneMain Common Stock, consisting of approximately $5.96 in cash and approximately $6.29 in shares of EarthLink common stock (the "Proposed Merger Consideration"), based on the $17.9375 closing price of EarthLink common stock on June 7, 2000, the last full trading day prior to announcement of the merger. The form and amount of the consideration was determined through negotiations between EarthLink and OneMain, and Jefferies & Co. did not recommend to OneMain that any specific consideration was appropriate for the transaction.

    The full text of Jefferies & Co.'s opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Jefferies & Co., is attached as ANNEX C to this proxy statement and is incorporated herein by reference. Jefferies & Co.'s opinion is directed to the OneMain board of directors, and addresses only the fairness, from a financial point of view, of the consideration to be received by the holders of OneMain common stock. Jefferies & Co. provided the opinion to inform and assist the OneMain board of directors in connection with its consideration of the merger. Jefferies & Co.'s opinion does not constitute a recommendation to any OneMain stockholder as to how such stockholder should vote, or take any other action, with respect to the proposed merger. Jefferies & Co.'s opinion does not address the relative merits of the proposed transaction or any other transactions or business strategies discussed by the OneMain board as alternatives to the proposed transaction, or the underlying business decision of the OneMain board to proceed with the transaction. The summary of Jefferies & Co.'s opinion set forth below is qualified in its entirety by reference to the full text of its opinion. Stockholders are urged to read the opinion carefully and in its entirety.

    In the course of performing its review and analyses for rendering its opinion, Jefferies & Co., among other things:

    - reviewed a draft of the Merger Agreement dated June 7, 2000, including any schedules and exhibits thereto which were provided by OneMain;

    - reviewed certain financial and other information that was publicly available or furnished to Jefferies & Co. by OneMain, including the financial terms of the transaction, certain internal financial analyses, projections, budgets, reports and other information prepared by OneMain's management and certain projections and other information prepared by the management of EarthLink;

    - held discussions with various members of senior management of OneMain and EarthLink concerning their respective historical and current operations, financial condition and prospects, as well as the strategic and operating benefits anticipated from the business combination;

    - reviewed the reported price and trading activities of OneMain's and EarthLink's common stock;

    - compared certain financial and stock market information for OneMain with similar information for other publicly-traded companies that Jefferies & Co. considered relevant;

    - reviewed, to the extent publicly available, the financial terms of certain other business combinations that Jefferies & Co. considered relevant; and

    - conducted such other reviews, analyses and inquiries and considered such other financial, economic and market criteria as Jefferies & Co. considered appropriate in rendering its opinion.

    No limitations were imposed by the OneMain board of directors on Jefferies & Co. with respect to the investigations made or procedures followed by it in rendering its opinion. Jefferies & Co. relied as to all legal matters relevant to rendering its opinion on the advice of counsel.

    In its review and analysis, and in arriving at its opinion, Jefferies & Co. assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it including, without limitation, information furnished to it orally or otherwise discussed with it by OneMain's management, as well as publicly available information. Jefferies & Co. neither attempted to verify, nor assumed responsibility for verifying, any of such information. Jefferies & Co. relied upon the assurances of OneMain management that they were not aware of any facts that would make such information inaccurate or misleading. Furthermore, Jefferies & Co. did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities, contingent or otherwise, of OneMain, nor was Jefferies & Co. furnished with any such evaluation or appraisal. In addition, Jefferies & Co. assumed that the merger will be consummated upon the terms set forth in the merger agreement without material alteration thereof.

    With respect to the financial forecasts and projections and the assumptions and bases therefor that Jefferies & Co. reviewed, Jefferies & Co. assumed, upon the advice of OneMain's management, that such forecasts and projections:

    - had been reasonably prepared in good faith on the basis of reasonable assumptions;

    - reflected the best available estimates and judgments as to the future financial condition and performance of OneMain; and

    - will be realized in the amounts and in the time periods estimated.

    Jefferies & Co.'s opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to Jefferies & Co. as of the date of Jefferies & Co.'s opinion. It should be understood that subsequent developments may affect the conclusion expressed in Jefferies & Co.'s opinion and that Jefferies & Co. disclaims any undertaking or obligation to advise any person of any change in any matter affecting the opinion which may come or be brought to its attention after the date of the opinion. Jefferies & Co.'s opinion is limited to the fairness, from a financial point of view and as of the date thereof, of the Proposed Merger Consideration to the holders of OneMain common stock.

    The following is a summary of the material financial analyses performed by Jefferies & Co. in connection with rendering its opinion. The summary of the financial analyses is not a complete description of all of the analyses performed by Jefferies & Co. Some of the information in this section is presented in a tabular form. In order to better understand the financial analyses performed by Jefferies & Co., these tables must be read together with the text of each summary. Considering the data set forth in the tables without considering the narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Jefferies & Co.'s opinion is based upon the totality of the various analyses performed by Jefferies & Co. and no particular portion of the analyses has any merit standing alone.

    IMPLIED PREMIUMS ANALYSIS. Jefferies & Co. examined the trading history of OneMain common stock and compared the premium implied in the Proposed Merger Consideration offered by EarthLink to the OneMain price per share and to the average premium paid in comparable public transactions during the past two years. The results of such analysis are included in the table below.

                                                                  PERIOD PRIOR TO JUNE 8,
                                                                2000 ANNOUNCEMENT OF MERGER
                                                              --------------------------------
                                                              ONE DAY    ONE WEEK   FOUR WEEKS
                                                              --------   --------   ----------
OneMain price per share during period.......................   $8.00      $7.81       $4.88
                                                               -----      -----       -----
Purchase premium--OneMain...................................    53.2%      56.9%      151.5%
Average premium paid in comparable public transactions(1)...    19.3%      25.3%       36.0%

------------------------

(1) Average of 68 transactions under $1 billion in similar sectors over the past two years.

    In addition to analyzing the premium paid relative to other acquisitions, Jefferies & Co. reviewed the premium paid relative to the trading history of OneMain shares as outlined in the table below.

PERIOD PRIOR TO JUNE 8, 2000 ANNOUNCEMENT OF MERGER            PRICE     PREMIUM
---------------------------------------------------           --------   --------
30-day average..............................................   $6.50        88.7 %
60-day average..............................................    6.71        82.7 %
90 day average..............................................    9.73        26.0 %
52 week high................................................   34.00       (63.9)%
52 week low.................................................    4.50       172.4 %

    COMPARABLE COMPANIES ANALYSIS. Using publicly available information, Jefferies & Co. analyzed and compared, among other things, the trading multiples of OneMain to the corresponding trading multiples of selected publicly-traded companies that Jefferies & Co. believed were generally comparable to OneMain. These comparable companies are set forth in the table below.

                    COMPARABLE PUBLICLY-TRADED COMPANIES
----------------------------------------------------------------------------
                         INTERNET SERVICE PROVIDERS
----------------------------------------------------------------------------
America Online [AOL]                   NetZero [NZRO]
FlashNet Communications [FLAS]         Prodigy Communications [PRGY]
Internet America [GEEK]                RMI.net [RMII]
Juno Online Services [JWEB]            Voyager. net [VOYN]

    The purpose of the comparable company analysis was to establish that the acquisition multiple being considered for OneMain was in the range of the comparable publicly-traded companies. This was accomplished by deriving a range of multiples determined by dividing the total enterprise value of these companies by their operating results. Multiples compared by Jefferies & Co. consisted of total enterprise value ("TEV") to:

    - Estimated 2000 revenues ("2000E Revenue"),

    - Last Quarter Revenues annualized ("LQA Revenue"), and

    - Total subscribers ("Subs").

    All multiples were based on closing stock prices as of June 7, 2000. Results of Jefferies & Co.'s analysis are summarized as follows:

                                                                   COMPARABLE COMPANY MULTIPLES
                                                                      TOTAL ENTEPRISE VALUE/
                                                              --------------------------------------
                                                                LQA           2000E          TOTAL
                                                              REVENUE        REVENUE          SUBS
                                                              --------       --------       --------
  High(1)(3)................................................    3.9x           2.9x           $867
  Low(2)(3).................................................    1.5x           2.1x            269
  Peer Median(3)............................................    2.8x           2.5x            359
  OneMain Acquisition Multiple..............................    2.1x           1.9x            437

------------------------

(1) Excludes highest value.

(2) Excludes lowest value.

(3) Excludes America Online and NetZero.

    Jefferies & Co. noted that no company compared in the comparable companies analysis is identical to OneMain. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the comparable companies to which they are being compared.

    COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, Jefferies & Co. analyzed the consideration offered and the implied transaction value multiples paid or proposed to be paid in acquisition and asset sale transactions that were announced in the past two years in the Internet service provider industry that Jefferies & Co. deemed generally comparable to the merger. These transactions are set forth in the table below:

                                                                          ANNOUNCEMENT
              TARGET                              ACQUIROR                    DATE
              ------                 -----------------------------------  ------------
            Voyager.net                           CoreComm                  3/12/00
      FlashNet Communications              Prodigy Communications           11/5/99
      MindSpring Enterprises                  EarthLink Network             9/22/99
   Internet Technology Group plc           Concentric Network Corp           9/1/99
      NetCom On-Line Services              MindSpring Enterprises           2/27/99
              SpryNet                      MindSpring Enterprises           9/10/98

    The purpose of the comparable transaction analysis was to establish that the acquisition multiple being considered for OneMain was in the range of the comparable public acquisition multiples. This was accomplished by dividing the aggregate consideration paid in the selected comparable transactions by the projected operating results and number of then current subscribers of the acquired companies.

    Multiples compared by Jefferies & Co. included the total enterprise value in such transactions as a multiple of total subscribers, as well as projected revenues for the next two years. All multiples for the comparable transactions were based on public information available at the time of the announcement of such transactions. Based on this information and other publicly available information, the following table illustrates the implied OneMain acquisition multiples compared to multiples that Jefferies & Co. derived from the comparable transactions.

                                                 COMPARABLE TRANSACTION MULTIPLES
                                                     TOTAL ENTERPRISE VALUE/
                                          ----------------------------------------------
                                           TOTAL     PROJECTED YEAR 1   PROJECTED YEAR 2
                                            SUBS         REVENUE            REVENUE
                                          --------   ----------------   ----------------
High....................................   $1,505          6.0x               4.1x
Low.....................................      178          1.3x               0.8x
Median..................................      593          2.5x               1.1x
Mean....................................      672          3.1x               2.0x
OneMain Acquisition Multiple............      437          1.9x               1.5x

    Jefferies & Co. noted that no company or transaction compared in the comparable transaction analysis is identical to OneMain or the proposed transaction. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the comparable transactions to which they are being compared.

    DISCOUNTED CASH FLOW ANALYSIS. Jefferies & Co. performed a discounted cash flow analysis of the after-tax free cash flows of OneMain using management's projections for the years ended December 31, 2000 to 2004. The purpose of the discounted cash flow analysis was to establish a range for the potential equity value of OneMain by determining a range for the net present value of OneMain's projected future cash flows. Jefferies & Co. first discounted the projected, after tax free cash flows through December 31, 2004 using discount rates ranging from 20.0% to 30.0%, which discount rates were based upon OneMain's weighted average cost of capital as measured by Jefferies & Co., back to March 31, 2000. OneMain's after-tax free cash-flows were calculated as the after-tax operating earnings of OneMain adjusted to add back non-cash expenses and deduct uses of cash not reflected in the income statement. Jefferies & Co. then added to the present value of the free cash flows the terminal value of OneMain at December 31, 2004, discounted back at the same discount rate to represent a present value. The terminal value of the projected free cash flows (for projected free cash flows beyond December 31, 2004) was determined by multiplying the EBITDA (earnings before interest, taxes, depreciation and amortization) in the fiscal year ending December 31, 2004 by an EBITDA multiple ranging from 8.0x to 12.0x to reach a total enterprise value. The following table summarizes the resulting implied OneMain equity values per share which can be compared to the Proposed Merger Consideration:

                                                        EBITDA MULTIPLE
                                      ----------------------------------------------------
DISCOUNT RATE                           8.0X       9.0X      10.0X      11.0X      12.0X
-------------                         --------   --------   --------   --------   --------
20.0%...............................   $12.53     $13.88     $15.23     $16.58     $17.93
22.5%...............................    11.30      12.52      13.75      14.97      16.19
25.0%...............................    10.21      11.32      12.42      13.53      14.64
27.5%...............................     9.23      10.24      11.24      12.25      13.26
30.0%...............................     8.35       9.27      10.19      11.11      12.03

    While the foregoing summary describes certain analyses and factors that Jefferies & Co. deemed material in its presentation to the board of directors, it is not a comprehensive description of all analyses and factors considered by Jefferies & Co. The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Jefferies & Co. believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying Jefferies & Co.'s opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Jefferies & Co.. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions reached by Jefferies & Co. are based on all analyses and factors taken as a whole and also on application of Jefferies & Co. own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. Jefferies & Co. therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Jefferies & Co. considered general economic, market and financial conditions and other matters, many of which are beyond the control of OneMain. The analyses performed by Jefferies & Co. are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion is being expressed as to the prices at which shares of OneMain common stock or EarthLink common stock may be traded at any future time. As described above, Jefferies & Co.'s opinion to the OneMain board of directors was one of many factors taken in to consideration by the OneMain board of directors in making its determination to approve the merger agreement and should not be considered as determinative of such decision.

    The engagement letter between Jefferies & Co. and OneMain provides that, for its services, Jefferies & Co. is entitled to receive a fee of $350,000 for rendering a fairness opinion, all of which was immediately due upon delivery of the opinion, and will be credited against any financial advisory fee. In addition, Jefferies & Co. is entitled to receive a financial advisory fee upon closing of the transaction equal to 1.0% of the transaction value. OneMain has also agreed to reimburse Jefferies & Co. for certain out-of-pocket expenses, including legal fees, and to indemnify and hold harmless Jefferies & Co. and its affiliates and any director, employee or agent of Jefferies & Co. or any of its affiliates, or any person controlling Jefferies & Co. or its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Jefferies & Co. as financial advisor to OneMain. The terms of the fee arrangement with Jefferies & Co., which OneMain and Jefferies & Co. believe are customary in transactions of this nature, were negotiated at arm's length between the board of directors and Jefferies & Co., and the OneMain board was aware of such fee arrangements. Jefferies & Co. maintains a market in the shares of OneMain common stock.

    Jefferies & Co. is a nationally recognized investment banking firm. As part of its investment banking business, Jefferies & Co. is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. In the ordinary course of its business, Jefferies & Co. may trade in OneMain's securities and securities for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in OneMain's securities. Jefferies & Co. was previously retained by OneMain to assist in raising high-yield financing. In 1998 and 1999 Jefferies & Co. provided investment banking services to MindSpring
Enterprises, Inc., which merged with EarthLink Network, Inc. in February 2000 to form EarthLink, and received customary fees for rendering such services. In December 1998, Jefferies & Co. was retained by MindSpring as a co-manager for a common stock offering. Additionally, in April 1999, Jefferies & Co. was retained by MindSpring as a co-manager for a convertible subordinated notes offering and a common stock offering.

EARTHLINK'S REASONS FOR THE MERGER

    The EarthLink board of directors believes that the terms of the merger are in the best interests of EarthLink and its stockholders, and has unanimously approved the merger and the merger agreement.

    The EarthLink board of directors views the merger as a means of achieving the long-term strategic and financial goals of EarthLink. In reaching its conclusion to approve the merger, the EarthLink board of directors also considered the following factors:

    - information concerning the financial performance and condition, business operations and prospects of OneMain, and OneMain's projected future performance and prospects on a combined basis with EarthLink;

    - current industry, economic and market conditions, which have encouraged business combinations and other strategic alliances in the industry;

    - the structure of the transaction and terms of the merger agreement and the merger consideration, which were the result of arm's-length negotiations between EarthLink and OneMain;

    - OneMain's strength in and penetration of rural communities where EarthLink has minimal market presence;

    - the financial analyses of Donaldson, Lufkin & Jenrette Securities Corporation;

    - the fact that the merger would provide holders of OneMain common stock with the opportunity to receive a significant premium over current market prices for OneMain common stock;

    - the terms of the merger agreement permit the OneMain board of directors, in the exercise of its fiduciary duties, and EarthLink (each subject to certain conditions), to terminate the merger agreement if the OneMain board of directors receives and/or accepts a third party takeover proposal. In that regard, the EarthLink board of directors noted that if the merger agreement is so terminated, OneMain will be obligated to pay EarthLink a $9 million termination fee together with reimbursement for expenses. See Material Terms of the Merger Agreement--Certain Covenants--No Solicitation" on page 55 and "--Termination of the Merger Agreement--Termination Fees Payable by OneMain"on page 60;

    - the historical performance and reputation of OneMain; and

    - the likelihood that the merger would be consummated.

    In determining that the merger was in the best interest of EarthLink's stockholders, the EarthLink board of directors considered the factors above as a whole and did not assign specific or relative weights to such factors.

EARTHLINK'S BOARD OF DIRECTORS

    For the reasons set forth under "Background of the Merger" on page 36, and "EarthLink's Reasons for the Merger" on page 46, the EarthLink board of directors believes that the merger is advisable and in the best interests of EarthLink and the holders of EarthLink common stock. The EarthLink board of directors has unanimously approved the merger and the merger agreement.

INTERESTS OF ONEMAIN OFFICERS AND DIRECTORS IN THE MERGER

    In considering the recommendation of the OneMain board of directors with respect to the merger, OneMain's stockholders should be aware that four directors and executive officers of OneMain have interests in respect of the merger in addition to your interests as stockholders of OneMain common stock.

    When the merger of EarthLink and OneMain is consummated, each outstanding option that has vested and has an exercise price equal to or below the per share merger purchase price, including options held by directors and officers, will be converted into an option to purchase shares of EarthLink common stock. As of June 30, 2000, the directors and executive officers of OneMain held options to purchase 2,801,628 shares of OneMain common stock.

    OneMain's board of directors adopted a 1999 Stock Option and Incentive Plan and a 1999 Plan under which the vesting of stock options held by OneMain's directors and employees accelerate upon a change of control of OneMain. Generally, a change of control includes a merger or reorganization of OneMain with one or more other entities in which OneMain is not the surviving entity, or upon a sale of substantially all of the assets of OneMain to another entity, or upon any transaction that results in any person or entity (or person or entities acting as a group or otherwise in concert), owning fifty percent (50%) or more of the combined voting power of all classes of securities of OneMain. The merger would constitute a change of control for purposes of the vesting plans. As a result, options to purchase 1,888,547 shares of OneMain common stock that are held by OneMain directors and officers will accelerate and become fully exercisable upon the occurrence of the merger.

    The OneMain board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material U.S. Federal income tax consequences of the merger which are generally applicable to holders of OneMain common stock under the Internal Revenue Code of 1986, as amended (the "Code"). Tax consequences that are different from or in addition to those described herein may apply to OneMain stockholders who are subject to special treatment under the U.S. federal income tax laws, such as non-U.S. persons, tax-exempt organizations, financial institutions, insurance companies, broker-dealers, OneMain stockholders who hold their OneMain common stock as part of a hedge, straddle, wash sale, synthetic security, conversion transaction, or other integrated investment comprised of OneMain common stock and one or more other investments, and persons who acquired their shares in compensatory transactions. The discussion does not address non-U.S. or state or local tax considerations.

    THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO YOU. YOU SHOULD CONSULT A TAX ADVISER REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER IN LIGHT OF YOUR OWN SITUATION.

    EarthLink and OneMain intend that the merger will qualify as a reorganization under Section 368(a) of the Code. However, it is not a condition to the closing of the merger that the merger qualify as a tax-free reorganization under Section 368(a) of the Code.

    If the merger qualifies as a reorganization under Section 386(a) of the Code, the U.S. Federal income tax consequences will include the following:

    - No gain or loss will be recognized by EarthLink or OneMain as a result of the merger;

    - You will recognize any gain you realize up to the amount of cash received, excluding cash paid instead of a fractional share, but will not recognize any loss on the exchange of your OneMain stock for EarthLink stock and cash. The amount of gain or loss you realize will be the difference between your tax basis for your OneMain stock and the sum of the fair market value, on the merger date, of the EarthLink stock you receive and the cash you receive. The amount of gain recognized generally will be a capital gain if you hold your OneMain stock as a capital asset at the time of the merger;

    - Your aggregate tax basis for the shares of EarthLink stock, including any fractional share interest, received for your OneMain stock will be the same as your aggregate tax basis for your OneMain stock, plus the amount of gain you recognize minus the amount of cash you receive, excluding cash paid instead of a fractional share;

    - Your holding period for shares of EarthLink stock, including any fractional share interest, received for your OneMain stock will include your holding period for the OneMain stock exchanged for the EarthLink stock, if you hold your OneMain stock as a capital asset at the time of the merger; and

    - If you receive cash instead of a fractional share, you will recognize gain or loss equal to the difference between the amount of cash received and your tax basis allocable to the fractional share. This gain or loss generally will be a capital gain or loss if you hold your OneMain stock as a capital asset at the time of the merger.

    If the merger does not qualify as a reorganization under Section 368(a) of the Code, you will recognize gain or loss in an amount equal to the difference between your basis in your OneMain shares and the sum of the fair market value, as of the merger date, of the EarthLink common stock you receive in exchange plus the cash portion of the merger consideration. In that event, your basis in the EarthLink common stock will be equal to its fair market value as of the merger date, and the holding period for the stock will begin on the day after the merger date. In addition, OneMain would be treated as if it sold all of its assets for their fair market value (which would be based on the amount of merger consideration provided by EarthLink in the merger), and OneMain would realize taxable income equal to the excess of the deemed sales price for the assets over OneMain's tax basis for the assets. This taxable income would not produce cash flow to OneMain but could produce a substantial tax liability.

    Unless you comply with certain reporting and/or certification procedures or are an exempt recipient under applicable provision of the Internal Revenue Code and Treasury regulations, consideration paid in exchange for your OneMain common shares in the merger may be subject to "backup withholding" at a rate of 31 percent for federal income tax purposes. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against the holder's federal income tax liability, provided the required information is furnished to the IRS.

ACCOUNTING TREATMENT

    EarthLink and OneMain intend to account for the merger as a purchase by Earthlink of OneMain, and not a pooling-of-interests.

GOVERNMENTAL AND REGULATORY MATTERS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, the merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and specified waiting period requirements have been satisfied. EarthLink and OneMain filed the required notification and report forms under the Hart-Scott-Rodino Act with the Federal Trade Commission, and the Antitrust Division on June 27, 2000.

    Each state in which EarthLink or OneMain has operations also may review the merger under state antitrust laws.

    At any time before the effective time of the merger, the Justice Department, the Federal Trade Commission, the Antitrust Division, a state or non-U.S. governmental authority or a private person or an entity could seek under the antitrust laws, among other things, to enjoin the merger or to cause

EarthLink to divest itself, in whole or in part, of businesses conducted by OneMain or of other businesses conducted by EarthLink. There can be no assurance that a challenge to the merger will not be made, or that, if such a challenge is made, EarthLink and OneMain will prevail. The obligations of EarthLink and OneMain to consummate the merger are subject to the condition that there be no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger. Each party has agreed to use reasonable efforts to have any such injunction, order, restraint or prohibition vacated.

    EarthLink and OneMain believe that they will obtain all required regulatory approvals prior to the OneMain special meeting. However, it is not certain that all such approvals will be received by such time, or at all, and governmental authorities may impose unfavorable conditions for granting the required approvals.

APPRAISAL RIGHTS

    OneMain is a Delaware corporation, and as a result of the terms of the merger agreement and under the Delaware General Corporation Law, OneMain stockholders shall have rights of appraisal with respect to their OneMain common stock.

    Delaware law entitles the holders of record of shares of OneMain common stock who follow the procedures specified in Section 262 of the Delaware law to have their shares appraised by the Delaware Court of Chancery and to receive the "fair value" of such shares as of the effective time of the merger as determined by the court instead of the merger consideration. In order to exercise such rights, a stockholder must demand and perfect the rights in accordance with
Section 262. The following is a summary of Section 262 and is qualified in its entirety by reference to Section 262, a copy of which is attached as ANNEX D to this proxy statement/prospectus. Stockholders should carefully review Section 262 as well as information discussed below to determine their rights to appraisal.

    If a stockholder of OneMain elects to exercise the right to an appraisal under Section 262, that stockholder must do all of the following:

    (1) file with OneMain at its main office in Reston, Virginia, a written demand for appraisal of shares of OneMain common stock held, which demand must identify the stockholder and expressly request an appraisal, before the vote is taken on the merger agreement at the special meeting (this written demand for appraisal must be in addition to and separate from any proxy or vote against the merger agreement; neither voting against, abstaining from voting nor failing to vote on the merger agreement will constitute a demand for appraisal within the meaning of Section 262);

    (2) not vote in favor of the merger agreement (a failure to vote or abstaining from voting will satisfy this requirement, but a vote in favor of the merger agreement, by proxy or in person, or the return of a signed proxy that does not specify a vote against approval and adoption of the merger agreement, will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal); and

    (3) continuously hold such shares through the effective time of the merger.

    All written demands for appraisal should be addressed to: OneMain.com, Inc., 1860 Michael Faraday Drive, Suite 200, Reston, Virginia 20190, Attention:
General Counsel, before the vote is taken on the merger agreement at the special meeting, and should be executed by, or on behalf of, the holder of record. Such demand must reasonably inform OneMain of the identify of the stockholder and that the stockholder is thereby demanding appraisal of his or her shares of OneMain common stock.

    Within 10 days after the effective time of the merger, the surviving corporation of the merger will give written notice to each stockholder of OneMain who has satisfied the requirements of Section 262 and has not voted for the proposal to approve and adopt the merger agreement and the transactions contemplated thereby (a "Dissenting Stockholder"). Within 120 days after the effective time, the surviving corporation or any Dissenting Stockholder may file a petition in the court demanding a determination of the fair value of the shares of OneMain common stock that are held by all Dissenting Stockholders. Any Dissenting Stockholder desiring to file this petition is advised to file the petition on a timely basis unless the Dissenting Stockholder receives notice that a petition has already been filed by the surviving corporation or another Dissenting Stockholder.

    If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of OneMain common stock held by Dissenting Stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining such fair value, the court shall take into account all relevant factors. The court may determine such fair value to be more than, less than or equal to the consideration that the Dissenting Stockholder would otherwise be entitled to receive pursuant to the merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal shall cease. The costs of the appraisal proceeding shall be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the shares of OneMain common stock of stockholders entitled to such interest. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of OneMain common stock entitled to appraisal.

    From and after the effective time of the merger, no Dissenting Stockholder shall have any rights of a OneMain stockholder with respect to such holder's shares for any purpose, except to receive payment of its fair value and to receive payment of dividends or other distributions on such holder's shares of OneMain common stock, if any, payable to OneMain stockholders of record as of a date prior to the effective time. If a Dissenting Stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal within 60 days after the effective time or thereafter with the written approval of the surviving corporation, or, if no petition for appraisal is filed within 120 days after the effective time, then the right of that Dissenting Stockholder to an appraisal will cease and the Dissenting Stockholder will be entitled to receive only the merger consideration.

FEDERAL SECURITIES LAW CONSEQUENCES; RESALE RESTRICTIONS

    All shares of EarthLink common stock that will be distributed to stockholders of OneMain in the merger will be freely transferable, except for certain restrictions applicable to "affiliates" of OneMain. Shares of EarthLink common stock received by persons who are deemed to be affiliates of OneMain may be resold by them only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of OneMain generally include certain officers, directors and significant stockholders of OneMain. In connection with the merger agreement, certain officers and directors of OneMain executed a written agreement to the effect that such persons will not sell, or dispose of any of the shares of EarthLink common stock issued to them in the merger unless such sale or disposition has been registered under the Securities Act, is in conformity with Rule 145 or is otherwise exempt from the registration requirements under the Securities Act.

EXCHANGE OF CERTIFICATES

    EarthLink has agreed to deposit certificates representing the shares of EarthLink common stock to be issued and cash to be paid under the merger agreement with American Stock Transfer and Trust Co., which will act as exchange agent in the merger for the benefit of the holders of issued and outstanding shares of OneMain common stock.

    Promptly after the merger is consummated, American Stock Transfer and Trust will send to each former stockholder of OneMain who held their shares in their own name a letter and instructions for exchanging the stockholder's OneMain stock certificates for stock certificates of EarthLink and for cash. Broker-dealers who hold stock for a stockholder in "street name" will execute the conversion from OneMain common stock to cash and EarthLink common stock for that stockholder.

    The EarthLink common stock certificates and any checks will be delivered to each former OneMain common stockholder who held their shares in their own name on receipt by American Stock Transfer of certificates representing the stockholder's shares of OneMain common stock, along with a properly completed letter transmitting the certificates. If any of the certificates of OneMain common stock have been lost, stolen or destroyed, the stockholder must deliver an affidavit and make an indemnity reasonably satisfactory to Earthlink and American Stock Transfer. No interest will be paid on any cash to be paid instead of fractional shares.

    IF YOU HOLD YOUR STOCK IN YOUR OWN NAME, YOU SHOULD NOT SEND IN YOUR CERTIFICATES REPRESENTING ONEMAIN COMMON STOCK UNTIL YOU RECEIVE INSTRUCTIONS FROM AMERICAN STOCK TRANSFER.

    After the effective time of the merger and until OneMain stockholders surrender the certificates representing their OneMain common stock for exchange, holders of these certificates will not be paid any dividends or other distributions declared after the effective time of the merger on the EarthLink common stock issuable to such stockholders in the merger. Any such unpaid dividends or other distributions on such EarthLink common stock will be paid, without interest, only to the holders who have properly tendered their OneMain common stock certificates for exchange. All stock certificates presented after the effective time of the merger will be canceled and exchanged for a certificate or certificates representing the applicable number of shares of EarthLink common stock to be received in the merger and cash, including cash representing fractional shares.

LISTING OF EARTHLINK COMMON STOCK ON NASDAQ

    It is a condition to the obligation of EarthLink and OneMain to complete the merger that EarthLink common stock to be issued under the merger agreement, including EarthLink shares issuable upon the exercise of assumed stock options and warrants, be approved for listing on Nasdaq National Market.

                     MATERIAL TERMS OF THE MERGER AGREEMENT

    This section describes the material provisions of the merger agreement. This description does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached hereto as ANNEX A, and which is incorporated herein by reference. All stockholders are urged to read the merger agreement carefully in its entirety.

THE MERGER

    STRUCTURE. In the merger, OneMain will be merged into Merger Sub, with Merger Sub being the surviving corporation and a wholly owned subsidiary of EarthLink.

    EFFECTIVE TIME. The merger will become effective when a certificate of merger relating to the merger is duly filed with the Secretary of State of the State of Delaware, which is expected to occur as soon as possible after the stockholders of OneMain have approved the merger and after all of the other conditions set forth in the merger agreement have been satisfied or waived. EarthLink and OneMain anticipate that the effective time of the merger will occur in September 2000.

    SHARE CONVERSION. In connection with the merger, each stockholder of OneMain will receive the right to convert each share of OneMain common stock into a per share price equal to a combination of (1) not less than $5.708 and not more than $6.050 in cash and (2) not less than 0.3357 and not more than
0.3559 of a share of EarthLink common stock. The amounts of cash and EarthLink stock that OneMain stockholders can receive is variable and will be based on the closing price of EarthLink stock price on the day prior to the closing of the merger. The pricing schedule attached as ANNEX B to this proxy statement/prospectus sets forth the possible amounts and combinations of cash and stock that OneMain stockholders can receive in the merger. On the day prior to the closing of the merger, EarthLink and OneMain will calculate the final per share price, the EarthLink stock portion, the cash portion and the stock ratio based on the then-existing closing stock price of the EarthLink common stock as reported from Nasdaq. If the EarthLink closing price on such date is below $5.00 per share or above $50.00 per share, the amount of the cash portion of the per share price and the stock ratio will be determined assuming the $5.00 and $50.00 closing price levels, respectively. If the closing price is other than a whole dollar amount between $5.00 and $50.00, the cash portion of the per share price and the stock ratio will be on a pro rata basis between the whole dollar amounts.

    For example, if the closing price of EarthLink common stock on the day before the merger is $17.00, for each share of OneMain common stock you own, you will receive $5.969 in cash and 0.3511 of a share of EarthLink common stock for a total value of $11.938 per share. If the closing price of EarthLink common stock on the day before the merger is $17.50, for each share of OneMain common stock you own, you will receive $5.967 in cash and 0.3510 of a share of EarthLink common stock for a total value of $12.109.

    Pursuant to the merger, all OneMain shares shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the merger consideration. At the effective time of the merger, the holders of OneMain shares outstanding immediately prior to the merger shall cease to have any rights with respect to such OneMain shares, except the right to receive the merger consideration, rights to dividends if declared and their rights of appraisal under Delaware law as described in this proxy statement/prospectus.

    No fractional shares of EarthLink stock shall be issued in the merger. Cash will be paid instead of issuing any fraction of a share of EarthLink common stock.

    ONEMAIN STOCK OPTIONS. All outstanding options to purchase OneMain common stock that are vested and have an exercise price equal to or below the merger per share purchase price will be converted into an option to purchase EarthLink common stock, based on the exchange ratio derived by dividing the per share purchase price by the closing price of EarthLink common stock on the day prior to the closing of the merger. If such conversion would entitle an option holder to a fractional share of EarthLink common stock, that option holder will receive cash in lieu of that fractional share when the option is fully exercised. All other outstanding OneMain options will terminate and expire as of the closing of the merger and will not be converted into options to purchase EarthLink common stock. OneMain has three outstanding warrants to purchase its common stock, which will be replaced or converted into warrants to buy EarthLink common stock.

CERTAIN COVENANTS

    INTERIM OPERATIONS. OneMain and its subsidiaries are currently engaged in a series of integration steps whereby OneMain's subsidiaries and regional operations are to be integrated into OneMain's national Internet service pursuant to OneMain's integration plan. From the date of signing the merger agreement until the closing of the merger, OneMain and its subsidiaries may carry on the OneMain integration plan and conduct their businesses in the ordinary course consistent with the integration plan and past practice, and shall use all commercially reasonable efforts to preserve their business organizations intact, to refrain from altering employment and severance agreements of their current officers and employees and to preserve their relationships with customers, suppliers and others with whom they do business. In addition, OneMain shall not, and shall not permit any of its subsidiaries to take any of the actions set forth below without EarthLink's prior approval, and other than pursuant to certain exceptions:

    - declare, set aside or pay any dividends;

    - split, combine or reclassify any of its capital stock;

    - purchase, redeem or otherwise acquire any shares of capital stock of OneMain or any of its subsidiaries;

    - authorize, issue, deliver, sell or pledge any of its securities;

    - amend OneMain's or any of its subsidiaries' articles of incorporation, bylaws, or other governing documents;

    - acquire or agree to acquire any business or entity other than subscriber purchases with certain agreed upon parameters;

    - borrow money, with certain limited exceptions, or issue letters of credit in excess of $100,000;

    - sell, lease, mortgage, pledge or otherwise encumber or dispose of any assets except (i) sales of inventory in the ordinary course of business consistent with past practice, (ii) immaterial liens not relating to the borrowing of money or the incurrence of any monetary obligation and
      (iii) other immaterial transactions not in excess of $100,000 in the aggregate;

    - make any material election relating to taxes or settle or compromise any material tax liability;

    - adopt a plan of complete or partial liquidation of OneMain or any of its subsidiaries or resolutions providing for or authorizing such a liquidation;

    - change any material accounting principle, except as required by regulations promulgated by the SEC;

    - fail to maintain insurance upon all its properties;

    - accelerate the vesting schedule of any options, warrants or any other rights exercisable into capital stock of OneMain or any subsidiary other than pursuant to contractual obligations;

    - authorize or make any payment to an affiliate of OneMain except in the ordinary course of business or pursuant to prior arrangements;

    - authorize any cash expenditure that exceeds $100,000;

    - make any earnout or any similar type payment, except as set forth in the merger agreement;

    - adopt or amend any bonus, profit sharing, compensation, or other employee benefit plan for the benefit of any employee or director other than an increase on the one year anniversary of the previous wage increase;

    - increase the compensation or any fringe benefits of any employee other than an increase on the one year anniversary of the previous wage increase;

    - grant, pay or agree to grant or pay any severance, termination or similar arrangement except as required as a condition to the closing of the merger; or

    - take any action that would result in a material breach of any of the representations and warranties set forth in the merger agreement.

    NO SOLICITATION. Prior to OneMain's special meeting and closing of the merger, OneMain may not, directly or indirectly, solicit, initiate or encourage any "takeover proposal" (as defined below) nor may it engage in any discussions or negotiations relating to a takeover proposal. OneMain may, however, engage in discussions (but not negotiate) with a party making an unsolicited takeover proposal for 15 calendar days for the limited purpose of determining whether that proposal is a "superior proposal" (as defined below). If OneMain determines that such takeover proposal constitutes a superior proposal, OneMain then has 15 calendar days in which to negotiate and execute a definitive purchase agreement. However, upon such determination that it is a superior proposal, EarthLink may terminate the merger agreement within such 15 day period without payment by OneMain of the $9 million termination fee plus expenses. If a third party makes a superior proposal that does not result in a transaction, OneMain may not entertain another proposal from such party unless its second offer is at least materially more favorable to the OneMain stockholders from a financial point of view. In such event, if a second offer is determined by vote of OneMain's board of directors to be materially more favorable to OneMain stockholders, EarthLink may terminate the merger agreement within 15 days of OneMain's board of directors' determination and receive a $9 million termination fee plus its expenses. See "Termination of the Merger Agreement" on page 59.

    A "takeover proposal" means (i) any proposal or offer, other than a proposal or offer by EarthLink or any of its affiliates, for a merger, share exchange or other business combination involving OneMain (excluding an acquisition by OneMain otherwise permitted to be made under the merger agreement), (ii) any proposal or offer to acquire from OneMain in any manner, directly or indirectly, all or any portion of the voting or equity interest in OneMain or the acquisition of a material amount of the assets of OneMain, taken as a whole, including an investment in or acquisition of securities of a subsidiary of OneMain, to the extent so material, or (iii) any proposal or offer to acquire from the stockholders of OneMain by tender offer, exchange offer or otherwise all or any material portion of OneMain shares then outstanding.

    A "superior proposal" means a takeover proposal that the board of directors of OneMain, in its good faith judgment and after consultation with its financial advisors, believes is materially more favorable from a financial point of view to the stockholders of OneMain than EarthLink's proposal set forth in the merger agreement.

    MUTUAL COVENANTS. OneMain and EarthLink have agreed, among other things, not to take any action or to fail to take any action that is reasonably likely to breach their respective representations and warranties.

    CERTAIN OTHER COVENANTS. OneMain and EarthLink agreed to certain other customary covenants in the merger agreement, including covenants relating to:

    - obtaining necessary consents and approvals;

    - cooperating with each other to obtain antitrust clearances;

    - providing access to and furnishing information;

    - providing notices of certain events and consulting with each other regarding public statements and filings;

    - certain employee matters; and

    - mutually defending any claims or actions questioning the validity or legality of the transactions contemplated by the merger agreement.

CERTAIN REPRESENTATIONS AND WARRANTIES

    The merger agreement contains several representations and warranties by EarthLink and the Merger Sub on the one hand, and OneMain, on the other hand as to the following:

    - corporate organization, good standing and corporate power and authority to carry on its respective businesses as now being conducted;

    - their respective capitalization, including the number of shares of capital stock authorized, the number of shares outstanding and the number of shares reserved for issuance;

    - the corporate power and authority to execute and deliver the merger agreement and related documents and to consummate the merger and other contemplated transactions;

    - the compliance of the merger agreement and related documents with EarthLink's and OneMain's respective certificates of incorporation and bylaws, applicable laws, and material agreements, including the absence of events of defaults or breach thereunder;

    - required governmental and third-party consents;

    - filing of all forms, reports, statements and other documents required to be filed with the SEC and the accuracy of the financial reports contained in these filings;

    - absence of material misstatements or omissions in the information furnished by EarthLink and OneMain, respectively for inclusion in the proxy statement/prospectus;

    - the absence of brokers utilized by EarthLink and OneMain, respectively, except as identified in the merger agreement;

    - except as disclosed in the merger agreement, the absence of material claims, actions, suits, proceedings and specified judgments, decrees and injunctions;

    - receipt of opinions from financial advisers as to the fairness of the merger consideration from a financial point of view;

    - absence of material undisclosed liabilities;

    - absence of specified changes in EarthLink's and OneMain's respective business since December 31, 1999; and

    - absence of material misstatements or omissions in EarthLink's and OneMain's respective representations and warranties or in any information furnished in a certificate or schedule provided by EarthLink or OneMain.

    In addition, OneMain has made certain additional representations and warranties to EarthLink and Merger Sub in the merger agreement relating to:

    - corporate organization and good standing of OneMain's subsidiaries, including that they have the corporate power and authority to carry on their respective businesses as now being conducted;

    - absence of material contracts except as disclosed in the merger agreement;

    - absence of applicability of state takeover statutes;

    - accuracy of bookkeeping and maintenance of records and accounts;

    - filing and accuracy of OneMain's tax returns and lack of pending or threatened proceeding, deficiencies or audits with respect to taxes;

    - possession of and compliance with all required licenses and permits;

    - the ownership of intellectual property and absence of intellectual property infringement or contests;

    - absence of transactions with affiliates except as disclosed in or allowed under the merger agreement;

    - the number of subscriber accounts as of May 31, 2000;

    - OneMain's employee benefit plans and related matters,

    - compliance with laws relating to employees or the workplace, and the absence of material disputes with employees;

    - no excess "parachute payments;"

    - compliance with environmental laws and the absence of environmental liabilities;

    - the ownership and condition of owned or leased real property;

    - the maintenance of insurance;

    - information concerning severance payments; and

    - absence of payments of securities in connection with earnout or similar payment obligations.

    The representations and warranties in the merger agreement do not survive the closing of the merger.

CONDITIONS TO THE MERGER

    CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of OneMain and EarthLink to consummate the merger are subject to the satisfaction of the following conditions:

    - the receipt of approval of the stockholders of OneMain;

    - the approval for trading on Nasdaq of the shares of EarthLink common stock to be issued in the merger;

    - the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act and receipt of all governmental and other consents and approvals required in connection with the consummation of the merger;

    - the absence of any temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the merger;

    - the effectiveness of this registration statement, with no stop order suspending its effectiveness and no proceedings seeking a stop order; and

    - receipt of all material permits, approvals, and consents of securities or "blue sky" authorities of any jurisdiction that are necessary.

    ADDITIONAL CONDITIONS TO OBLIGATIONS OF EARTHLINK. The obligations of EarthLink to consummate the merger are subject to the satisfaction or waiver by EarthLink at or prior to the closing date of the following additional conditions:

    - the representations and warranties of OneMain in the merger agreement must be true and correct in all material respects as of the date of the merger agreement (or if the representation and warranty already contains a materiality qualifier, then it will be true and correct in all respects), and other than representations and warranties as of a specific date, as of the closing date as though made on and as of the closing date;

    - the performance in all material respects by OneMain of its obligations under the merger agreement required to be performed at or prior to the closing date;

    - the receipt of certain customary certificates, consents, and other closing documents;

    - EarthLink shall have received a letter agreement from certain of its directors and officers prior to the execution of the merger agreement;

    - the termination of all registration rights agreements, "lock-up" agreements with OneMain's shareholders, all consulting agreements that expire after March 31, 2000 and all financial advisory and securities brokerage agreements;

    - there shall not be pending or threatened by any governmental entity any suit, action or proceeding challenging or seeking to block the merger;

    - the receipt by EarthLink of written resignations from all corporate officers and directors of OneMain and its subsidiaries; and

    - the consummation by OneMain of its repurchase of its outstanding debentures and termination of related agreements.

    ADDITIONAL CONDITIONS TO OBLIGATIONS OF ONEMAIN. The obligations of OneMain to consummate the merger are subject to the satisfaction or waiver by OneMain at or prior to the closing date of the following additional conditions:

    - the representations and warranties of EarthLink and Merger Sub in the merger agreement must be true and correct in all material respects (or if the representation and warranty already contains a materiality qualifier, then it will be true and correct in all respects) as of the date of the merger agreement and, other than representations and warranties as of a specific date, as of the closing date as though made on and as of the closing date of the merger;

    - the performance in all material respects by EarthLink of its obligations under the merger agreement required to be performed at or prior to the Closing Date;

    - the receipt of certain customary certificates, consents and other closing documents;

    - there shall not be pending or threatened by any governmental entity any suit, action or proceeding challenging or seeking to block the merger; and

    - EarthLink shall have filed an S-8 registration statement to register shares of EarthLink common stock issuable on exercise of assumed OneMain options and filed all necessary documents with Nasdaq in connection with OneMain's options and warrants.

TERMINATION OF THE MERGER AGREEMENT

    RIGHTS TO TERMINATE. At any time prior to the merger closing, the merger agreement may be terminated and the transactions contemplated may be abandoned as follows (any of the following rights to terminate may be waived by the party possessing the right):

    - by the mutual written consent of each party to the merger agreement;

    - by either OneMain or EarthLink if:

       - any required approval of the stockholders of OneMain shall not have been obtained by reason of the failure to obtain the required vote;

       - any court or other governmental authority has issued an order, decree or ruling permanently enjoining, restraining or otherwise prohibiting the merger; or

       - the merger shall not have been consummated by October 30, 2000, unless the failure to consummate the merger is the result of a failure to fulfill any obligations under the merger agreement by the party seeking to terminate the merger agreement.

    - by EarthLink if:

       - OneMain materially breaches any of its representations, warranties or covenants in the merger agreement and such breach is not cured within 20 days following receipt of notice of breach;

       - OneMain or any of its representatives encourage, elicit or initiate any takeover proposal by a party other than EarthLink;

       - OneMain fails to consummate a repurchase of its outstanding debentures and terminate the agreements related to such debentures;

       - OneMain's board of directors shall have withdrawn or modified its recommendation in favor of the merger with EarthLink or failed to mail the proxy statement to its stockholders;

       - if, in response to the commencement of any tender offer or exchange offer for 10% or more of the outstanding OneMain common shares or public announcement or disclosure of any other takeover proposal, OneMain fails to recommend rejection of such tender or exchange offer or such takeover proposal within ten days of such commencement, unless such actions are otherwise permitted by the merger agreement;

       - OneMain enters into a definitive agreement with respect to any takeover proposal; or

       - OneMain receives a takeover proposal that its board of directors determines to constitute a superior proposal and EarthLink terminates within 15 days of such determination.

    - by OneMain if:

       - EarthLink materially breaches any of its representations, warranties or covenants in the merger agreement and such breach is not cured within 20 days following receipt of notice of breach; or

       - OneMain receives a takeover proposal that its board of directors determines to constitute a superior proposal or enters into a definitive agreement with respect to a takeover proposal.

    If the merger agreement is terminated pursuant to its terms, no provision of the merger agreement will survive (other than the provisions relating to confidentiality, termination fees and certain general provisions), provided, that EarthLink will be entitled to receive a termination fee and reimbursement for its expenses in certain cases, and that both EarthLink and OneMain shall have the ability to seek other legal remedies that are otherwise available to them in the event of termination of the merger agreement.

    TERMINATION FEES PAYABLE BY ONEMAIN. OneMain has agreed to pay EarthLink a termination fee of $9 million and to reimburse its expenses related to the merger if the merger agreement is terminated prior to the effective time of the merger because:

    - the stockholders of OneMain fail to give any required approval of the merger and OneMain consummates or enters into an agreement to consummate another transaction in which more than 25% or substantially all of OneMain's assets are acquired within 12 months of termination of the merger agreement;

    - OneMain breaches any of its representations, warranties or covenants in the merger agreement and such breach is not cured within 20 days following receipt of notice of breach;

    - OneMain or any of its representatives encourage, elicit or initiate any takeover proposal from an entity other than EarthLink;

    - OneMain fails to consummate its required repurchase of its outstanding debentures and terminate the agreements related to such debentures;

    - OneMain's board of directors withdraws or modifies its recommendation of the merger with EarthLink or fails to mail the proxy statement to its stockholders;

    - OneMain fails to reject any other takeover proposal, unless such failure to reject is permitted under the merger agreement;

    - OneMain enters into a definitive agreement with respect to any takeover proposal; or

    - OneMain's board of directors determines that a second proposal offered by a third party bidder, who had previously offered a superior proposal which did not result in the execution of a definitive agreement, to acquire OneMain is materially more favorable to OneMain stockholders from a financial point of view, and EarthLink terminates the merger agreement within 15 days of such determination and before OneMain terminates negotiations with such bidder.

EXPENSES

    Whether or not the merger or other transactions contemplated by the merger agreement are consummated, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such costs or expenses. However, EarthLink and OneMain will each be responsible for 50% of the financial printer, printing and mailing costs incurred in connection with this proxy statement/prospectus, and EarthLink will be responsible for all registration fees with the SEC and blue sky filings and the Nasdaq listing fees. If the merger agreement is terminated under circumstances that would require OneMain to pay the termination fee to EarthLink, OneMain will also be required to reimburse EarthLink for its merger-related expenses.

ONEMAIN AGREEMENT TO VOTE STOCK

    The following information relating to the Agreement to Vote Stock is not intended to be a complete description of all the information relating to that agreement, but is intended to include its material terms.

    On June 7, 2000, as a condition to the execution of the merger agreement, four of OneMain's directors and executive officers, referred to as OneMain Voting Stockholders, entered into an Agreement to Vote Stock with OneMain, EarthLink and Merger Sub. Under the Agreement to Vote Stock, the OneMain Voting Stockholders have agreed to vote, to cause the record holders of their OneMain common stock to vote or to cause anyone to whom they transfer their voting rights in the common stock to vote, the OneMain common stock beneficially owned by them as of June 7, 2000 and any other voting interests in OneMain acquired by them after June 7, 2000 in favor of:

    - the merger;

    - the other transactions contemplated by the merger; and

    - any related matter that must be approved by OneMain stockholders in order to complete the transactions contemplated by the merger agreement.

    The OneMain common stock beneficially owned by the OneMain Voting Stockholders represented 2,637,296 shares or approximately 10.5% of the OneMain common stock outstanding as of June 7, 2000. The OneMain Voting Stockholders consist of the following persons:

    - Stephen E. Smith, OneMain's Chief Executive Officer and Chairman of the Board of Directors;

    - Allon Lefever, OneMain's President of Un-Integrated Companies and Vice Chairman of the Board of Directors;

    - Ella Fontanals de Cisneros, a OneMain director; and

    - M. Cristina Dolan, OneMain's Executive Vice President and Chief Content and Strategic Alliances Officer.

    Under the Agreement to Vote Stock, each OneMain Voting Stockholder granted an irrevocable proxy to EarthLink to vote the shares of such OneMain Voting Stockholder in favor of the merger and the transactions contemplated by the merger agreement.

    The OneMain Voting Stockholders have agreed not to take any of the following actions until the effective time of the merger or, if earlier terminated, the termination of the Agreement to Vote Stock:

    - sell, transfer, assign, pledge, cause to be redeemed or otherwise dispose of any shares of capital stock beneficially owned by the OneMain Voting Stockholders;

    - grant any other proxy, power of attorney or other voting interest in or with respect to any shares of capital stock beneficially owned by the OneMain Voting Stockholders; or

    - enter into any other voting agreements with respect to the shares of capital stock beneficially owned by the OneMain Voting Stockholders.

    The Agreement to Vote Stock and the obligations under such agreement will terminate on the earlier to occur of the effective time of the merger and the termination of the merger agreement.

AMENDMENTS

    The merger agreement may be amended by EarthLink, Merger Sub and OneMain by written instrument at any time before or after adoption of the merger agreement by the stockholders of OneMain. However, after adoption by the OneMain stockholders, no amendment may be made that by law requires further approval by those stockholders without that further approval.

                                EARTHLINK, INC.
             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    We derived the information below from the audited consolidated statements of operations of EarthLink for its fiscal years ended December 31, 1997 through 1999 and balance sheets at December 31, 1998 and 1999 and from the unaudited consolidated statements of operations of EarthLink for its fiscal years ended December 31, 1995 and 1996 and for the three months ended March 31, 1999 and 2000 and balance sheets at December 31, 1995, 1996 and 1997. You should not expect the results for the prior periods to be an indication of the results to be achieved for future periods. This information is only a summary and should be read in conjunction with EarthLink's historical consolidated financial statements, and the related notes, which are incorporated by reference into this proxy statement/prospectus. In addition, this document should be read together with the financial information in EarthLink's Annual Report on Form 10-K, which is incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" on page iv.

                                                                                               THREE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                         MARCH 31,
                                   -------------------------------------------------------   ----------------------
                                     1995       1996       1997        1998        1999        1999         2000
                                   --------   --------   ---------   ---------   ---------   ---------   ----------
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
  Revenues......................   $ 5,255    $ 51,362   $ 133,444   $ 290,614   $ 670,443   $ 129,871   $  219,705
  Operating costs and
    expenses....................    12,507      89,142     165,641     345,069     866,113     161,493      337,952
  Loss from operations..........    (7,252)    (37,780)    (32,197)    (54,455)   (195,680)    (36,122)    (118,247)
  Net loss......................    (8,079)    (38,761)    (33,997)    (53,178)   (173,694)    (27,756)    (108,514)
  Deductions for accretion
    dividends(1)................        --          --          --      (7,601)    (14,106)     (3,646)      (3,331)
                                   -------    --------   ---------   ---------   ---------   ---------   ----------
  Net loss attributable to
    common stockholders.........   $(8,079)   $(38,761)  $ (33,997)  $ (60,779)  $(187,800)  $ (31,403)  $ (111,845)
                                   =======    ========   =========   =========   =========   =========   ==========
  Basic and diluted net loss per
    share.......................   $ (0.25)   $  (0.76)  $   (0.44)  $   (0.66)  $   (1.65)  $   (0.29)  $    (0.95)
  Weighted average shares.......    32,254      51,119      77,387      91,466     113,637     107,902      117,426
                                   =======    ========   =========   =========   =========   =========   ==========
OTHER OPERATING DATA:
  EBITDA(2).....................   $(6,682)   $(30,342)  $ (14,127)  $  15,498   $  (6,157)  $   7,526   $  (81,496)
  Cash flows from
    Operating activities........   $(3,713)    (18,227)     (9,936)     62,098      44,211      32,824      (42,763)
    Investing activities........    (7,990)    (39,697)    (25,097)    (56,886)   (339,749)   (251,213)     (26,936)
    Financing activities........    11,833      70,855      47,223     277,559     672,684     304,552      275,288

                                                        DECEMBER 31,                               MARCH 31,
                                   -------------------------------------------------------   ----------------------
                                     1995       1996       1997        1998        1999        1999         2000
                                   --------   --------   ---------   ---------   ---------   ---------   ----------
BALANCE SHEET DATA:
  Cash and cash equivalents.....   $   715    $ 13,646   $  25,836   $ 308,607   $ 685,753   $ 394,770   $  891,342
  Total assets..................     9,719      62,351      91,175     510,002   1,109,147     838,782    1,298,632
  Long-term debt................       355       8,813      13,308      10,125     188,367      88,140        8,203
  Total liabilities.............     8,947      44,192      63,685     109,515     350,694     206,843      370,314
  Accumulated deficit...........    (7,041)    (45,802)    (79,799)   (140,578)   (328,378)   (171,981)    (440,223)
  Stockholders' equity..........       772      18,159      27,490     400,487     758,453     631,938      928,318

--------------------------

1. Reflects the accretion of liquidation dividends on Series A and B convertible preferred stock at 3% compounded quarterly and the accretion of a dividend related to the beneficial conversion feature in accordance with EITF D-60.

2. Represents earnings (loss) before depreciation and amortization, interest income and expense and income tax expense. EBITDA is not determined in accordance with generally accepted accounting principles, is not indicative of cash used by operating activities and should not be considered in isolation from, as an alternative to, or more meaningful than measures of performance determined in accordance with generally accepted accounting principles. Not all companies define EBITDA in the same way, and our EBITDA is not necessarily comparable to EBITDA reported by other companies.

                               ONEMAIN.COM, INC.
        SELECTED HISTORICAL CONSOLIDATED COMBINED FINANCIAL INFORMATION

    OneMain derived the selected information below from the audited consolidated statements of operations and cash flows for the period August 19, 1998 (inception) through December 31, 1998 and the year ended December 31, 1999 and balance sheets at December 31, 1998 and 1999 and from the unaudited consolidated statements of operations and cash flows for the three months ended March 31, 1999 and 2000 and balance sheets at March 31, 1999 and 2000.

    The selected pro forma financial income statement information includes
(a) OneMain's historical consolidated results combined with the 17 Internet service providers as if the initial public offering acquisitions had occurred on January 1, 1998; (b) the amortization of goodwill and customer lists resulting from the initial public offering acquisitions; (c) the elimination of interest expense for the debt that was paid from the initial public offering proceeds; and (d) an income tax benefit at an appropriate rate. The selected pro forma financial information includes the results of operations of the subsequent acquisitions from the dates of acquisition only.

    The pro forma combined financial information does not purport to represent what our results of operations would actually have been if such transactions and events in fact had occurred on those dates or to project our results of operations for any future period.

    This information is only a summary and should be read together with OneMain's historical consolidated financial statements, and the related notes, which are incorporated by reference in this proxy statement/prospectus.

                                             SELECTED FINANCIAL DATA FOR ONEMAIN.COM, INC.
                                  -------------------------------------------------------------------      THREE MONTHS
                                    FOR THE PERIOD                        PRO FORMA       PRO FORMA            ENDED
                                    AUGUST 19, 1998      YEAR ENDED      YEAR ENDED      YEAR ENDED          MARCH 31,
                                  (INCEPTION) THROUGH   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    -------------------
                                   DECEMBER 31, 1998        1999            1998            1999          1999       2000
                                  -------------------   -------------   -------------   -------------   --------   --------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND SUBSCRIBER DATA)           (UNAUDITED)
                                                                         (UNAUDITED)     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
-------------------------------
  Revenues:
  Access revenues..............          $   --           $  78,296       $ 51,814        $  96,263     $     --   $ 38,431
  Other revenues...............              --               4,469          4,873            6,003           --      1,381
                                         ------           ---------       --------        ---------     --------   --------
    Total revenues.............              --              82,765         56,687          102,266           --     39,812
Cost and expenses:
  Costs of access revenues.....              --              31,027         21,573           38,744           --     14,598
  Costs of other revenues......              --               1,463          1,214            1,837           --        502
  Operations and customer
    support....................              --              12,124          8,834           14,908           --      7,988
  Sales and marketing..........              --              14,096          7,115           16,466           --      9,051
  General and administrative
    (exclusive of non-cash
    compensation expense shown
    below).....................             761              31,350         18,439           35,937          910     13,118
  Restructuring charge.........              --                  --             --               --           --      7,179
  Non-cash compensation........              --               2,594             --            2,594        2,469         --
  Amortization.................              --              76,961         79,105 (1)       97,774 (1)       --     34,224
  Depreciation.................              --               7,587          4,281            8,889           --      5,108
  Other (income) expense,
    net........................              --                (137)           319             (149)          --        (57)
                                         ------           ---------       --------        ---------     --------   --------
    Total costs and expenses...             761             177,065        140,880          217,000        3,379     76,611
  Loss from operations.........            (761)            (94,300)       (84,193)        (114,734)      (3,379)   (51,899)
  Interest income..............              --               3,225             93            3,251           24        223
  Interest expense.............              (4)               (640)          (221)            (722)         (16)      (587)
                                         ------           ---------       --------        ---------     --------   --------
  Loss before income tax
    benefit....................            (765)            (91,715)       (84,321)        (112,205)      (3,371)   (52,263)
  Income tax benefit...........              --              10,470         10,292           13,353           --      4,238
  Net loss.....................          $ (765)          $ (81,245)      $(74,029)       $ (98,852)    $ (3,371)  $(48,025)
                                         ======           =========       ========        =========     ========   ========
  Basic and diluted net loss
    per share..................          $(0.16)          $   (4.38)                                    $  (0.60)  $  (1.92)
                                         ======           =========                                     ========   ========
  Shares used in the
    calculation of basic and
    diluted net loss per
    share......................           4,668              18,568                                        5,623     25,002
                                         ======           =========                                     ========   ========
  Pro forma basic and diluted
    net loss per share.........                                           $  (3.62)       $   (4.45)
                                                                          ========        =========
  Shares used in the
    calculation of pro forma
    basic and diluted net loss
    per share..................                                             20,422           22,222
                                                                          ========        =========
OTHER OPERATING DATA:
-------------------------------
  Approximate number of
    subscribers at end of
    period.....................              --             701,000                                      371,000    762,000
  Cash flows from operating
    activities.................          $ (375)          $   2,553                                     $   (423)  $ (5,118)
  Cash flows from investing
    activities.................          $   --           $(156,613)                                    $(68,073)  $ (1,242)
  Cash flows from financing
    activities.................          $  547           $ 180,987                                     $159,723   $ (4,512)
  EBITDA(2)....................          $ (761)          $  (9,752)                                    $ (3,379)  $(12,567)

                                                                 DECEMBER 31,            MARCH 31,
                                                              -------------------   -------------------
                                                                1999       1998       2000       1999
                                                              --------   --------   --------   --------
CONSOLIDATED BALANCE SHEET DATA:
  Working capital (deficit).................................  $(30,929)   $ (718)   $(60,808)  $ 61,911
  Total assets..............................................  $434,893    $6,331    $393,287   $363,472
  Long-term debt and other liabilities......................  $ 40,968        --    $ 39,859   $ 25,079
  Stockholders' equity (deficit)............................  $310,874    $ (718)   $265,296   $303,992

------------------------------

1. Consists of amortization expense of $96,930 and $77,910 for the years ended December 31, 1999 and 1998 recorded as a result of acquisitions. These amortization charges are attributable primarily to goodwill and subscriber lists and are amortized over three years.

2. EBITDA represents earnings or losses before interest, taxes, depreciation and amortization. We have included EBITDA in these data because it is a measure commonly used by investors to analyze and compare companies on the basis of operating performance, EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be construed as a substitute for operating activities for purposes of analyzing our operating performance, financial position or cash flows. Not all companies define EBITDA in the same way, and our EBITDA is not necessarily comparable to EBITDA reported by other companies.

             SELECTED HISTORICAL FINANCIAL DATA FOR ONEMAIN'S ISPS
                      (IN THOUSANDS, EXCEPT SUBSCRIBER DATA)

    The selected financial data of OneMain's predecessor 17 ISPs acquired upon the closing of its IPO is presented below. The selected historical statement of operations data for the three months ended March 31, 1999 and for the years ended December 31, 1998 and 1997 and the selected historical balance sheet data at December 31, 1998 have been derived from the companies' audited financial statements included in OneMain's Annual Report on Form 10-K. The selected historical statement of operations data for the years ended December 31, 1996 and 1995 and the selected historical balance sheet data at December 31, 1997, 1996 and 1995 have been derived from the companies' audited financial statements not included in OneMain's Annual Report on Form 10-K. All of its ISPs have fiscal years ending December 31. Subscriber information for December 31, 1995 is not available.

                                                      FOR OR AT THE THREE    FOR OR AT THE YEARS ENDED DECEMBER 31,
                                       COMMENCED         MONTHS ENDED       -----------------------------------------
                                      OPERATIONS        MARCH 31, 1999        1998       1997       1996       1995
                                    ---------------   -------------------   --------   --------   --------   --------
STATEMENT OF OPERATIONS DATA:
EAST OPERATING GROUP
  D&E SuperNet, Inc.
    Revenues......................  July 1995              $  1,705         $  3,947   $  1,749   $   842    $   120
    Operating income (loss).......                         $     13         $    457   $    117   $   (11)   $  (190)
    Subscribers...................                           27,445           23,150      7,395     3,499         --
  SunLink, Inc.
    Revenues......................  October 1995           $    576         $  1,411   $    798   $   225    $     7
    Operating income (loss).......                         $    104         $    (61)  $    150   $    --    $    (9)
    Subscribers...................                            9,609            8,497      3,914     1,390         --
  LebaNet, Inc.
    Revenues......................  March 1996             $     77         $    298   $    200   $   149
    Operating income..............                         $     40         $    116   $     35   $    53
    Subscribers...................                              237              233        253       289
  TGF Technologies, Inc.
    Revenues......................  November 1994          $  1,602         $  4,955   $  2,512   $ 1,145    $   603
    Operating income (loss).......                         $     58         $   (126)  $   (916)  $  (509)   $  (650)
    Subscribers...................                           30,228           27,189     15,239     5,858         --
SOUTH OPERATING GROUP
  SouthWind Internet Access, Inc.
    Revenues......................  October 1994           $    680         $  2,170   $  1,438   $   837    $   202
    Operating income..............                         $      7         $    330   $    365   $   187    $     4
    Subscribers...................                           12,025           11,287      8,116     5,185         --
  Horizon Internet Technologies,
    Inc.
    Revenues......................  July 1995              $    392         $  1,161   $    435   $   149    $     2
    Operating (loss) income.......                         $   (107)        $     58   $    (53)  $    --    $   (14)
    Subscribers...................                            7,594            7,261      3,126       807         --
  Internet Partners of America, LC
    Revenues......................  June 1995              $  1,643         $  4,426   $  1,857   $   931    $    28
    Operating income (loss).......                         $     51         $   (519)  $   (979)  $(1,162)   $  (150)
    Subscribers...................                           25,699           24,183     13,060     6,789         --
  PalmNet, USA, Inc.
    Revenues......................  April 1996             $    216         $    626   $    432   $    96
    Operating income (loss).......                         $     52         $    119   $     80   $   (52)
    Subscribers...................                            5,544            5,337      2,824     1,600
  Internet Access Group, Inc.
    Revenues......................  January 1995           $    384         $  1,534   $  1,179   $   951    $   393
    Operating (loss) income.......                         $    (27)        $    (59)  $     36   $    33    $  (138)
    Subscribers...................                            5,189            4,931      3,887     2,574         --

                     (IN THOUSANDS, EXCEPT SUBSCRIBER DATA)

                                                      FOR OR AT THE THREE    FOR OR AT THE YEARS ENDED DECEMBER 31,
                                       COMMENCED         MONTHS ENDED       -----------------------------------------
                                      OPERATIONS        MARCH 31, 1999        1998       1997       1996       1995
                                    ---------------   -------------------   --------   --------   --------   --------
CENTRAL OPERATING GROUP
  United States Internet, Inc.
    Revenues......................  April 1994             $  2,832         $  6,515   $  4,174   $ 2,507    $   890
    Operating loss(1).............                         $   (169)        $ (4,650)  $   (226)  $(1,851)   $(2,593)
    Subscribers...................                           38,523           35,289     16,219    10,927         --
  ZoomNet, Inc.
    Revenues......................  September 1995         $    805         $  1,968   $    858   $   273    $    19
    Operating income (loss).......                         $    155         $    202   $    162   $   (13)   $    (1)
    Subscribers...................                           15,616           12,921      5,309     1,997         --
  Midwest Internet, L.L.C.
    Revenues......................  March 1995             $  1,596         $  4,091   $  2,523   $ 1,790    $   186
    Operating income (loss).......                         $    295         $    500   $     59   $  (482)   $  (197)
    Subscribers...................                           24,693           21,581     11,474    11,529         --
  Internet Solutions, L.L.C.
    Revenues......................  October 1995           $    413         $  1,003   $    446   $   141    $     7
    Operating income (loss).......                         $     22         $    113   $      6   $   (75)   $   (47)
    Subscribers...................                            6,983            5,437      2,667     1,010         --
  FGINet, Inc.
    Revenues......................  November 1994          $    598         $  1,494   $    818   $   275    $    34
    Operating loss................                         $    (37)        $   (104)  $     --   $  (125)   $    (4)
    Subscribers...................                           11,440           10,031      4,601     2,919         --
  Superhighway, Inc. d/b/a Indynet
    Revenues......................  June 1995              $    866         $  3,013   $  2,106   $ 1,249    $   248
    Operating income..............                         $    152         $    150   $    460   $   239    $    28
    Subscribers...................                           19,314           18,114     12,468     6,556         --
WEST OPERATING GROUP
  Lightspeed Net, Inc.
    Revenues......................  March 1995             $  1,266         $  4,653   $  3,086   $ 1,124    $    85
    Operating loss................                         $    (59)        $   (519)  $ (1,243)  $(1,066)   $  (385)
    Subscribers...................                           15,698           15,672     15,533     4,059         --
  JPS.Net Corporation
    Revenues......................  January 1997           $  3,850         $  9,002   $  2,074
    Operating loss................                         $    (36)        $   (853)  $   (993)
    Subscribers...................                          115,002          100,736     32,119
TOTAL
    Revenues......................                         $ 19,501         $ 52,267   $ 26,685   $12,684    $ 2,824
    Operating income (loss).......                         $    514         $ (4,846)  $ (2,940)  $(4,834)   $(4,346)
    Subscribers...................                          370,839          331,849    158,204    66,988         --

------------------------------

(1) Operating loss for the years ended December 31, 1998, 1997, 1996, and 1995 includes incentive compensation expense (benefit) of $3,341, $(599), $581, and $1,681, respectively. This expense (benefit) is attributable to compensation expense related to United States Internet's stock appreciation rights.

                     (IN THOUSANDS, EXCEPT SUBSCRIBER DATA)

                                                                         DECEMBER 31,
                                                           -----------------------------------------
                                                             1998       1997       1996       1995
                                                           --------   --------   --------   --------
BALANCE SHEET DATA:
EAST OPERATING GROUP
  D&E SuperNet, Inc.
    Total assets.........................................  $ 3,560    $   767    $   596    $   228
    Long-term debt.......................................  $ 2,180    $    --    $    --    $    --
    Total stockholders' equity...........................  $   597    $    46    $    --    $    52
  SunLink, Inc.
    Total assets.........................................  $   698    $   437    $   149    $    22
    Long-term debt.......................................  $   345    $    13    $     8    $     5
    Total stockholders' equity...........................  $    76    $   157    $    18    $    11
  LebaNet, Inc.
    Total assets.........................................  $   109    $   115    $    75
    Long-term debt.......................................  $    --    $    --    $    --
    Total stockholders' equity...........................  $   103    $    49    $    25
  TGF Technologies, Inc.
    Total assets.........................................  $ 1,640    $ 1,277    $   723    $   317
    Long-term debt.......................................  $   574    $   758    $   355    $    40
    Total stockholders' (deficit) equity.................  $   (49)   $  (388)   $    54    $   155
SOUTH OPERATING GROUP
  SouthWind Internet Access, Inc.
    Total assets.........................................  $   620    $   609    $   428    $   159
    Long-term debt.......................................  $    37    $   139    $   167    $    90
    Total stockholders' equity...........................  $   464    $   398    $   207    $    31
  Horizon Internet Technologies, Inc.
    Total assets.........................................  $   558    $   178    $    80    $    36
    Long-term debt.......................................  $   152    $   100    $    49    $    13
    Total stockholders' (deficit) equity.................  $   (16)   $   (49)   $     7    $     8
  Internet Partners of America, LC
    Total assets.........................................  $ 3,642    $ 2,360    $ 1,501    $   298
    Long-term debt.......................................  $ 3,880    $ 2,087    $   772    $   100
    Total members' (deficit) equity......................  $(1,164)   $  (319)   $   573    $   150
  PalmNet, USA, Inc.
    Total assets.........................................  $   166    $   129    $    74
    Long-term debt.......................................  $    --    $    --    $    --
    Total stockholders' equity (deficit).................  $    85    $    14    $   (50)
  Internet Access Group, Inc.
    Total assets.........................................  $   493    $   290    $   293    $    83
    Long-term debt.......................................  $   343    $   209    $   154    $    52
    Total stockholders' deficit..........................  $  (204)   $  (112)   $  (124)   $  (146)
CENTRAL OPERATING GROUP
  United States Internet, Inc.
    Total assets.........................................  $ 8,855    $ 2,228    $ 1,902    $   752
    Long-term debt.......................................  $ 4,983    $ 2,062    $ 1,763    $   138
    Stock appreciation rights liability..................  $ 5,104    $ 1,763    $ 2,362    $ 1,781
    Total stockholders' deficit..........................  $(3,026)   $(2,799)   $(3,308)   $(1,854)

                     (IN THOUSANDS, EXCEPT SUBSCRIBER DATA)

                                                                         DECEMBER 31,
                                                           -----------------------------------------
                                                             1998       1997       1996       1995
                                                           --------   --------   --------   --------
  ZoomNet, Inc.
    Total assets.........................................  $ 1,402    $   681    $   170    $    32
    Long-term debt.......................................  $   699    $   363    $    24    $     5
    Total stockholders' equity...........................  $   244    $   147    $    61    $    19
  Midwest Internet L.L.C.
    Total assets.........................................  $ 1,867    $   747    $   760    $   435
    Long-term debt.......................................  $ 1,689    $   973    $    39    $    86
    Total members' deficit...............................  $  (186)   $  (589)   $  (583)   $  (123)
  Internet Solutions, L.L.C.
    Total assets.........................................  $   721    $   307    $   107    $    62
    Long-term debt.......................................  $   235    $    --    $    --    $    --
    Total members' equity................................  $   155    $   103    $    81    $    43
  FGInet, Inc.
    Total assets.........................................  $ 1,012    $   375    $   243    $    28
    Long-term debt.......................................  $    --    $    --    $    --    $    --
    Total stockholders' equity...........................  $   218    $   211    $   159    $    13
  Superhighway, Inc. d/b/a IndyNet
    Total assets.........................................  $   916    $   919    $   435    $   171
    Long-term debt.......................................  $    29    $    50    $    --    $    --
    Total stockholders' equity...........................  $   659    $   703    $   317    $   113
WEST OPERATING GROUP
  Lightspeed Net, Inc.
    Total assets.........................................  $ 1,528    $ 1,484    $ 1,082    $   310
    Long-term debt.......................................  $    --    $    --    $    --    $    --
    Total stockholders' equity...........................  $   762    $   848    $   875    $   297
  JPS.Net Corporation
    Total assets.........................................  $ 4,322    $ 1,258
    Long-term debt.......................................  $   990    $    --
    Total stockholders' deficit..........................  $(2,966)   $  (979)

                     DESCRIPTION OF EARTHLINK CAPITAL STOCK

    The authorized capital stock of EarthLink consists of 300,000,000 shares of common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share. As of May 31, 2000, 125,976,987 shares of EarthLink common stock were outstanding and held by approximately 1,646 holders of record and 16,734,057 shares of preferred stock were outstanding. A total of 20,350,000 shares of EarthLink common stock are reserved for future issuance of which (i) 20,000,000 shares are reserved for issuance upon the exercise of options granted under EarthLink's Stock Incentive Plan, and (ii) 350,000 shares are reserved for issuance upon the exercise of options granted under EarthLink's Stock Option Plan for Non-Employee Directors.

COMMON STOCK

    Holders of shares of EarthLink common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of EarthLink common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for securities of EarthLink. In the event of a liquidation, dissolution or winding up of EarthLink, holders of EarthLink common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all debts and liabilities of EarthLink, and the preferential rights of any series of preferred stock then outstanding. The shares of EarthLink common stock outstanding are fully paid and non-assessable.

    Holders of EarthLink common stock have an equal and ratable right to receive dividends, when, and if, declared by the board of directors out of funds legally available therefor and only after payment of, or provision for, full dividends on all outstanding shares of any series of preferred stock and after EarthLink has made provision for any required sinking or purchase funds for any series of Preferred Stock. EarthLink's Credit Agreement prohibits the payment of cash dividends on EarthLink common stock.

PREFERRED STOCK

    The preferred stock may be issued, from time to time in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, redemption rights and terms, liquidation preferences, conversion rights, voting rights and sinking fund provisions applicable to each such series of preferred stock. If EarthLink issues a series of preferred stock in the future that has voting rights or preference over EarthLink common stock with respect to the payment of dividends and upon EarthLink's liquidation, dissolution or winding up, the rights of the holders of EarthLink common stock offered hereby may be adversely affected. The issuance of shares of preferred stock could be utilized, under certain circumstances, in an attempt to prevent an acquisition of EarthLink.

    EarthLink has issued the following series of its preferred stock: Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock.

LIMITATION OF DIRECTOR LIABILITY

    The amended and restated certificate of incorporation of EarthLink contains a provision that limits the liability of EarthLink's directors as permitted under Delaware law. The provision eliminates the liability of a director to EarthLink or its stockholders for monetary damages for negligent or grossly negligent acts or omissions in the director's capacity as a director. The provision does not affect the liability of a director (i) for breach of his duty of loyalty to EarthLink or to stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for acts or omissions for which the liability of a director is expressly provided by an applicable statute, or (iv) in respect of any transaction from which a director received an improper personal benefit. Pursuant to the amended and restated certificate of incorporation, the liability of directors will be further limited or eliminated without action by stockholders if Delaware law is amended to further limit or eliminate the personal liability of directors.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the EarthLink common stock is American Stock Transfer and Trust Company.

            COMPARATIVE RIGHTS OF EARTHLINK AND ONEMAIN STOCKHOLDERS

GENERAL

    As a result of the merger, holders of OneMain common stock will become stockholders of EarthLink, and the rights of the former stockholders of OneMain will thereafter be governed by EarthLink's amended and restated certificate of incorporation, bylaws and the Delaware General Corporation Law. The rights of OneMain stockholders are currently governed by the OneMain certificate of incorporation and bylaws and the Delaware General Corporation Law.

    EarthLink and OneMain are each Delaware corporations subject to the provisions of Delaware law. Because EarthLink and OneMain are Delaware corporations, the stockholders of each corporation are treated the same under Delaware law. However, because of different provisions in the companies' certificates of incorporation and bylaws, the rights of the stockholders of the companies will differ in some instances.

    Set forth below are comparisons between the rights of EarthLink stockholders and OneMain stockholders under their respective certificates of incorporation and bylaws. This description summarizes the material differences that may affect the rights of stockholders of EarthLink and OneMain, but does not purport to be a complete statement of all such differences. Stockholders should read the relevant provisions of the laws and documents discussed below.

LIMITATION OF DIRECTOR LIABILITY

    EARTHLINK. The amended and restated certificate of incorporation of EarthLink contains provisions that limit the liability of the directors of EarthLink to the fullest extent permitted under Delaware law. The provisions eliminate the liability of the EarthLink directors to EarthLink and to its respective stockholders for monetary damages relating to breaches of the directors' fiduciary duties in their capacity as directors, except for specific breaches and acts or omissions for which the law of Delaware expressly provides that no limitation of liability may be effective. Delaware law does not permit indemnification in the following circumstances:

    - for breach of a director's duty of loyalty to a corporation or its stockholders;

    - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

    - for unlawful distributions; and

    - in respect of any transaction from which a director received an improper personal benefit.

    Pursuant to the amended and restated certificate of incorporation of EarthLink, limitation of liability of directors will not be limited or eliminated by any amendment or modification of the certificates of incorporation.

    ONEMAIN. OneMain's certificate of incorporation provides that no director of OneMain will be liable to OneMain or its stockholders for monetary damages for a breach of the director's fiduciary duty, except that a director's liability will not be limited for:

    - any breach of the director's duty of loyalty to OneMain or its stockholders;

    - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    - the unlawful payment of dividends; or

    - any transaction from which the director derived an improper personal benefit.

    Under the certificate of incorporation of OneMain, limitation of liability of directors may not be retroactively limited or eliminated by any amendment or modification of OneMain's certificate of incorporation. The OneMain bylaws further instruct the corporation to indemnify directors, officers and agents of OneMain to the fullest extent permitted by the Delaware General Corporation Law for claims or proceedings arising from such individuals' relationship with OneMain.

AUTHORIZED CAPITAL

    EARTHLINK. EarthLink has total authorized capital stock of 400,000,000 shares, consisting of 300,000,000 shares of common stock, $.01 par value, and 100,000,000 shares of preferred stock, $.01 par value. EarthLink may issue its preferred stock in one or more series, from time to time, each with the rights, preferences and designations as determined by the board of directors, without need for authorization or approval by its stockholders. EarthLink has authorized and issued shares of Series A convertible preferred stock and Series B convertible preferred stock to Sprint Corporation, and shares of Series C convertible preferred stock to Apple Computers, Inc.

    ONEMAIN. OneMain has total authorized capital stock of 110,000,000 shares, consisting of 100,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value. As of May 31, 2000, 25,126,471 shares of OneMain common stock and no shares of its preferred stock were issued and outstanding. OneMain may issue its preferred stock in one or more series, from time to time, each with the rights, preferences and designations as determined by the board of directors without need for authorization or approval of its stockholders.

SPECIAL MEETINGS OF STOCKHOLDERS

    Under Delaware law, unless provided in the certificate of incorporation or bylaws of a corporation, stockholders of a public corporation do not have the right to call a special meeting of stockholders.

    EARTHLINK. The EarthLink bylaws provide that a special meeting of EarthLink stockholders may be called at any time by the chairman of the board of directors or by a majority of the board of directors.

    ONEMAIN. The OneMain bylaws and certificate of incorporation provide that a special meeting of OneMain's stockholders may be called at any time by the OneMain board of directors, OneMain's chairman of the board, chief executive officer or president or, upon written request, by the holders of at least a majority of the outstanding shares of OneMain common stock entitled to vote in an election of directors.

VOTING; ELECTION OF DIRECTORS

    EARTHLINK. Each EarthLink stockholder is entitled to one vote for each share of common stock on all matters required or permitted to be voted on by stockholders of EarthLink. Cumulative voting is not permitted under EarthLink's amended and restated certificate of incorporation. In all elections of directors, directors are elected by an affirmative vote of the holders of the plurality of the votes of the shares present, in person or by proxy at the meeting and entitled to vote in the election of directors. The vote of a majority of shares represented at a meeting and entitled to vote at a meeting at which a quorum exists is generally necessary to approve other actions requiring stockholder approval.

    Although EarthLink preferred stockholders generally do not have the right to vote their shares, through its ownership of series A preferred stock, Sprint has the right to elect two directors so long as its ownership of capital stock does not fall below 20% of the outstanding capital stock of EarthLink on a fully diluted basis for three consecutive months, and it can elect one director so long as its ownership does not fall below 10% of the outstanding capital stock of EarthLink on a fully diluted basis for three consecutive months. Apple, the series C preferred stockholder, has the right to elect a member to EarthLink's board of directors for so long as EarthLink is Apple's exclusive default ISP in the setup software under the EarthLink-Apple Internet services agreement, Apple holds series C preferred stock and Apple maintains a certain percentage ownership of the EarthLink securities it purchased in the initial investment and subsequent top-ups. The required ownership percentages are:

    (a) during the first year after January 4, 2000, Apple must maintain ownership of 100% of the EarthLink securities it purchased;

    (b) during the second and third years after January 4, 2000, Apple must maintain ownership of at least 75% of the EarthLink securities it purchased; and

    (c) from the fourth year after January 4, 2000, Apple must maintain ownership of at least 50% of the EarthLink securities it purchased.

    In addition, the approval of 66 2/3% of the shares of EarthLink series A convertible preferred stock, voting as a class, or the series B convertible preferred stock voting as a class, is required to:

    - change the rights, preferences or privileges of the shares of the series of preferred stock;

    - increase the number of the authorized shares of the series of preferred stock;

    - create any new series of stock or securities convertible into equity securities having a preference over or being on par with the series of preferred stock with respect to voting, dividends, or distributions of assets upon liquidation of conversion rights;

    - amend the organizational documents of EarthLink or take any action or enter into any agreements that conflict with EarthLink's obligation to the holders of the series of preferred stock; or

    - liquidate EarthLink.

    ONEMAIN. Each OneMain stockholder is entitled to one vote for each share of common stock upon any matter properly considered and acted on by the stockholders of OneMain. In all elections of directors, directors are elected by an affirmative vote of the holders of the plurality of the votes of the shares present, in person or by proxy at the meeting and entitled to vote in the election of directors. The vote of a majority of shares represented at a meeting and entitled to vote at a meeting at which a quorum exists is generally necessary to approve other actions requiring stockholder approval. OneMain's 6.75% convertible debentures contain certain restrictions on voting. However, these debentures will be repaid and terminated as a condition to the closing of the merger.

MERGERS, SHARE EXCHANGES AND SALES OF ASSETS

    EARTHLINK AND ONEMAIN. Delaware law generally requires that any merger, share exchange or sale of all or substantially all the assets of a corporation not in the ordinary course of business be approved by the affirmative vote of the majority of the issued and outstanding shares of each voting group entitled to vote, unless a different vote is required by the certificate of incorporation or bylaws. The certificates of incorporation and bylaws of EarthLink and OneMain do not specifically address mergers, share exchanges or sales of assets; therefore, an affirmative vote of the majority of the outstanding shares of common stock entitled to vote is required.

ANTI-TAKEOVER STATUTES

    EARTHLINK AND ONEMAIN. Delaware law contains a number of provisions that may have the effect of delaying or discovering a hostile takeover. Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from entering into a business combination with the beneficial owner of 15% or more of the corporation's outstanding voting stock, or its affiliates, for a period of three years after the 15% beneficial owner achieved this level of ownership. Section 203 permits a business combination with a 15% beneficial owner if:

    - prior to the date the stockholder becomes a 15% beneficial owner, the board of directors of the corporation approve either the business combination or the transaction that will result in the person or entity becoming 15% beneficial owner;

    - the interested stockholder acquires at least 85% of the corporation's outstanding voting stock, excluding shares owned by persons who are directors, officers and by various employee stock plans, in the same transaction in which the stockholder becomes a 15% beneficial owner; or

    - on or subsequent to the date of the transaction by which the stockholder becomes a 15% beneficial owner, the board of directors approves the business combination and by a vote of the holders of two-thirds of the corporation's outstanding voting stock, not including shares owned by the 15% beneficial owners.

    In general, a Delaware corporation must specifically elect, through an amendment to its bylaws or certificate of incorporation, not to be governed by these provisions. Neither EarthLink nor OneMain has made an election not to be governed by these provisions and, therefore, each of them is currently subject to these provisions of the Delaware law.

AMENDMENTS TO CERTIFICATES OF INCORPORATION

    Delaware law provides generally that a Delaware corporation's certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the matter.

    EARTHLINK. In addition to the standard Delaware requirement, EarthLink's amended and restated certificate of incorporation provides that any amendment to the provisions of the certificate of incorporation that govern the board of directors, indemnification or the amendment of the certificate of incorporation must be approved by at least two-thirds of the shares entitled to vote on the amendment and by a majority of the members of the entire board of directors. The holders of the EarthLink preferred stock must approve any amendment to the certificate of incorporation that would affect the terms of the preferred stock. See "Voting; Election of Directors" on page 73.

    ONEMAIN. OneMain's certificate of incorporation may be amended under the Delaware General Corporation Law by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of the capital stock of OneMain entitled to vote.

AMENDMENTS TO BYLAWS

    EARTHLINK. EarthLink's amended and restated certificate of incorporation and bylaws provide that the bylaws may be amended by the majority vote of the directors then in office or by stockholders holding a majority of the number of shares of stock present and entitled to vote at the meeting at which the amendment is to be voted upon.

    ONEMAIN. In addition to the right of stockholders to amend OneMain's bylaws pursuant to Delaware law, OneMain's certificate of incorporation authorizes the board of directors to amend OneMain's bylaws. OneMain's bylaws may also be amended by the affirmative vote of its stockholders holding at least a majority of the outstanding shares entitled to vote generally in the election of directors.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    EARTHLINK. The stockholders may take any action required to be taken or that may be taken at any annual or special meeting of stockholders by written consent without a meeting if the consent is signed by stockholders who would have had the votes necessary to approve the action at a meeting at which all shares entitled to vote on the action were present and if the consent is properly delivered to the company.

    ONEMAIN. OneMain's bylaws provide that any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting if the action is taken by a unanimous vote of persons who would be entitled to vote with respect to the action at a meeting. The action must be evidenced by one or more written consents describing the action taken, signed by all of the stockholders who would be entitled to vote with respect to the action at a meeting, and delivered to OneMain.

BOARD OF DIRECTORS

    EARTHLINK. EarthLink's amended and restated certificate of incorporation requires that there be at least two and no more than seventeen directors, with the exact number of directors to be set by a majority of the board of directors or by the affirmative vote of the holders of at least a majority of all outstanding shares entitled to vote in the election of directors, voting as a single class. At the effective time of the merger of OneMain into Merger Sub, EarthLink's board will have eleven directors, two of which were chosen by Sprint pursuant to its rights related to its ownership of EarthLink's series A preferred stock, and one of which was chosen by Apple pursuant to its rights related to its ownership of EarthLink's series C preferred stock. EarthLink has a classified board in which approximately one-third of its directors will stand for election each year. The initial term of the class I directors expired at the annual meeting of EarthLink's stockholders in 2000, the term of the class II directors will expire at the annual meeting of stockholders in 2001, and the term of the class III directors will expire at the annual meeting of stockholders in 2002. In all cases a director will serve until his or her successor is elected and qualifies, or until he or she resigns, is removed, dies or is incapacitated.

    At each annual meeting of EarthLink stockholders the successors to the class of directors whose term then expires will be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors are elected and qualify, except with respect to vacancies and newly created directorships. Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote in the election of directors.

    If the number of directors is changed by resolution of the board, any increase or decrease will be apportioned among the classes so as to keep the number of directors in each class as nearly equal as possible. No decrease in the number of directors will shorten the term of an incumbent director.

    Nominations for the election of directors may be made by the board of directors or a committee appointed by the board. Also, any stockholder of record who is entitled to vote in the election of directors may nominate persons for election as directors at a meeting, but only if the stockholder gives written notice of his intent to make nominations. Any vacancy on the board of directors that results from an increase in the number of directors or from a director's death, resignation, retirement, disqualification or removal from office may be filled by a majority of the board of directors then in office, even if less than a quorum, or by the stockholders if the board of directors has not filled the vacancy. Any director elected to fill a vacancy will have the same remaining term as the director's predecessor.

    At any meeting of stockholders with respect to which notice of the intent to propose directors has been given, the entire board of directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of all outstanding shares entitled to be voted at an election of directors, but if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would have been sufficient to elect him if they had been cumulatively voted at an election of the entire board of directors.

    Whenever the holders of any one or more classes or series of preferred stock issued by EarthLink have the right to elect directors, the election, term of office, filling of vacancies and other features of those directorships will be governed by the terms of the certificate of incorporation and the resolutions of the board of directors creating the class or series. As of the effective time of the merger and for so long as its percentage ownership of capital stock does not fall below 20% of the outstanding capital stock of EarthLink on a fully diluted basis for three consecutive months Sprint will have the right to elect two directors through its ownership of EarthLink's series A convertible preferred stock. So long as Sprint's percentage ownership does not fall below 10% of the outstanding capital stock of EarthLink on a fully diluted basis for three consecutive months Sprint will have the right to elect one director. Apple, through its ownership of EarthLink's series C convertible preferred stock, will have the right to elect a director so long as it maintains certain stock ownership levels as described above.

    ONEMAIN. OneMain's certificate of incorporation provides that its board of directors will be comprised of three classes as nearly equal in number as possible, with each class elected for a term of three years, so that a different class of directors stands for election each year. The OneMain certificate of incorporation provides that the number of directors may not be less than three nor more than fifteen. The OneMain board of directors currently consists of five directors. A director of OneMain holds his office until his successor is elected and qualified or until his earlier death, resignation or removal.

    At each annual meeting of OneMain stockholders, the successors to the class of directors whose term then expires will be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors are elected and qualify, except with respect to vacancies and newly created directorships. Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote in the election of directors.

    If the number of directors is changed by the affirmative vote of a majority of directors then in office, any increase or decrease will be apportioned among the classes so as to keep the number of directors in each class as nearly equal as possible. No decrease in the number of directors will shorten the term of an incumbent director.

    OneMain's certificate of incorporation provides that if a vacancy occurs on the OneMain board, the vacancy may be filled by a majority vote of the directors then in office, even if they constitute less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of OneMain stock or series of OneMain stock are entitled to elect one or more directors by the provisions of OneMain's certificate of incorporation, vacancies and newly created directorships of such class or series may be filled by a majority of the directors elected by such class or series or by a sole remaining director elected by such class or series. In the event that one or more OneMain directors resigns from the OneMain board effective at a future date, a majority of the directors then in office, including those who have so resigned, may fill such vacancy or vacancies.

    OneMain's board of directors nominate candidates to stand for election as directors. Candidates may also be nominated by any OneMain stockholder, provided such nominations are submitted in writing to OneMain no earlier than 60 days and no later than 90 days prior to the anniversary of the preceding year's annual meeting, together with the identity of the stockholder making the nomination and the number of shares of OneMain stock owned, directly or indirectly, by the stockholder.

                                 LEGAL MATTERS

    The validity of the shares of EarthLink common stock to be issued in connection with the merger will be passed on by Hunton & Williams, Atlanta, Georgia. Certain consequences of the merger will be passed on for OneMain by Hogan & Hartson L.L.P., Washington, D.C.

                                    EXPERTS

    The audited consolidated financial statements of EarthLink, Inc. for the three years ended December 31, 1999 incorporated in this proxy statement/prospectus by reference to the Current Report on Form 8-K dated July 7, 2000 and the audited supplemental combined financial statements of EarthLink, Inc. incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999, except as they relate to MindSpring Enterprises, Inc., have been audited by PricewaterhouseCoopers LLP, independent accountants, and, insofar as they relate to MindSpring Enterprises, Inc. by Arthur Andersen LLP, independent accountants, whose report thereon is also incorporated by reference. The audited consolidated financial statements of EarthLink Network, Inc. incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 and the statement of assets acquired and liabilities assumed of the Sprint Internet Passport Business acquired by EarthLink Network, Inc. as of June 5, 1998 incorporated in this proxy statement/prospectus by reference to the Current Report on From 8-K dated October 14, 1999 have also been audited by PricewaterhouseCoopers LLP, independent accountants. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of OneMain.com, Inc. at December 31, 1998 and 1999, and for the period from its inception on August 19, 1998 to December 31, 1998 and for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. OneMain.com, Inc.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of D&E SuperNet, Inc. at December 31 1998, and for each of the two years in the period ended December 31, 1998 and the three months ended
March 31, 1999, as set forth in their report, which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of D&E SuperNet, Inc. to continue as a going concern as described in Note 2 to the financial statements, which is incorporated by reference in this prospectus and elsewhere in the registration statement. D&E SuperNet, Inc's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of SunLink, Inc. at December 31, 1998, and for the two years in the period ended December 31, 1998 and the three months ended March 31, 1999, as set forth in their report, which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of SunLink, Inc. to continue as a going concern as described in Note 2 to the financial statements, which is incorporated by reference in this prospectus and elsewhere in the registration statement. SunLink, Inc.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of LebaNet, Inc. at December 31, 1998, and for each of the two years in the period ended December 31, 1998 and the three months ended March 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. LebaNet, Inc.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of SouthWind Internet Access, Inc. at December 31, 1998, and for the year then ended and the three months ended March 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. SouthWind Internet Access, Inc.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Grant Thornton LLP, independent auditors, have audited the financial statements of SouthWind Internet Access, Inc. for the year ended December 31, 1997, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. SouthWind Internet Access, Inc.'s financial statements are incorporated by reference in reliance on Grant Thornton LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of Horizon Internet Technologies, Inc. at December 31, 1998, and for each of the two years in the period ended December 31, 1998, and for the three months ended March 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Horizon Internet Technologies, Inc.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of United States Internet, Inc. at December 31, 1998, and for the year then ended and for the three months ended March 31, 1999, as set forth in their report, which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of United States Internet, Inc. to continue as a going concern as described in Note 2 to the financial statements, which is incorporated by reference in this prospectus and elsewhere in the registration statement. United States Internet, Inc.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Coulter & Justus, P.C., independent auditors, have audited the financial statements of United States Internet, Inc. for the year ended December 31, 1997, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. United States
Internet, Inc.'s financial statements are incorporated by reference in reliance on Coulter & Justus, P.C.'s report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of Internet Partners of America, LC at December 31, 1998, and for each of the two years in the period ended December 31, 1998, and for the three months ended March 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Internet Partners of America, LC's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of ZoomNet, Inc. at December 31, 1998, and for each of the two years in the period ended December 31, 1998, and for the three months ended March 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. ZoomNet, Inc.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of Palm.Net, Inc. at December 31, 1998, and for each of the two years in the period ended December 31, 1998, and for the three months ended March 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement.
Palm.Net, Inc.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of Internet Access Group, Inc. at December 31, 1998, and for each of the two years in the period ended December 31, 1998, and for the three months ended March 31, 1999, as set forth in their report, which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of Internet Access Group, Inc. to continue as a going concern as described in Note 2 to the financial statements, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Internet Access Group, Inc.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of Midwest Internet, L.L.C. at December 31, 1998, and for each of the two years in the period ended December 31, 1998, and for the three months ended March 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Midwest Internet, L.L.C.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of Internet Solutions, LLC at December 31, 1998, and for the year then ended and the three months ended March 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Internet Solutions, LLC's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Kevin J. Tochtrop, independent auditor, has audited the financial statements of Internet Solutions, LLC for the year ended December 31, 1997, as set forth in his report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Internet Solutions, LLC's financial statements are incorporated by reference in reliance on Kevin J. Tochtrop's report, given on his authority as an expert in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of FGInet, Inc. at December 31, 1998, and for each of the two years in the period ended December 31, 1998, and for the three months ended March 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. FGInet, Inc.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of SuperHighway, Inc. d/b/a Indynet at December 31, 1998, and for each of the two years in the period ended December 31, 1998, and for the three months ended March 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. SuperHighway, Inc. d/b/a Indynet's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of LightSpeed Net, Inc. at December 31, 1998, and for each of the two years in the period ended December 31, 1998, and for the three months ended March 31, 1999, as set forth in their report, which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of LightSpeed Net, Inc. to continue as a going concern as described in Note 2 to the financial statements, which is incorporated by reference in this prospectus and elsewhere in the registration statement. LightSpeed

Net, Inc.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of JPS.Net Corporation at December 31, 1998, and for the period from its inception on January 31, 1997 to December 31, 1997 and for the year ended December 31, 1998 and the three months ended March 31, 1999, as set forth in their report, which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of JPS.Net Corporation to continue as a going concern as described in Note 2 to the financial statements, which is incorporated by reference in this prospectus and elsewhere in the registration statement. JPS.Net Corporation's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the financial statements of TGF Technologies, Inc. for the three months ended March 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. TGF
Technologies, Inc.'s financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The financial statements of TGF Technologies, Inc. at December 31, 1998, and for each of the two years in the period ended December 31, 1998, incorporated by reference in this prospectus and registration statement have been audited by KPMG LLP, independent auditors, as set forth in their report on these financial statements incorporated by reference in this prospectus and registration statement, and are included in reliance upon this report given upon the authority of KPMG as experts in auditing and accounting.

    Ernst & Young LLP, independent auditors, have audited the Statement of Revenues and Direct Expenses of the Consumer Internet Access Services of Sprint Corporation for the year ended December 31, 1997, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The Statement of Revenues and Direct Expenses of the Consumer Internet Access Services of Sprint Corporation is incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    ANNEX A
                          AGREEMENT AND PLAN OF MERGER

                                    ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG
                               ONEMAIN.COM, INC.
                              OM COMBINATION, INC.
                                      AND
                                EARTHLINK, INC.

                                  JUNE 7, 2000

----------------------------------------------------------------------
----------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
ARTICLE I THE MERGER........................................      1
  SECTION 1.1. THE MERGER...................................      2
  SECTION 1.2. EFFECTIVE TIME...............................      2
  SECTION 1.3. EFFECTS OF THE MERGER........................      2
  SECTION 1.4. CERTIFICATE OF INCORPORATION AND BYLAWS......      3
  SECTION 1.5. DIRECTORS AND OFFICERS.......................      3
ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
  CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES........      3
  SECTION 2.1. EFFECT ON CAPITAL STOCK......................      3
    (a) CANCELLATION OF TREASURY STOCK......................      3
    (b) CONVERSION OF COMPANY SHARES........................      3
    (c) NO FRACTIONAL EARTHLINK SHARES......................      4
  SECTION 2.2. EXCHANGE OF CERTIFICATES.....................      4
    (a) EXCHANGE AGENT......................................      5
    (b) PAYMENT OF MERGER CONSIDERATION.....................      5
    (c) EXCHANGE PROCEDURE..................................      5
    (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED COMPANY
     SHARES.................................................      6
    (e) NO FURTHER OWNERSHIP RIGHTS IN COMPANY SHARES.......      6
    (f) NO LIABILITY........................................      7
    (g) LOST, STOLEN OR DESTROYED CERTIFICATES..............      7
  SECTION 2.3. CONVERSION OF STOCK OPTIONS AND CERTAIN
    WARRANTS................................................      7
  SECTION 2.4. CONVERTIBLE DEBENTURES.......................      9
  SECTION 2.5. STOCK TRANSFER BOOKS.........................      9
  SECTION 2.6. CERTAIN ADJUSTMENTS..........................      9
ARTICLE III REPRESENTATIONS AND WARRANTIES..................     10
  SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
    AND THE SUBSIDIARIES....................................     10
    (a) ORGANIZATION; STANDING AND POWER....................     10
    (b) SUBSIDIARIES; OTHER INVESTMENTS.....................     10
    (c) CAPITAL STRUCTURE...................................     11
    (d) AUTHORITY; NON-CONTRAVENTION........................     12
    (e) SEC DOCUMENTS.......................................     14
    (f) MATERIAL CONTRACTS..................................     14
    (g) INFORMATION SUPPLIED................................     16
    (h) ABSENCE OF CERTAIN CHANGES OR EVENTS................     16
    (i) STATE TAKEOVER STATUTES; ANTI-TAKEOVER
     PROVISIONS.............................................     17
    (j) BROKERS.............................................     17
    (k) LITIGATION..........................................     17
    (l) ACCOUNTING MATTERS..................................     18
    (m) TAXES...............................................     18
    (n) COMPLIANCE WITH LAWS................................     19
    (o) INTELLECTUAL PROPERTY...............................     19
    (p) NO DEFAULT..........................................     20
    (q) Y2K READINESS.......................................     20
    (r) OPINION OF COMPANY FINANCIAL ADVISORS...............     21
    (s) TRANSACTIONS WITH AFFILIATES........................     21
    (t) LICENSES............................................     21
    (u) SUBSCRIBER ACCOUNTS.................................     22

                                                                PAGE
                                                              --------
    (v) EMPLOYEE BENEFIT MATTERS............................     22
    (w) EMPLOYMENT MATTERS..................................     25
    (x) NO EXCESS PARACHUTE PAYMENTS........................     25
    (y) ENVIRONMENTAL MATTERS...............................     25
    (z) TITLE TO AND CONDITIONS OF PROPERTIES...............     26
    (aa) UNDISCLOSED LIABILITIES............................     27
    (bb) INSURANCE..........................................     27
    (cc) FULL DISCLOSURE....................................     27
    (dd) [reserved].........................................     27
    (ee) SEVERANCE PAYMENTS.................................     27
    (ff) WARN ACT...........................................     28
    (gg) EARNOUT PAYMENTS...................................     28
  SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF EARTHLINK
    AND COMBINATION COMPANY.................................     28
    (a) ORGANIZATION; STANDING AND POWER....................     28
    (b) CAPITAL STRUCTURE...................................     29
    (c) AUTHORITY; NON-CONTRAVENTION........................     29
    (d) SEC DOCUMENTS.......................................     30
    (e) INFORMATION SUPPLIED................................     31
    (f) BROKERS.............................................     31
    (g) UNDISCLOSED LIABILITIES.............................     32
    (h) LITIGATION..........................................     32
    (i) OPINION OF EARTHLINK FINANCIAL ADVISORS.............     32
    (j) FULL DISCLOSURE.....................................     32
    (k) ABSENCE OF CERTAIN CHANGES OR EVENTS................     33
ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS........     33
  SECTION 4.1. CONDUCT OF BUSINESS OF THE COMPANY...........     33
    (a) INTEGRATION; ORDINARY COURSE........................     33
    (b) CHANGES IN EMPLOYMENT ARRANGEMENTS..................     36
    (c) SEVERANCE ARRANGEMENTS..............................     36
    (d) OTHER ACTIONS.......................................     37
    (e) COMPANY STOCK PURCHASE PLAN.........................     37
ARTICLE V ADDITIONAL AGREEMENTS.............................     37
  SECTION 5.1. STOCKHOLDER APPROVAL; PREPARATION OF PROXY
    STATEMENT; PREPARATION OF REGISTRATION STATEMENT........     37
  SECTION 5.2. ACCESS TO INFORMATION........................     39
  SECTION 5.3. REASONABLE EFFORTS; NOTIFICATION.............     40
  SECTION 5.4. FEES AND EXPENSES............................     41
  SECTION 5.5. PUBLIC ANNOUNCEMENTS.........................     42
  SECTION 5.6. AGREEMENT TO DEFEND..........................     42
  SECTION 5.7. OTHER ACTIONS................................     42
  SECTION 5.8. RETENTION PLAN...............................     42
  SECTION 5.9. INDEMNIFICATION..............................     42
  SECTION 5.10. BLUE SKY....................................     43
  SECTION 5.11. COMBINATION COMPANY.........................     43
  SECTION 5.12. [RESERVED]..................................     43
  SECTION 5.13. EXEMPTION FROM LIABILITY UNDER SECTION
    16(b)...................................................     43
  SECTION 5.14. EMPLOYEE MATTERS............................     44
ARTICLE VI CONDITIONS PRECEDENT.............................     44
  SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO
    EFFECT THE MERGER.......................................     44
    (a) STOCKHOLDER APPROVAL................................     44

                                                                PAGE
                                                              --------
    (b) NASDAQ..............................................     44
    (c) HSR ACT; OTHER APPROVALS............................     44
    (d) NO INJUNCTIONS OR RESTRAINTS........................     45
    (e) REGISTRATION STATEMENT EFFECTIVENESS................     45
    (f) BLUE SKY FILINGS....................................     45
  SECTION 6.2. CONDITIONS OF EARTHLINK......................     45
    (a) COMPLIANCE..........................................     45
    (b) CERTIFICATIONS......................................     45
    (c) REPRESENTATIONS AND WARRANTIES TRUE.................     46
    (d) COMPANY AFFILIATE LETTERS...........................     46
    (e) CONSENTS; RELATED MATTERS...........................     46
    (f) NO LITIGATION.......................................     46
    (g) RESIGNATIONS........................................     47
    (h) NOTE TERMINATION....................................     47
    (i) TERMINATION OF AGREEMENTS; REPAYMENT OF SEVERANCE
     OBLIGATIONS............................................     47
  SECTION 6.3. CONDITIONS OF THE COMPANY....................     47
    (a) COMPLIANCE..........................................     47
    (b) CERTIFICATIONS AND OPINION..........................     48
    (c) REPRESENTATIONS AND WARRANTIES TRUE.................     48
    (d) NO LITIGATION.......................................     48
    (e) REGISTRATIONS.......................................     49
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...............     49
  SECTION 7.1. TERMINATION..................................     49
  SECTION 7.2. EFFECT OF TERMINATION........................     51
  SECTION 7.3. AMENDMENT....................................     51
  SECTION 7.4. EXTENSION; WAIVER............................     51
  SECTION 7.5. PROCEDURE FOR TERMINATION, AMENDMENT,
    EXTENSION OR WAIVER.....................................     51
ARTICLE VIII SPECIAL PROVISIONS AS TO CERTAIN MATTERS.......     51
  SECTION 8.1. NO SOLICITATION..............................     51
    (a) RESTRICTED ACTIONS..................................     52
    (b) PERMITTED ACTIONS...................................     52
    (c) NOTICES.............................................     55
    (d) TERMINATION OF NEGOTIATIONS.........................     56
  SECTION 8.2. TAKEOVER DEFENSES............................     56
  SECTION 8.3. FEE AND EXPENSE REIMBURSEMENTS...............     56
  SECTION 8.4. CONFIDENTIALITY..............................     57
ARTICLE IX GENERAL PROVISIONS...............................     57
  SECTION 9.1. NONSURVIVAL OF REPRESENTATIONS AND
    WARRANTIES..............................................     57
  SECTION 9.2. NOTICES......................................     57
  SECTION 9.3. DEFINITIONS..................................     58
  SECTION 9.4. INTERPRETATION...............................     60
  SECTION 9.5. COUNTERPARTS; FACSIMILE EXECUTION............     60
  SECTION 9.6. ENTIRE AGREEMENT; NO THIRD-PARTY
    BENEFICIARIES...........................................     60
  SECTION 9.7. GOVERNING LAW................................     60
  SECTION 9.8. ASSIGNMENT...................................     60
  SECTION 9.9. ENFORCEMENT OF THE AGREEMENT.................     60
  SECTION 9.10. SEVERABILITY................................     61

LIST OF EXHIBITS AND ANNEX

Exhibit A......................  Certificate of Incorporation of the Combination Company
Exhibit B......................  Bylaws of the Combination Company
Exhibit C......................  Note and Warrant Termination Agreement
Exhibit D......................  Voting Agreement

Annex A........................  Purchase Price Calculation

Affiliate...................................................  Section 9.3(a)
Affiliate Letter............................................  Section 6.2(d)
Aggregate Purchase Price....................................  Declarations Page
Agreement...................................................  Declarations Page
Agreement to Vote Stock.....................................  Section 3.1(d)
Alternative Transaction.....................................  Section 8.3
Approval Items..............................................  Section 4.1(a)
Approval Mechanism..........................................  Section 4.1(a)
Cash Portion................................................  Section 2.1(b)
Certificate of Merger.......................................  Section 1.2
Certificates................................................  Section 2.2(c)
Closing.....................................................  Section 1.2
Closing Date................................................  Section 1.2
Code........................................................  Declarations Page
Combination Company.........................................  Declarations Page
Company.....................................................  Declarations Page
Company Beneficiary.........................................  Section 3.1(v)(i)
Company Benefit Plans.......................................  Section 3.1(v)(i)
Company Common Stock........................................  Section 3.1(c)
Company Disclosure Schedule.................................  Section 3.1
Company ERISA Affiliate.....................................  Section 3.1(v)(iii)
Company Financial Advisor...................................  Section 3.1(j)
Company Insiders............................................  Section 5.13
Company Intellectual Property Rights........................  Section 3.1(o)(i)
Company Options.............................................  Section 2.3(a)
Company Permits.............................................  Section 3.1(n)
Company Preferred Stock.....................................  Section 3.1(c)
Company SEC Documents.......................................  Section 3.1(e)
Company Share...............................................  Declarations Page
Company Stock Plans.........................................  Section 2.3(a)
Company Stockholder Approval................................  Section 3.1(d)
Company Stockholders Meeting................................  Section 1.2
Company Termination Fee.....................................  Section 8.3
Confidentiality Agreement...................................  Section 5.2
Contracts...................................................  Section 3.1(f)
Convertible Options.........................................  Section 2.3(a)
Default.....................................................  Section 3.1(d)
DGCL........................................................  Section 1.1
DOL.........................................................  Section 3.1(v)(ii)(3)
Earnouts....................................................  Section 3.1(gg)
Effective Time of the Merger................................  Section 1.2
EarthLink...................................................  Declarations Page
EarthLink Common Stock......................................  Declarations Page
EarthLink Options...........................................  Section 2.3(a)
EarthLink Preferred Stock...................................  Section 3.2(b)
EarthLink SEC Documents.....................................  Section 3.2(d)
EarthLink Stock Plans.......................................  Section 2.3(a)
EarthLink Stock Portion.....................................  Section 2.1(b)
ERISA.......................................................  Section 3.1(v)(i)
Exchange Act................................................  Section 3.1(d)
Exchange Agent..............................................  Section 2.2(a)

Exchange Fund...............................................  Section 2.2(b)
Exchange Ratios.............................................  Section 2.3(a)
Family Affiliate............................................  Section 3.1(s)
Fully Diluted Basis.........................................  Section 9.3(b)
Governmental Entity.........................................  Section 3.1(d)
HSR Act.....................................................  Section 3.1(d)
HSR Documents...............................................  Section 5.3(c)(ii)
Indemnified Parties.........................................  Section 5.9(a)
Initial Consideration Period................................  Section 8.1(b)(i)
Integration Plan............................................  Section 4.1(a)
IRS.........................................................  Section 3.1(v)(ii)(2)
Knowledge...................................................  Section 9.3(c)
Licenses....................................................  Section 3.1(t)
Liens.......................................................  Section 3.1(b)
Material Adverse Effect.....................................  Section 9.3(d)
Material Contracts..........................................  Section 3.1(f)
Merger......................................................  Declarations Page
Merger Consideration........................................  Section 2.1(b)
Mindspring..................................................  Section 3.2(d)
NASD........................................................  Section 3.1(d)
Nasdaq......................................................  Section 3.1(d)
Nasdaq Closing Price........................................  Section 9.3(e)
Negotiation Activities......................................  Section 8.1(b)
Negotiation Period..........................................  Section 8.1(b)(ii)
Note and Warrant Termination................................  Section 2.4
Note and Warrant Termination Agreement......................  Section 2.4
Noteholder Warrants.........................................  Section 2.4
Noteholders.................................................  Section 2.4
Notes.......................................................  Section 2.4
Offer Letters...............................................  Section 3.1(w)(ii)
Offeror.....................................................  Section 8.1(b)(i)
Old EarthLink...............................................  Section 3.2(d)
OM Integration..............................................  Section 4.1(a)
Per Share Price.............................................  Declarations Page
Person......................................................  Section 9.3(f)
Proxy Statement.............................................  Section 3.1(d)
Registration Statement......................................  Section 5.1(b)
Representatives.............................................  Section 8.1(a)
S-8 Registration Statement..................................  Section 6.3(e)
Salary/Severance List.......................................  Section 3.1(ee)
SEC.........................................................  Section 3.1(d)
Section 16 Information......................................  Section 5.13
Securities Act..............................................  Section 3.1(e)
Stock Ratio.................................................  Section 2.1(b)
Subscriber Accounts.........................................  Section 3.1(u)
Subsequent Negotiation Period...............................  Section 8.1(b)(v)
Subsequent Proposal.........................................  Section 8.1(b)(v)
Subsequent Superior Proposal................................  Section 8.1(b)(v)
Subsidiary..................................................  Section 9.3(g)
Superior Proposal...........................................  Section 9.3(h)
Surviving Corporation.......................................  Section 1.1

Takeover Proposal...........................................  Section 8.1(a)
Tax.........................................................  Section 3.1(m)
Tax Return..................................................  Section 3.1(m)
Taxes.......................................................  Section 3.1(m)
Terminated Subsequent Proposal..............................  Section 8.1(b)(vii)
Terminated Superior Proposal................................  Section 8.1(b)(iv)
Treasury Stock..............................................  Section 2.1(a)
Year 2000 Readiness Disclosure Statement....................  Section 3.1(q)

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of June 7, 2000 (the "AGREEMENT"), by and among ONEMAIN.COM, INC., a Delaware corporation ("COMPANY"), OM
COMBINATION, INC., a Delaware corporation and wholly-owned subsidiary of EarthLink ("COMBINATION COMPANY"), and EARTHLINK, INC., a Delaware corporation ("EARTHLINK").

    WHEREAS, the respective Boards of Directors of EarthLink, Combination Company and the Company have approved the merger of the Company with and into the Combination Company (the "MERGER"), upon the terms and subject to the conditions of this Agreement and Plan of Merger (this "AGREEMENT"), whereby each issued and outstanding share of the Company's common stock, $.001 par value per share (a "COMPANY SHARE") will be converted into the right to receive a per share amount (the "PER SHARE PRICE") based on (a) $308,059,333 (the "AGGREGATE PURCHASE PRICE") DIVIDED BY (b) 25,804,064 Company Shares (the total number of Company Shares outstanding on a Fully Diluted Basis on the date hereof (using the treasury method for Options outstanding as of the date hereof), with each Per Share Price consisting of $5.97 in cash and .3511 of a share of EarthLink common stock, $.01 par value per share ("EARTHLINK COMMON STOCK") all as provided herein and as subject to adjustment as set forth in Section 2.1(b) hereof.

    WHEREAS, for federal income tax purposes, it is intended that the parties will use their commercially reasonable best efforts to qualify the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), if possible; and

    WHEREAS, EarthLink, Combination Company and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

    WHEREAS, certain of the officers, directors and significant stockholders of the Company have each entered into a voting agreement with EarthLink pursuant to which such officers, directors and significant stockholders have agreed to vote the Company Shares owned by them in favor of the Merger; and

    NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions hereof and in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), the Company shall be merged with and into the Combination Company at the Effective Time of the Merger (as hereinafter defined). Following the Merger, the separate corporate existence of the Company shall cease and the Combination Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

    SECTION 1.2. EFFECTIVE TIME. As soon as practicable following the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in ARTICLE VI, the Surviving Corporation shall file the certificate of merger required by the DGCL with respect to the Merger (the "CERTIFICATE OF MERGER") and other appropriate documents executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as EarthLink and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME OF THE MERGER"). The closing of the Merger (the "CLOSING") shall take place at the offices of Hunton & Williams, Bank of America Plaza, 600 Peachtree Street, N.E., Suite 4100, Atlanta, Georgia 30308, on the date of the meeting of the Company's stockholders to approve the Merger (the "COMPANY STOCKHOLDERS MEETING"), or, if any of the conditions set forth in ARTICLE VI have not been satisfied, then as soon as practicable thereafter, or at such other time and place or such other date as EarthLink and the Company shall agree (the "CLOSING DATE").

    SECTION 1.3. EFFECTS OF THE MERGER. The Merger shall have the effects set forth herein and in Section 251, 259 and 261 of the DGCL. If at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of the Company and the Combination Company, the Surviving Corporation and its proper officers and directors, in the name and on behalf of the Company and the Combination Company, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Combination Company or otherwise to take any and all such action.

    SECTION 1.4.  CERTIFICATE OF INCORPORATION AND BYLAWS.

    (a) The Certificate of Incorporation of the Combination Company, as in effect immediately prior to the Effective Time of the Merger as set forth in EXHIBIT A hereto, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    (b) The Bylaws of the Combination Company, as in effect immediately prior to the Effective Time of the Merger as set forth in EXHIBIT B hereto, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.5. DIRECTORS AND OFFICERS. The directors and officers of Combination Company shall, from and after the Effective Time of the Merger, be the directors and officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    SECTION 2.1. EFFECT ON CAPITAL STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Company, Combination Company, EarthLink or the holders of any Company Shares or capital stock of Combination Company:

    (a) CANCELLATION OF TREASURY STOCK. All shares of capital stock of the Company held in the treasury of the Company immediately prior to the Effective Time of the Merger, if any ("TREASURY STOCK") shall be cancelled and extinguished as of the Effective Time of the Merger, without any conversion thereof and no amount or other consideration shall be delivered or deliverable in exchange therefor.

    (b) CONVERSION OF COMPANY SHARES. Subject to SECTIONS 2.1(a) and 2.1(c), each Company Share issued and outstanding immediately prior to the Effective Time of the Merger shall be converted automatically into the right to receive, upon the surrender of the certificate formerly representing such Company Shares pursuant to SECTION 2.2, a Per Share Price equal to $5.97 in cash (the "CASH PORTION") and .3511 (the "STOCK RATIO") of a share of EarthLink Common Stock (the "EARTHLINK STOCK PORTION"), subject to adjustment as set forth herein. The Cash Portion and the EarthLink Stock Portion of the Per Share Price payable and issuable to the holders of Company Shares outstanding on the day immediately prior to the date on which the Effective Time of the Merger occurs pursuant hereto (the "MEASUREMENT DATE"), together with payments of cash in lieu of fractional shares as provided in Section 2.1(c) hereof, shall be referred to herein as the "MERGER CONSIDERATION". On the Measurement Date, the parties shall recalculate the Per Share Price (as so recalculated, the "FINAL PER SHARE PRICE"), the EarthLink Stock Portion, the Cash Portion and the Stock Ratio on such date, based on the then-existing closing stock price of the EarthLink Common Stock (determined by reference to closing quotation from Nasdaq-National Market--the "CLOSING PRICE"), as set forth in ANNEX A attached hereto, PROVIDED, that for purposes of such adjustments, if the Closing Price on the Measurement Date is below $5.00 per share or above $50.00 per share, the Cash Portion and the Stock Ratio shall be determined using the $5.00 and $50.00 Closing Price levels, respectively, and PROVIDED further, that if the Closing Price is other than a whole Dollar amount between a $5 and $50 Closing Price, the adjustment to the Cash Portion, the Stock Ratio, the EarthLink Stock Portion and the Intrinsic Option Value shall be on a pro rata basis between such whole Dollar amounts and otherwise consistent with this provision.

    All such Company Shares shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration. At the Effective Time of the Merger, the holders of Company Shares outstanding immediately prior to the Effective Time of the Merger shall cease to have any rights with respect to such shares of the Company Shares, except the right to receive the Merger Consideration and as otherwise provided herein or pursuant to any rights of appraisal under any applicable law.

    (c) NO FRACTIONAL EARTHLINK SHARES. No fractional shares of EarthLink Common Stock shall be issued in the Merger. All fractional shares of EarthLink Common Stock that a holder of Company Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share of EarthLink Common Stock results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the closing sale price per share of a share of EarthLink Common Stock on Nasdaq-National Market on the first trading day immediately preceding the Effective Time of the Merger by the fraction of a share of EarthLink Common Stock to which such holder would otherwise have been entitled pursuant to this sentence. No such cash in lieu of fractional shares of EarthLink Common Stock shall be paid to any holder of fractional EarthLink Common Stock until that holder's Certificates (as defined in SECTION 2.2(c)) are surrendered and exchanged in accordance with SECTION 2.2(c).

    SECTION 2.2.  EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. Prior to the Effective Time of the Merger, EarthLink shall engage American Stock Transfer and Trust Company to act as exchange agent (the "EXCHANGE AGENT") for the issuance of the Merger Consideration upon surrender of Certificates (as defined in SECTION 2.2(c)).

    (b) PAYMENT OF MERGER CONSIDERATION. As of the Effective Time of the Merger, EarthLink shall have delivered to the Exchange Agent the Merger Consideration consisting of the certificates for the EarthLink Common Stock comprising the EarthLink Stock Portion to be issued upon the conversion of the Company Shares pursuant to SECTION 2.1(b), the Cash Portion to be issued to each Stockholder of the Company, and any cash necessary to make payments in lieu of fractional shares pursuant to SECTION 2.1(c) (such shares of EarthLink Common Stock and cash being hereinafter referred to as the "EXCHANGE FUND"). At the Effective Time of the Merger, EarthLink shall cause the Exchange Agent, pursuant to irrevocable instructions delivered to the Exchange Agent prior thereto, to deliver EarthLink Common Stock, the Cash Portion and cash for fractional shares contemplated to be issued and paid pursuant to SECTION 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any purpose other than as set forth in this SECTION 2.2(b).

    (c) EXCHANGE PROCEDURE. As soon as practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding Company Shares (the "CERTIFICATES"), other than the Company, and any wholly owned Subsidiary of the Company, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as EarthLink may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the certificates representing the EarthLink Stock Portion and cash (in payment of the Cash Portion) and any additional cash in lieu of a fractional share of EarthLink Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable amount of the Merger Consideration consisting of (i) a certificate or certificates representing the number of whole shares of EarthLink Common Stock and cash into which the Company Shares theretofore represented by such Certificate shall have been converted pursuant to SECTION 2.1, and (ii) any cash payable in lieu of a fractional share of EarthLink Common Stock, and the Certificate so surrendered shall forthwith be canceled. If the shares of EarthLink Common Stock are to be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, it shall be a condition of exchange that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of EarthLink that such tax has been paid or is not applicable. Until surrendered as contemplated by this SECTION 2.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive, upon surrender of such Certificate in accordance with this
SECTION 2.2(c), the applicable amount of the Merger Consideration consisting of the number of shares of EarthLink Common Stock and cash and, additional cash, if any, in lieu of a fractional share of EarthLink Common Stock into which the Company Shares theretofore represented by such Certificate shall have been converted pursuant to SECTION 2.1. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the EarthLink Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of Persons entitled thereto.

    (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED COMPANY SHARES. No dividends or other distributions declared or made after the Effective Time of the Merger with respect to the EarthLink Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the EarthLink Common Stock issuable upon exchange of such Certificates pursuant to this Agreement, and no cash payment (including any cash payment in lieu of fractional shares) shall be paid to any such holder pursuant to SECTION 2.1 until the holder of record of such Certificate shall surrender such Certificate in accordance with SECTION 2.2(c). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing the EarthLink Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of cash payable pursuant to SECTION 2.1(b) and any additional cash payable in lieu of a fractional share of EarthLink Common Stock to which such holder is entitled pursuant to SECTION 2.1(c) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such EarthLink Common Stock, as the case may be, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such EarthLink Common Stock.

    (e) NO FURTHER OWNERSHIP RIGHTS IN COMPANY SHARES. All shares of EarthLink Common Stock issued and all cash paid upon the surrender of Certificates in accordance with the terms of this ARTICLE II, together with any dividends payable thereon to the extent contemplated by this SECTION 2.2, shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the

Company Shares theretofore represented by such Certificates and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares represented by such Certificates that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE II, except as otherwise provided by applicable law.

    (f) NO LIABILITY. Neither EarthLink nor the Company nor any of their Subsidiaries shall be liable to any holder of Company Shares for any shares of EarthLink Common Stock (or dividends or distributions with respect thereto) or cash (including any cash in lieu of fractional shares of EarthLink Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (g) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the Person claiming such loss, theft or destruction and, the granting of a reasonable indemnity against any claim that may be made against EarthLink or the Exchange Agent with respect to such Certificate, EarthLink shall cause the Exchange Agent to issue to such Person the applicable amount of the Merger Consideration with respect to such lost, stolen or destroyed Certificate to which the holder thereof may be entitled pursuant to this ARTICLE II.

    SECTION 2.3.  CONVERSION OF STOCK OPTIONS AND CERTAIN WARRANTS.

    (a) At the Effective Time of the Merger, each option or other right to purchase shares of Company Common Stock (as hereinafter defined) pursuant to stock options (the "COMPANY OPTIONS") granted by the Company under any of the Amended and Restated OneMain.com, Inc. 1999 Stock Option and Incentive Plan and the OneMain.com, Inc. 1999 Plan (together, the "COMPANY STOCK PLANS") and which have an exercise price equal to or below the Final Per Share Price on the Measurement Date (the "CONVERTIBLE OPTIONS"), shall be converted into an option to purchase EarthLink Common Stock and become a right with respect to EarthLink Common Stock based on the Exchange Ratio (as defined below), and upon conversion each such Company Option shall be subject to the terms of the EarthLink Stock Incentive Plan and EarthLink Stock Option Plan for Non-Employee Directors (the "EARTHLINK STOCK PLANS"), as applicable, and the stock option agreement issued by EarthLink by which it is evidenced upon, at and as of the Effective Time of the Merger (such converted Company Options shall be referred to as "EARTHLINK OPTIONS"). For purposes of this Agreement, the term "EXCHANGE RATIO" shall mean the ratio derived by dividing the Final Per Share Price by the Closing Price. The Convertible Options shall be converted into the number of EarthLink Options as determined by multiplying the Convertible Options by the Exchange Ratio. The applicable exercise price for the EarthLink Options issued upon conversion of the Convertible Options shall be determined by dividing the exercise price of such Convertible Options by the Exchange Ratio. Attached hereto as
Section 2.3(a) of the Company Disclosure Schedule is a list of the Company Options, applicable strike prices and other information related to the Company Options as of the date hereof, which list is true, accurate and complete in all material respects.

    Notwithstanding the above, EarthLink shall not be obligated to issue any EarthLink Option exercisable into a fraction of a share of EarthLink Common Stock. The EarthLink Options issued upon conversion of the Company Options as provided herein that are "incentive stock options" (as defined in Section 422 of the Code) are reasonably intended to be effected in a manner that is consistent with continued treatment of such EarthLink Options as "incentive stock options" under Section 424(a) of the Code. Each of the Company and EarthLink agrees to take all reasonably necessary steps to effectuate the foregoing provisions of this SECTION 2.3, including using its reasonable best efforts to obtain from each holder of a Company Option any consent or contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this
SECTION 2.3.

    At the Effective Time of the Merger, each Company Option granted by the Company under any of the Company Stock Plans and which have an exercise price above the Final Per Share Price and/or which are unvested as of the Effective Time of the Merger shall terminate in full as of the Effective Time of the Merger. At the Effective Time of the Merger, all Company Options that are not at that time converted into EarthLink Options or exercised by the holders thereof, regardless of exercise price, shall terminate in full as of the Effective Time of the Merger.

    (b) As soon as practicable after the Effective Time of the Merger, EarthLink shall deliver to the participants in each Company Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto, and the grants subject to such Company Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by SECTION 2.3(a) after giving effect to the Merger). At or prior to the Effective Time of the Merger, EarthLink shall take all corporate action necessary to reserve for issuance sufficient shares of EarthLink Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this SECTION 2.3.

    (c) EarthLink shall: (i) prior to the Effective Time of the Merger file all necessary registration statements on Form S-8 (or amend existing registration statements on Form S-8) in order to effectively register the shares of EarthLink Common Stock subject to Company Options converted pursuant to this SECTION 2.3 that were granted under the Company Stock Plans; (ii) use reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted Company Options remain outstanding; and (iii) prior to the Effective Time of the Merger (subject to official notice of issuance), prepare and submit to Nasdaq the Notification of Additional Listing of Shares relating to inclusion for quotation on Nasdaq the shares of EarthLink Common Stock subject to such converted Company Options and use reasonable efforts to cause such securities to be approved for quotation on Nasdaq.

    (d) As of the Effective Time of the Merger, the warrant issued by the Company to Heidrick & Struggles exercisable into 15,000 shares of Company Shares shall be converted into and replaced by a warrant to purchase EarthLink Common Stock, based on the applicable Exchange Ratio.

    SECTION 2.4. CONVERTIBLE DEBENTURES. The Company shall: (a) repurchase and terminate in full all outstanding 6.75% Convertible Debentures of the Company due 2003 (the "NOTES") from the holders thereof (the "NOTEHOLDERS") on or prior to the Closing Date, (b) effect the replacement of the warrants granted to the Noteholders (the "NOTEHOLDER WARRANTS") with a warrant to purchase EarthLink Common Stock (as acceptable to EarthLink) in accordance herewith, (c) terminate in full the Convertible Debenture Purchase Agreement, the Registration Rights Agreement and all other agreements related to such agreements, including without limitation the termination of any obligation of the Company to issue Second and Third Tranches (as defined therein) of Notes and all other future obligations to issue securities thereunder, and (d) effect the replacement of such Registration Rights Agreement with a Registration Rights Agreement to which EarthLink is a party (as acceptable to EarthLink) (the "NOTE AND WARRANT TERMINATION"). The written, binding agreement pursuant to which the Note and Warrant Termination shall be effectuated and the new EarthLink warrants to be issued (the "NOTE AND WARRANT TERMINATION AGREEMENT") is attached hereto as EXHIBIT C. As set forth in the Note and Warrant Termination Agreement, the Noteholder Warrants shall be replaced by warrants to purchase EarthLink Common Stock as set forth therein.

    SECTION 2.5. STOCK TRANSFER BOOKS. At the Effective Time of the Merger, the transfer books of the Company with respect to all shares of capital stock or other securities of the Company shall be closed and no further registration of transfers of such shares of capital stock or other securities shall thereafter be made on the records of the Company.

    SECTION 2.6. CERTAIN ADJUSTMENTS. If between the date hereof and the Effective Time of the Merger, the outstanding shares of Company Common Stock or EarthLink Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Per Share Price, Exchange Ratio, EarthLink Stock Portion and Cash Portion shall be adjusted accordingly to provide the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SUBSIDIARIES. The Company, for and in respect of itself and, where indicated, for and in respect of its Subsidiaries, represents and warrants to, and agree with, EarthLink and Combination Company as follows, subject to any exceptions specified in the Disclosure Schedule of the Company provided to EarthLink on the date hereof (the "COMPANY DISCLOSURE SCHEDULE"); it being understood and agreed that the Company may cross reference disclosures within the Company Disclosure
Schedule:

    (a) ORGANIZATION; STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually, or in the aggregate) would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

    (b)  SUBSIDIARIES; OTHER INVESTMENTS.  Except as set forth in
SECTION 3.1(b) of the Company's Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person. SECTION 3.1(b) of the Company Disclosure Schedule contains a complete and accurate list of the Company's direct and indirect Subsidiaries and the respective capital structure of each Subsidiary (authorized capital stock, par value, outstanding capital stock, owner of capital stock). Except as set forth on SECTION 3.1(b) of the Company Disclosure Schedule, the Company's Subsidiaries are all corporations and are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the requisite corporate power and authority to carry on their respective businesses as they are now being conducted and to own, operate and lease the assets they now own, operate or hold under lease, except where failure of any of the above would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company's Subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. All the outstanding shares of capital stock of the Company's Subsidiaries are owned by the Company or its Subsidiaries. All the outstanding shares of capital stock of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person other than those that have been waived or otherwise cured or satisfied, except for immaterial breaches thereof. All such stock and ownership interests are free and clear of all liens, pledges, security interests, charges, claims, rights of third parties and other encumbrances of any kind or nature ("LIENS"), except for immaterial Liens.

    (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $.001 par value ("COMPANY COMMON STOCK"), and 10,000,000 shares of preferred stock, $.001 par value ("COMPANY PREFERRED STOCK"). As of the date hereof, 25,126,471 shares of Company Common Stock were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding. In addition, at the date hereof, an aggregate of options to purchase 7,734,197 shares of Company capital stock in total (the "TOTAL OPTION NUMBER") and options to purchase 698,647 shares of Company capital stock (based on the treasury method) are issued and outstanding and 35,280,857 shares of Company Common Stock were reserved for issuance pursuant to various employee and director plans and agreements of the Company, all as accurately described in
SECTION 3.1(c) of the Company Disclosure Schedule. For purposes of the Total Option Number above and the definition of "Material Adverse Effect" in
Section 9.3(d) hereof, any inaccuracy of the Total Option Number shall constitute a Material Adverse Effect only if: (X) the actual intrinsic value of the in-the-money and vested (vested either now or upon a change of control) Company Options (as of the date hereof based on the Per Share Price) is not more than $8,847,945; and/or (Y) the Company has at least 75,000 more vested and in-the-money Company Options at the Measurement Date than as set forth on
Section 2.3(a) of the Company Disclosure Schedule. The intrinsic value of the Company's in-the-money and vested (vested either now or upon a change of control) options as of the Measurement Date does not exceed the intrinsic value of such options at the Closing Price on the Measurement Date as set forth on ANNEX A hereto, PROVIDED, that violation of this terms of this sentence shall NOT be an automatic Material Adverse Effect as set forth in the definition of that term in Section 9.3 hereof.

    Except as set forth above, no shares of capital stock or other equity or voting securities of the Company are reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all such shares issuable upon the exercise of outstanding stock options will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. All of such issued and outstanding shares of capital stock of the Company were offered and sold in compliance with all applicable state and Federal securities laws, rules and regulations. Except as set forth in SECTION 3.1(c) of the Company Disclosure Schedule, no capital stock has been issued by the Company since May 24, 2000, other than shares of Company Common Stock issued (i) pursuant to the exercise of options outstanding on or prior to such date in accordance with their terms at such date, and (ii) pursuant to the Company's existing employee stock purchase plan. Except as set forth in SECTION 3.1(c) of the Company Disclosure Schedule, there are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, except for immaterial breaches hereof with respect to any of the Subsidiaries. Except as set forth in SECTION 3.1(C) of the Company Disclosure Schedule, all of which shall be terminated without cost to the Company by the Effective Time of the Merger, there are not as of the date hereof and there will not be at the Effective Time of the Merger any registration rights agreements, stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company. There are no restrictions on the Company with respect to voting or declaring or paying dividends or other distributions in respect of the stock of any of its Subsidiaries.

    (d) AUTHORITY; NON-CONTRAVENTION. The Board of Directors of the Company has approved the Merger and this Agreement and declared the Merger and this Agreement to be in the best interests of the stockholders of the Company. Certain officers, directors and significant stockholders of the Company selected by EarthLink have executed an agreement to vote in favor of the Merger and vote against alternative proposals, which agreement is attached hereto as EXHIBIT D (the "AGREEMENT TO VOTE

STOCK"). The Company has the requisite corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approval of the Merger and this Agreement by the Company's stockholders as required by the DGCL ("COMPANY STOCKHOLDER APPROVAL") to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to Company Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization and delivery by EarthLink and Combination Company, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that and as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and the application of general principles of equity, (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) the enforceability of any indemnification provision contained herein may be limited by applicable federal or state securities laws. The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or loss of a material benefit under, or result in the creation of any Lien, upon any of the properties or assets of the Company or any of its Subsidiaries, individually or collectively (a "DEFAULT") under, any provision of (i) the Certificate of Incorporation and Bylaws of the Company or any provision of the comparable organizational documents of its Subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is a party or by which it or they or any of their respective properties or assets is bound (individually, a "CONTRACTUAL DOCUMENT" and collectively, the "CONTRACTUAL DOCUMENTS"), except any such Default or Defaults that, individually or in the aggregate under one such Contractual Document or several such Contractual Documents, would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to the Company or any of its Subsidiaries or their respective properties or assets, except any such Default or Defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.
SECTION 3.1(d) of the Company Disclosure Schedule sets forth, to the Company's Knowledge, the Company's Defaults under the provisions described in (i), (ii), and (iii) immediately above. No consent, approval, order or authorization of, or registration, declaration or filing with ("CONSENT"), any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including local authorities (a "GOVERNMENTAL ENTITY") or other Person, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except where lack of such Consents would not be material, and except for (i) the filing by the Company of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and the expiration or termination of the waiting period thereunder, (ii) the filing with the Securities Exchange Commission ("SEC") of (A) a proxy statement/ prospectus relating to the Company Stockholder Meeting (such proxy statement/ prospectus as amended or supplemented from time to time, the "PROXY STATEMENT") and (B) the Registration Statement (as defined in SECTION 5.1(b)) and (C) such reports under SECTION 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) Company Stockholder Approval,
(iv) the filing of the Certificate of Merger with and approval by the Delaware Secretary of State with respect to the Merger as provided in the

DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (v) applicable requirements, if any, of the National Association of Securities Dealers, Inc. (the "NASD") and the Nasdaq National Market ("NASDAQ"), (vi) applicable requirements, if any, of the consents, approvals, authorizations or permits described in SECTION 3.1(d) of the Company Disclosure Schedule.

    (e) SEC DOCUMENTS. The Company has filed all required reports, schedules, forms, statements and other documents required to be filed with the SEC since March 31, 1999 (such documents, together with all exhibits and schedules thereto, collectively referred to herein as the "COMPANY SEC DOCUMENTS"). As of their respective dates, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and (ii) at the time they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document, PROVIDED that all such corrections were for immaterial errors or omissions. The consolidated financial statements of the Company included in the Company SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein, which in the aggregate were not material), except to the extent corrected by a subsequently filed Company SEC Document, PROVIDED, that all of such corrections were for immaterial errors or omissions.

    (f) MATERIAL CONTRACTS. SECTION 3.1(f) of the Company Disclosure Schedule sets forth in reasonable detail all written or oral contracts, agreements, leases, instruments or legally binding contractual commitments ("CONTRACTS") to which the Company is a party that meet any of the following criteria (as applicable). "Material Contracts" means any Contract to which the Company and/or any of its Subsidiaries is a party and that meets any of the following criteria (as applicable) (collectively, the "MATERIAL CONTRACTS"):

        (i) Any Contract with a customer of the Company (and/or any of its Subsidiaries) or with any entity that purchases goods or services from the Company for consideration paid to the Company (and/or any of its Subsidiaries) of $100,000 or more in any fiscal year;

        (ii) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $100,000 in any fiscal year;

        (iii) any Contract for the purchase or lease of goods or services (including without limitation, equipment, materials, software, hardware, supplies, merchandise, parts or other property, assets or services), requiring aggregate future payments in excess of $100,000 in any fiscal year, other than standard inventory purchase orders executed in the ordinary course of business;

        (iv) any Contract relating to the borrowing of money or guaranty of indebtedness in excess of $100,000 in any fiscal year;

        (v) any collective bargaining or other arrangement with any labor union;

        (vi) any Contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of the Company's (or any of the Subsidiaries') capital stock or assets;

        (vii) any Contract limiting, restricting or prohibiting the Company (or any of the Subsidiaries) from conducting business anywhere in the United States or elsewhere in the world or any Contract limiting the freedom of the Company (or any Subsidiary) to engage in any line of business or to compete in any respects with any other Person;

        (viii)  any joint venture or partnership Contract;

        (ix) Contracts, individually or in the aggregate, requiring future payments of $100,000 or more in any fiscal year that require the consent of the other party thereto in connection with the transactions contemplated hereby;

        (x) any employment Contract, severance agreement or other similar binding agreement or policy with any employee; and

        (xi) without Dollar or size thresholds, any Contract (other than 'shrinkwrap', 'clickwrap' or similar Contracts for widely distributed commercially available software, for or with: (1) web browser software,
    (2) exclusive arrangements for marketing, branding or services, (3) content providers, and (4) software licenses (both server side and client side), and
    (5) call center provider agreements.

    The Company has provided (or will provide within 10 calendar days after the date of this Agreement) to EarthLink a true and complete copy of each written Contract (and a written description of each oral Contract), including all amendments or other modifications thereto. Except as set forth on
SECTION 3.1(f) of the Company Disclosure Schedule, each Material Contract is a valid and legally binding obligation of the Company and/or its Subsidiary a party thereto, enforceable against the Company and/or its Subsidiary a party thereto in accordance with its terms, subject only to bankruptcy, reorganization, receivership or other laws affecting creditors' rights generally and general principles of equity (whether applied in an action at law or in equity). Except as set forth on SECTION 3.1(f) of the Company Disclosure Schedule, the Company and/or its Subsidiary a party thereto has performed all obligations required to be performed by it under the Material Contracts and the Company and/or its Subsidiary a party thereto is not in breach or default thereunder, except for immaterial breaches of and defaults under the Material Contracts.

    (g) INFORMATION SUPPLIED. None of the information supplied or required to be supplied by the Company for inclusion or incorporation by reference in
(i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement relating to the Company Stockholders Meeting, at the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, as it relates to the Company Stockholders Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference contained in or omitted from any of the foregoing documents based on information supplied or required to be supplied by EarthLink for inclusion or incorporation by reference therein

    (h)  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
SECTION 3.1(h) of the Company Disclosure Schedule or the Company SEC Documents, since December 31, 1999 the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) as of the date hereof, any change, event or condition with respect to the Company that has had a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock; (iii) (A) any granting by the Company or any of its Subsidiaries to any executive officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements described in SECTION 3.1(h) to the Company Disclosure Schedule, (B) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements listed in
SECTION 3.1(h) to the Company Disclosure Schedule, true copies of which have been provided to EarthLink, or (C) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer, except in each case in this paragraph (iii), for immaterial breaches hereof; (iv) any amendment of any material term of any outstanding equity security of the Company or any Subsidiary; (v) any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any Subsidiary, except as contemplated by any employee benefit plans of the Company; (vi) any material damage, destruction or other property loss, whether or not covered by insurance; or (vii) any change in accounting methods, principles or practices by the Company that has had a Material Adverse Effect on the Company and its Subsidiaries taken as a whole except insofar as may have been required by a change in generally accepted accounting principles.

    (i) STATE TAKEOVER STATUTES; ANTI-TAKEOVER PROVISIONS. The Company has taken all action to assure that no state takeover statute, "control share acquisition," "fair price," or similar statute or regulation shall apply to the Merger or any of the other transactions contemplated hereby. The Company has also taken such other action with respect to any other anti-takeover provisions in its Bylaws or Certificate of Incorporation to the extent necessary to consummate the Merger on the terms set forth in this Agreement.

    (j) BROKERS. Except as set forth on SCHEDULE 3.1(j) and for Jefferies & Company, Inc. (the "COMPANY FINANCIAL ADVISOR"), whose fees are to be paid by the Company, no broker, investment banker or other Person is entitled to receive from the Company or any of its Subsidiaries any investment banking, broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by any investment banker.

    (k) LITIGATION. Except as disclosed in SECTION 3.1(k) of the Company Disclosure Schedule or the Company SEC Documents, (x) there is no material claim, suit, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against or affecting the Company or any of its Subsidiaries, and (y) there is no claim, suit, action, proceeding or investigation pending, or to the Company's Knowledge, threatened against the Company or any of its Subsidiaries that could prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

    (l) ACCOUNTING MATTERS. The books, records and accounts of the Company and its Subsidiaries (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of the Company and its Subsidiaries and (iii) accurately and fairly reflect in all material respects the basis for the Company's financial statements. Except as disclosed in SECTION 3.1(l) of the Company Disclosure Schedule, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles and (B) to maintain accountability for assets.

    (m)  TAXES.  Except as set forth in SECTION 3.1(m) of the Company Disclosure
Schedule: (i) each of the Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which the Company or any of its Subsidiaries is or has been a member, has timely filed all Tax Returns, or has valid extensions of time for filing such Tax Returns, required to be filed by it and has timely paid or deposited (or the Company has paid or deposited on its behalf) all Taxes which are required to be paid or deposited, (ii) each of the Tax Returns filed by the Company or any of its Subsidiaries is accurate and complete in all material respects; (iii) the most recent consolidated financial statements of the Company contained in the filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements whether or not shown as being due on any Tax Returns; (iv) no material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries; no requests for waivers of the time to assess any such Taxes have been granted or are pending; and there are no tax liens upon any assets of the Company or any of its Subsidiaries except liens relating to current Taxes not yet due; and (v) there are no current examinations or audits of any Tax Return of the Company or any of its Subsidiaries being conducted and there are no settlements or any prior examinations which could reasonably be expected to adversely affect any taxable period for which the statute of limitations has not run. The consummation of the transactions contemplated hereby will not accelerate or otherwise cause to come due any Taxes or obligation with respect to Taxes (including any indemnification of a third party for their Tax liability) of the Company or any of its Subsidiaries, other than any acceleration arising solely as a result of the Company being required to file a Tax Return for a period ending before its normal taxable year, PROVIDED, that in the event the transaction contemplated by this Agreement does not qualify for tax-free treatment under Section 368 of the Code as a result of the final combination of the Cash Portion and EarthLink Stock Portion, such event shall be deemed not to be a breach of this provision by the Company. As used herein, "TAX" or "TAXES" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign. As used herein, "TAX RETURN" shall mean any return, report, statement or information required to be filed with any Governmental Entity with respect to Taxes.

    (n) COMPLIANCE WITH LAWS. Except as set forth on SECTION 3.1(N) of the Company Disclosure Schedule, the Company and its Subsidiaries hold all material required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities that are required for the operation of the businesses of the Company and its Subsidiaries as presently conducted and the ownership, operation, lease and holding by the Company and its Subsidiaries of their respective properties and assets (the "COMPANY PERMITS"). The Company and its Subsidiaries are in material compliance with the terms of the Company Permits. Neither the Company nor any of its Subsidiaries has violated or failed to comply with, nor has it received any written notice of any alleged violation of or failure to comply with, any statute, law, ordinance, regulation, rule, permit or order of any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Company or any of its Subsidiaries or their respective businesses, assets or operations.

    (o)  INTELLECTUAL PROPERTY.

        (i) Set forth on SECTION 3.1(o)(i) of the Company Disclosure Schedule is a true and complete list of the registered intellectual property of the Company and its Subsidiaries. Each of the Company and its Subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets, domain names and applications therefor used in their respective business and operations as presently conducted, including without limitation the items set forth on SECTION 3.1(o)(i) of the Company Disclosure Schedule (the "COMPANY INTELLECTUAL PROPERTY RIGHTS").

        (ii) Neither the Company nor any of its Subsidiaries has received communications alleging (and, to the Knowledge of the Company, is not aware of any facts that could reasonably be expected to lead to an allegation) that the Company and/or any of its Subsidiaries does not have valid right or title to the Company Intellectual Property Rights.

        (iii) Except as set forth in SECTION 3.1(o)(iii) of the Company Disclosure Schedule, the conduct of the business of the Company and/or any of its Subsidiaries as now conducted does not, to the Knowledge of the Company, infringe any valid (registered or unregistered) patents, trademarks, trade names, service marks, copyrights or domain name rights of others. Except as set forth in SECTION 3.1(o)(iii) of the Company Disclosure Schedule, the consummation of the transactions completed hereby will not result in the loss or impairment of any Company Intellectual Property Rights.

        (iv) The Company has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where the Company has elected to rely on patent or copyright protection in lieu of trade secret protection.

    (p) NO DEFAULT. Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of: (i) the respective articles/certificate of incorporation and bylaws of the Company and its Subsidiaries, (ii) any Contractual Document, except any such defaults or violations that, individually or in the aggregate under one such Contractual Document or several such Contractual Documents, would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, except any such defaults or violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. SECTION 3.1(p) of the Company's Disclosure Schedules sets forth, to the Company's Knowledge, all such defaults and violations as described in subsections (i), (ii), and (iii) set forth above.

    (q) Y2K READINESS. The statements of the Company under the heading "YEAR 2000 READINESS DISCLOSURE STATEMENT" in the Company's Registration Statement on Form S-4 (as amended) first filed with the SEC on February 2, 2000, relating to the Company's year 2000 readiness do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. The Company has not incurred any material disruptions, delays, failures or other interruptions in its computer or business systems related to year 2000 problems.

    (r) OPINION OF COMPANY FINANCIAL ADVISORS. The Company's Board of Directors has received an opinion from the Company Financial Advisor, to the effect that, as of the date of this Agreement, the Merger Consideration to be received by the holders of the Company Shares in the Merger is fair from a financial point of view.

    (s) TRANSACTIONS WITH AFFILIATES. Except as set forth in SECTION 3.1(s) of the Company Disclosure Schedule, or as contemplated by this Agreement, since December 31, 1999 neither the Company nor any of its Subsidiaries has, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of either of the Company or any of its Subsidiaries in the ordinary course), (i) any employee of the Company and/or any of its Subsidiaries, (ii) any stockholder of the Company, (iii) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) any member of the immediate family of any of the foregoing persons (collectively, a "FAMILY AFFILIATE"). Except as set forth in SECTION 3.1(t) of the Company Disclosure Schedule, (a) the Material Contracts do not include any obligation or commitment between the Company and any Affiliate, (b) the assets of the Company and/or any of its Subsidiaries do not include any receivable or other obligation or commitment from an Affiliate to the Company and/or any of its Subsidiaries, and
(c) the liabilities reflected on the financial statements of the Company included in the Company SEC Documents do not include any obligation or commitment to any Affiliate.

    (t) LICENSES. All material licenses issued by the Federal Communications Commission and any similar applicable state agencies (the "LICENSES") required for the operation of the business of the Company and its Subsidiaries are in full force and effect and there are no pending or, to the Company's Knowledge, threatened modifications, amendments or revocation proceedings which would adversely affect the operations of the Company and its Subsidiaries in any material respect. All fees due and payable to governmental authorities pursuant to the rules governing the Licenses have been paid and, to the Company's Knowledge, no event has occurred with respect to the Licenses held by the Company and/or any of its Subsidiaries which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. The Company and its Subsidiaries are in compliance in all material respects with the terms of the Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company has received notice, nor, to the Company's Knowledge, is there any proceeding threatened, by any governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine by any regulatory authority.

    (u) SUBSCRIBER ACCOUNTS. As of May 31, 2000 and at all times through the Effective Time of the Merger, the Company (together with its Subsidiaries) had and will have not less than 761,367 active and paying Subscriber Accounts in good standing; as of May 31, 2000, the Company (together with its Subsidiaries) had not more than 12,000 non-paying Subscriber Accounts. "SUBSCRIBER ACCOUNTS" shall mean the Company's personal and business customer accounts for:
(i) dial-up Internet access, (ii) high speed Internet access (DSL, ISDN),
(iii) web site hosting, (iv) e-mail, and (v) all other Internet-related services and products provided by the Company. SECTION 3.1(u) of the Company Disclosure Schedule sets forth a list of the following as of May 31, 2000: (i) type of services provided (dial-up, broadband/ high speed, web hosting, etc.),
(ii) total number of Subscriber Accounts, (iii) total number of paying and non-paying Subscriber Accounts, and (iii) average revenue per Subscriber Account by category.

    (v)  EMPLOYEE BENEFIT MATTERS.

    (i) BENEFIT PLANS. SECTION 3.1(v)(i) of the Company Disclosure Schedule contains a true and complete list of (1) all employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (2) all other employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employee discount programs, retention incentive agreements and other similar plans, agreements and arrangements that are currently in effect as of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of any director, officer, employee or former employee (or any of their beneficiaries) of the Company or any of its Subsidiaries (collectively, a "COMPANY BENEFICIARY"), or with respect to which the Company or any of its Subsidiaries may have any material liability ("COMPANY BENEFIT PLAN").

    (ii) DISCLOSURE OF DOCUMENTS. With respect to each Company Benefit Plan, the Company has heretofore made available to EarthLink, as applicable, complete and correct copies of each of the following documents which the Company has prepared or has been required to prepare:

           (1) the Company Benefit Plan and any amendments thereto (or if the Company Benefit Plan is not a written agreement, a description thereof);

           (2) the three most recent annual Form 5500 reports filed with the Internal Revenue Service (the "IRS");

           (3) the most recent statement filed with the Department of Labor (the "DOL") pursuant to 29 U.S.C. Section 2520.104-23;

           (4) the three most recent annual Form 990 and 1041 reports filed with the IRS;

           (5) the three most recent actuarial reports;

           (6) the three most recent reports prepared in accordance with Statement of Financial Accounting Standards No. 106;

           (7) the most recent summary plan description and summaries of material modifications thereto;

           (8) the trust agreement, group annuity contract or other funding agreement that provides for the funding of the Company Benefit Plan;

           (9) the most recent financial statement;

           (10) the most recent determination letter received from the IRS; and

           (11) any agreement pursuant to which the Company or any Subsidiaries is obligated to indemnify any person.

    (iii) CONTRIBUTIONS AND PAYMENTS. All contributions and other payments required to have been made by the Company or any entity (whether or not incorporated) that is treated as a single employer with the Company under section 414 of the Code (a "COMPANY ERISA AFFILIATE") with respect to any Company Benefit Plan (or to any person pursuant to the terms thereof) have been made in all material respects or will be timely made and all such amounts properly accrued through the date of this Agreement have been reflected in the financial statements of the Company included in the Company SEC Documents.

    (iv) QUALIFICATION; COMPLIANCE. The terms of all Company Benefit Plans that are intended to be "qualified" within the meaning of section 401(a) of the Code have been determined by the IRS to be so qualified or the applicable remedial periods will not have ended prior to the Effective Time of the Merger. Except as disclosed in SECTION 3.1(v)(vi) of the Company Disclosure Schedule, no event or condition exists or has occurred that could cause the IRS to disqualify any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code. Except as disclosed in SECTION 3.1(v)(vi) of the Company Disclosure Schedule, with respect to each Company Benefit Plan, the Company and each Company ERISA Affiliate are in compliance in all material respects with, and each Company

Benefit Plan and related source of benefit payment is and has been operated in compliance in all material respects with, its terms, all applicable laws, rules and regulations governing such plan or source, including, without limitation, ERISA, the Code and applicable local law. To the Knowledge of the Company, except as set forth in SECTION 3.1(V)(IV) of the Company Disclosure Schedule, no Company Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the DOL, or any other federal, state, or local governmental entity or is scheduled to be subject to such an audit investigation or proceeding.

    (v) LIABILITIES. With respect to each Company Benefit Plan, to the Knowledge of the Company, there exists no condition or set of circumstances that could subject the Company or any Company ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which the Company or any Company ERISA Affiliate is a party), which liability, excluding liability for benefit claims and funding obligations, each payable in the ordinary course, could reasonably be expected to have a Material Adverse Effect on the Company. No claim, action or litigation has been made, commenced or, to the Knowledge of the Company, threatened, by or against and Company Benefit Plan or the Company or any of its Subsidiaries with respect to any Company Benefit Plan (other than for benefits in the ordinary course) that could reasonably be expected to have a Material Adverse Effect on the Company.

    (vi) RETIREE WELFARE PLANS. Except as disclosed in SECTION 3.1(v)(vi) of the Company Disclosure Schedule, no Company Benefit Plan that is a "welfare benefit plan" (within the meaning of section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable state or local law that specifically mandates continued health coverage).

    (vii)  PAYMENTS RESULTING FROM MERGER.  Except as disclosed in
SECTION 3.1(v)(vii) of the Company Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or in conjunction with another event, including termination of employment) result in (A) any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any Company Beneficiary or to the trustee under any "rabbi trust" or similar arrangement, or (B) any benefit under any Company Benefit Plan being established or increased, or becoming accelerated, vested or payable.

    (viii) DEFINED BENEFIT PENSION PLANS. Neither the Company nor any entity that was at any time during the six-year period ending on the date of this Agreement a Company ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that is or was a pension plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA.

    (w)  EMPLOYMENT MATTERS.

        (i) Neither the Company nor any of its Subsidiaries is subject to or bound by any labor agreement or collective bargaining agreement, there is no labor dispute, grievance, controversy, strike or request for union representation pending or to the Knowledge of the Company threatened against the Company or any of its Subsidiaries relating to or affecting the business or operations of the Company or any of its Subsidiaries.

        (ii) Attached hereto as SECTION 3.1(w) of the Company Disclosure Schedules is a true and complete list of all outstanding offers of employment with the Company or any Subsidiary (oral or written) to any person other than call center employees or other hourly wage employees (the "OFFER LETTERS"). The Company has provided to EarthLink a copy of all such outstanding written Offer Letters and a summary of all material terms of oral Offer Letters.

    (x) NO EXCESS PARACHUTE PAYMENTS. No amount that could be received either in cash or property or the vesting of property as a result of any of any transaction contemplated by this Agreement, either alone or in conjunction with another event, including termination of employment, by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
Section 1.280G-1) under any Company Benefit Plan would be characterized as an "excess parachute payment" (as such term is defined in section 280G(b)(1) of the Code).

    (y) ENVIRONMENTAL MATTERS. (i) The business and operations of the Company and its Subsidiaries are being conducted in compliance in all material respects with all limitations, restrictions, standards and requirements established under all environmental laws, (ii) no facts or circumstances exist that impose, or, to the Company's Knowledge, with the passage of time, notice, cessation of operations or otherwise will impose, on the Company or any of its Subsidiaries an obligation under environmental laws to conduct any removal, remediation or similar response action, at present or in the future, (iii) there is no obligation, undertaking or liability arising out of or relating to environmental laws that the Company or any of its Subsidiaries has agreed to, assumed or retained, by contract or otherwise, or that has been imposed on the Company or any of its Subsidiaries by any writ, injunction, decree, order or judgment, and
(iv) there are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries that arise out of or relate to environmental laws.

    (z)  TITLE TO AND CONDITIONS OF PROPERTIES.

        (i) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its properties and assets purported to be owned by it in the Company SEC Documents, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate do not and will not materially interfere with its ability to conduct its business as currently conducted. Except as set forth on SECTION 3.1(z) of the Company Disclosure Schedule, all such assets and properties, other than assets and properties in which the Company or any of the Subsidiaries has leasehold interests, are free and clear of all Liens, other than those set forth in the Company SEC Documents and except for minor Liens, that, in the aggregate, do not and will not materially interfere with the ability of the Company or any of its Subsidiaries to conduct business as currently conducted or as reasonably expected to be conducted.

        (ii) Each of the Company and each of its Subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Except as set forth in SECTION 3.1(z) of the Company Disclosure Schedules, each of the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

        (iii) Except as set forth on SECTION 3.1(z) of the Company Disclosure Schedule, to the Knowledge of the Company, the buildings and premises of the Company and each of its Subsidiaries that are used in its business are in reasonably good operating condition and in a state of reasonably good maintenance and repair, normal wear and tear excepted, and are reasonably adequate and suitable for the purpose for which they are currently being used, and have access to adequate utility services necessary for the conduct of the business. All items of operating equipment of the Company and its Subsidiaries are in reasonably good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted.

    (aa) UNDISCLOSED LIABILITIES. Except as set forth in the Company SEC Documents or SECTION 3.1(aa) of the Company Disclosure Schedule (and other than those directly incurred in connection with the execution of this Agreement), at the date of the most recent audited financial statements of the Company included in the Company SEC Documents, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of such Subsidiaries has incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

    (bb) INSURANCE. SECTION 3.1(bb) of the Company Disclosure Schedule accurately lists in reasonable detail all insurance policies maintained by the Company. The Company maintains insurance coverage reasonably adequate for the operation of the business of the Company and each of its Subsidiaries, and the transactions contemplated hereby will not materially adversely affect such coverage.

    (cc) FULL DISCLOSURE. No representation or warranty made by the Company or any Subsidiaries contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by the Company or any Subsidiaries to EarthLink in, or pursuant to the provisions of, this Agreement (including the Company Disclosure Schedule), contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

    (dd)  [reserved]

    (ee) SEVERANCE PAYMENTS. Attached hereto as Section 3.1(ee) of the Company Disclosure Schedules is a true and complete list of the Company's and its Subsidiaries' salaried employees with severance pay arrangements and the total amount of potential severance payments for each such person (the "SALARY/SEVERANCE LIST"). Such list sets forth the employee's name, total amount of potential severance pay and other related information. From the date of this Agreement through the Effective Time of the Merger, the Company's and Subsidiaries' total aggregate future "Qualified Severance Expenditures" (as defined herein) (whether paid, incurred or accrued prior to the Effective Time of the Merger--"Paid") for severance and all similar payments to employees identified on the Salary/ Severance List shall not exceed $1,700,000 (the "SEVERANCE LIMIT"). For purposes hereof, a "Qualified Severance Expenditure" shall mean any severance payment or expenditure Paid by the Company to persons from the Salary/Severance List that have declined a comparable job offer from EarthLink. The Severance Limit shall not include any severance payments by the Company or its Subsidiaries related to its or their ongoing reduction in force and reserved for on the Company's consolidated balance sheet as of March 31, 2001.

    (ff) WARN ACT. In connection with the Company's planned reductions in workforce and terminations of employees pursuant to its Integration Plan or otherwise, the Company has complied and will comply in all material respects with its obligations under the Worker Adjustment and Retraining Notification Act (29 U.S.C. Section 2101 ET SEQ.), and all applicable regulations all similar state laws.

    (gg) EARNOUT PAYMENTS. SECTION 3.1(gg) of the Company Disclosure Schedule sets forth a true, accurate and complete list of all the Company's and Subsidiaries' "earnout" and similar payment obligations and receivables of every type, related to prior acquisitions or otherwise (the "EARNOUTS"). No such Earnouts require the Company or any Subsidiary to issue capital stock, options, warrants or other types of securities in connection therewith.

    SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF EARTHLINK AND COMBINATION COMPANY. EarthLink and the Combination Company each represents and warrants to, and agrees with, the Company as follows, except as expressly contemplated by this Agreement:

    (a) ORGANIZATION; STANDING AND POWER. EarthLink and Combination Company are each respectively corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have the requisite corporate power and authority to carry on their respective businesses as now being conducted. EarthLink and Combination Company are each respectively duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing would not have a Material Adverse Effect on EarthLink and its Subsidiaries, taken as a whole. Combination Company was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with the transactions contemplated hereby, the Combination Company has no material assets or liabilities of any type.

    (b) CAPITAL STRUCTURE. The authorized capital stock of EarthLink consists of 300,000,000 shares of EarthLink Common Stock, $.01 par value, and 100,000,000 shares of preferred stock, $.01 par value ("EARTHLINK PREFERRED STOCK"). As of March 31, 2000, 118,174,099 shares of EarthLink Common Stock were issued and outstanding, and 16,734,057 shares of EarthLink Preferred Stock were issued and outstanding. In addition, as of the date hereof, a total of 20,350,000 shares of common stock are reserved for issuance under EarthLink's Stock Incentive Plan and Stock Option Plan for Non-Employee Directors. All outstanding shares of capital stock of EarthLink are validly issued, fully paid and nonassessable and not subject to preemptive rights. The shares of EarthLink Common Stock to be issued pursuant to the terms of this Agreement and upon exercise of any converted Company Options and Warrants have been adequately reserved and will, when issued, be validly issued, fully paid and non-assessable and not subject to preemptive rights. Such shares of EarthLink Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and will, when issued, be approved for trading on Nasdaq-National Market. The authorized capital stock of Combination Company consists of 10,000 shares of common stock, $.01 par value, and no shares of preferred stock, $.01 par value. As of the date of this Agreement, ten (10) shares of Combination Company common stock are issued and outstanding in the name of EarthLink, and no other shares of capital stock of Combination Company are issued and outstanding. All outstanding shares of capital stock of Combination Company are validly issued, fully paid and nonassessable and not subject to preemptive rights.

    (c) AUTHORITY; NON-CONTRAVENTION. The Board of Directors of EarthLink and Combination Company, respectively have approved the Merger and this Agreement and determined the Merger and this Agreement to be in the best interests of EarthLink and Combination Company and their respective stockholders. EarthLink and Combination Company, respectively, have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by EarthLink and the Combination Company and the consummation by EarthLink and Combination Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of EarthLink and Combination Company, respectively. This Agreement has been duly and validly executed and delivered by EarthLink and Combination Company and constitutes a valid and binding obligation of EarthLink and Combination Company, respectively, enforceable against EarthLink and Combination Company in accordance with its terms, except that
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) the enforceability of any indemnification provision contained herein may be limited by applicable federal or state securities laws. The execution, delivery and performance of this Agreement by EarthLink does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of or any default under or give rise to a right of termination, cancellation or acceleration with respect to (i) the Amended and Restated Certificate of Incorporation or the Bylaws of EarthLink or any provision of the comparable organizational documents of Combination Company or any of their Subsidiaries,
(ii) any material: contract, loan, note, bond or other evidence of indebtedness, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to EarthLink or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), for any immaterial defaults, conflicts or violations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required by or with respect to EarthLink or any of its Subsidiaries in connection with the execution and delivery of this Agreement by EarthLink or the consummation by EarthLink of the transactions contemplated hereby, except for (i) the filing by EarthLink of a pre-merger notification and report form under the HSR Act and the expiration or termination of the waiting period thereunder, (ii) the filing with the SEC of
(A) the Proxy Statement, (B) the Registration Statement (as defined in
SECTION 5.1(b)), and (C) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, and (iii) the filing of the Certificate of Merger with and approval by the Delaware Secretary of State with respect to the Merger as provided in the DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on EarthLink and its Subsidiaries, taken as a whole. No vote of the stockholders of EarthLink is necessary or required to approve or consummate any of the transactions contemplated hereby. The affirmative vote of EarthLink as the sole stockholder of Combination Company, is the only vote of the holders of any class or series of capital stock of Combination Company necessary to approve the transaction contemplated hereby.

    (d) SEC DOCUMENTS. EarthLink, EarthLink Network, Inc., a Delaware corporation ("OLD EARTHLINK") and MindSpring Enterprises, Inc., a Delaware corporation ("MINDSPRING"), each has filed all required reports, schedules, forms, statements and other documents with the SEC as follows: for EarthLink, since February 4, 2000, for Old EarthLink, since January 1, 1999 and for MindSpring, since January 1, 1999 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein collectively referred to herein as the "EARTHLINK SEC DOCUMENTS"). As of their respective dates, the EarthLink SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such EarthLink SEC Documents, and none of the EarthLink SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of EarthLink included in the EarthLink SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of EarthLink and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein).

    (e) INFORMATION SUPPLIED. None of the information supplied or required to be supplied by EarthLink or Combination Company for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) the Proxy Statement relating to the Company's Stockholders Meeting, at the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by EarthLink with respect to statements made or incorporated by reference contained in or omitted from any of the foregoing documents based on information supplied or required to be supplied by the Company for inclusion or incorporation by reference therein. All documents that EarthLink is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

    (f) BROKERS. Other than Donaldson, Lufkin & Jenrette Securities Corporation, no broker, investment banker or other Person is entitled to receive from EarthLink or any of its Subsidiaries any investment banking, broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by any investment banker.

    (g) UNDISCLOSED LIABILITIES. Except as set forth in the EarthLink SEC Documents, at the date of the most recent audited financial statements of EarthLink included in the EarthLink SEC Documents neither EarthLink nor any of its Subsidiaries had, and since such date neither EarthLink nor any of such Subsidiaries has incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on EarthLink and its Subsidiaries, taken as a whole.

    (h)  LITIGATION.  Except as disclosed in the EarthLink SEC Documents,
(x) there is no material claim, suit, action, proceeding or investigation pending or, to EarthLink's Knowledge, threatened against or affecting EarthLink, the Combination Company or any of their Subsidiaries, and (y) there is no claim, suit, action, proceeding or investigation pending or, to EarthLink's Knowledge, threatened against or affecting EarthLink that could prevent or materially delay the ability of EarthLink or the Combination Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EarthLink or the Combination Company or any of their Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

    (i) OPINION OF EARTHLINK FINANCIAL ADVISORS. EarthLink's Board of Directors has received an opinion from Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of the date of this Agreement, the aggregate consideration, which includes cash consideration and EarthLink stock consideration (based on the closing stock price of EarthLink Common Stock on June 7, 2000), to be paid by EarthLink (excluding any consideration to be paid to stockholders of the Company who perfect their appraisal rights under Delaware law) pursuant to this Agreement is fair to EarthLink from a financial point of view.

    (j) FULL DISCLOSURE. No representation or warranty made by EarthLink or any Subsidiary of EarthLink contained in this Agreement, and no statement contained in any certificate or schedule furnished to or to be furnished by EarthLink or any Subsidiary of EarthLink contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

    (k) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the EarthLink SEC Documents, since February 4, 2000, EarthLink has conducted its business only in the ordinary course of business consistent with past practice, and there has not been (i) as of the date hereof, any changes events or conditions with respect to EarthLink that has had or is reasonably likely to have a Material Adverse Effect on EarthLink and its Subsidiaries, taken as a whole; (ii) any amendment of any material term of any outstanding equity security of EarthLink or any Subsidiary; (iii) any material damage, destruction, loss, whether or not covered by insurance; or (iv) any change in accounting methods, principles or practices by EarthLink materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 4.1.  CONDUCT OF BUSINESS OF THE COMPANY.

    (a) INTEGRATION; ORDINARY COURSE. In furtherance of integrating the Company and its Subsidiaries with EarthLink (the "OM INTEGRATION"), prior to the Effective Time of the Merger, the Company and its Subsidiaries shall provide to EarthLink and its representatives reasonable and full access (during business hours and upon reasonable advance notice) to the Company's and Subsidiaries' facilities, systems, records, employees (all levels and types) and other personnel as requested by EarthLink. The Company and EarthLink agree to cooperate and communicate in good faith in all aspects of the OM Integration, with principal goals of facilitating the integration of the Company's and Subsidiaries' operations into EarthLink and to minimize the Company's potential contractual default/breaches, costs and other problems arising as a result of the Merger. As part of the OM Integration, the Company and Subsidiary representatives shall cooperate and work in good faith with EarthLink representatives and take commercially reasonable actions in order to identify, minimize and if possible eliminate potential violations (related to or caused by the Merger) of the Company's and Subsidiaries' contracts, agreements and leases, including without limitation working directly with the Company's and Subsidiaries' vendors and other contractual parties for these purposes.

    As has been disclosed to EarthLink, the Company and its Subsidiaries are currently engaged in a series of integration steps whereby the Company's Subsidiaries and regional operations are to be integrated into the Company's national Internet service plan pursuant to the Company's Integration Plan as provided in writing to EarthLink (the "INTEGRATION PLAN"). During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically contemplated by the terms of this Agreement or as set forth in the Company Disclosure Schedules), the Company shall and shall cause its Subsidiaries to carry on the Company's Integration Plan and their respective businesses in the usual, regular and ordinary course consistent with the Integration Plan and in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them, in each case consistent with past practice in the ordinary course of business to the end that their goodwill and ongoing businesses shall be unimpaired to the fullest extent possible at the Effective Time of the Merger. The Company shall use its best efforts to sell, transfer or otherwise dispose of its leasehold and other interests in that certain airplane currently leased by the Company.

    In connection with the Integration Plan, without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Disclosure Schedules, from the date hereof until the Effective Time of the Merger, without prior approval from EarthLink in accordance with the following "APPROVAL MECHANISM", the Company shall not, and shall not permit any of its Subsidiaries of which it owns directly or indirectly more than 50% of the voting or equity interests in to take any of the actions set forth below (the "APPROVAL ITEMS"). The Approval Mechanism shall be as follows: for each proposed Approval Action set forth below, a Company representative (the President or his designee) shall contact EarthLink (the President or his designee) via telephone or email with the request and reasonable detail on the proposed Approval Item. EarthLink shall then have two
(2) business days after receipt of such request to either approve or deny the proposed Approval Item, which decision shall be communicated by EarthLink to the Company via telephone or email. A lack of response to the Company by EarthLink as required by 5:00 p.m. on the second business day following the request shall be considered an approval for such request. The Approval Items, which are applicable to the Company and its Subsidiaries as appropriate, are as follows:

        (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company and immaterial dividends, distributions and other similar transactions involving existing Subsidiaries, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
    (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (ii) (A) authorize, issue, deliver, sell, pledge or otherwise encumber any securities (equity or debt or otherwise) whatsoever, including without limitation, capital stock, common stock, preferred stock, notes, bonds, debentures and any other securities convertible into capital stock or other securities, including without limitation warrants, options or otherwise (other than pursuant to the Offer Letters, pursuant to Company Options outstanding on the date of this Agreement or pursuant to elections under the Stock Purchase Plan made prior to the date of this Agreement);

        (iii) amend the Company's or any Subsidiaries' Articles/Certificate of Incorporation, Bylaws or other governing documents;

        (iv) acquire or agree to acquire any business, corporation, partnership, association, joint venture, limited liability company or other entity or division thereof.

        (v) incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, except for (a) purchase money indebtedness, (b) capitalized leases or operating leases, and (c) such borrowings under the Company existing revolving credit facilities or letters of credit that would add additional outstanding indebtedness of the Company and its Subsidiaries on a consolidated basis of more than $100,000;

        (vi) sell, lease, mortgage, pledge or grant a Lien on or otherwise encumber or dispose of any of its material properties or assets, except
    (A) sales of inventory in the ordinary course of business consistent with past practice, (B) immaterial liens not relating to the borrowing of money or the incurrence of any monetary obligation and (C) other immaterial transactions not in excess of $100,000 in the aggregate;

        (vii) make any material election relating to Taxes or settle or compromise any material Tax liability;

        (viii) adopt a plan of complete or partial liquidation of the Company or any of its Subsidiaries or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization; PROVIDED, HOWEVER, that in connection with the Company's Integration Plan, the Company's Subsidiaries or any one of them may merge into the Company or any other Company Subsidiary.

        (ix) change any material accounting principle used by it, except as required by regulations promulgated by the SEC;

        (x) fail to maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is current in effect;

        (xi) accelerate the vesting schedule of any options, warrants or any other rights exercisable into capital stock of the Company or any Subsidiary (except to extent required by the Company's option agreements or warrants and the Company's Stock Option Plan existing on the date hereof);

        (xii) [reserved];

        (xiii) authorize or make any payment to an Affiliate of the Company except in the ordinary course of business or pursuant to any agreement, arrangement or understanding existing on the date of this Agreement and disclosed in writing to EarthLink;

        (xiv)  authorize any cash expenditure for any reason that exceeds
    $100,000;

        (xv) make any earnout or any similar type payments, except those set forth on Section 3.1(gg) of the Company Disclosure Schedule; and

        (xvi) authorize any of, or commit or agree to take any of, the foregoing actions.

    (b) CHANGES IN EMPLOYMENT ARRANGEMENTS. Except as may occur in connection with the merger of certain of the Company's 401(k) Plans occurring as part of the Integration Pan or as required by the Company's 401(k) Plans, neither the Company nor any of its Subsidiaries shall (except as may be required in order to give effect to the requirements of this Agreement) with respect to any Company or Subsidiary officer, employee, consultant or otherwise: (i) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Company Benefit Plan) for the benefit or welfare of any employee, director or former director or employee, (ii) increase the compensation or any fringe benefits of any employee of the Company or any of its Subsidiaries, or,
(iii) increase the compensation, bonus or fringe benefits of any employee or former employee or pay any benefit, PROVIDED, that the Company may increase the wage or salary of any employee only on the anniversary of their previous wage or salary increase, PROVIDED, that the aggregate of such wage or salary increases may not exceed 5% in total or 10% for any one individual.

    (c) SEVERANCE ARRANGEMENTS. Except as may occur in connection severance obligations set forth in SECTION 3.1(EE) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall grant, pay or agree to grant or pay any severance, termination or similar arrangement or otherwise modify or amend in any manner whatsoever (including without limitation an increase or acceleration of such benefits) any existing severance, termination or similar benefits, except as specifically permitted and as limited pursuant to the Salary/Severance List and SECTION 3.1(EE) hereof.

    Prior to the Effective Time of the Merger, the Company shall pay and discharge in full all its severance obligations set forth in the portion of
Section 3.1(ee) of the Company Disclosure Schedules described as "Previously Terminated Employees to whom the Company has Severance Obligations."

    (d) OTHER ACTIONS. The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect.

    (e) COMPANY STOCK PURCHASE PLAN. Upon execution of this Agreement, the Company shall suspend in full (and shall not reactivate) the Company's Stock Purchase Plan effective as of the last day of the current Offering Period (as such term is defined in the Stock Purchase Plan), which day is July 31, 2000. Any rights to purchase Company Common Stock that are outstanding as of such date may be exercised in accordance with the terms of the Stock Purchase Plan. The Company shall not issue any Company Shares or any rights to acquire Company Shares under the Stock Purchase Plan prior to the Effective Time of the Merger (other than shares issued pursuant to elections existing under the Stock Purchase Plan on the date hereof), and shall terminate the Stock Purchase Plan in full as of the Effective Time of the Merger.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.1. STOCKHOLDER APPROVAL; PREPARATION OF PROXY STATEMENT; PREPARATION OF REGISTRATION STATEMENT.

    (a) The Company shall, as soon as practicable following the execution and delivery of this Agreement on a date to be agreed upon between EarthLink and the Company, which date shall be set taking into account the status of pending regulatory matters pertaining to the transactions contemplated hereby, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of approving the Merger, this Agreement and the transactions contemplated hereby. Unless withdrawn pursuant to this Agreement, the Company will, through its Board of Directors, recommend to its stockholders the approval and adoption of the Merger. The Company and EarthLink shall coordinate and cooperate with respect to the timing of the Company Stockholders Meeting and shall endeavor to hold such meeting as soon as reasonably practical after the date hereof.

    (b) Promptly following the date of this Agreement, EarthLink shall prepare and file with the SEC, and the parties hereto shall cooperate and use their reasonable best efforts to prepare and file, a registration statement on Form S-4 (in which the Proxy Statement will be included), and any necessary amendments or supplements thereto relating to the registration under the Securities Act of the EarthLink Common Stock to be issued in the Merger (the "REGISTRATION STATEMENT"). Each of the Company and EarthLink shall use its reasonable best efforts as promptly as practicable, subject to the setting of the date for the Company Stockholders Meeting as provided in SECTION 5.1(A), to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and EarthLink will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. EarthLink shall also take such reasonable actions (other than qualifying to do business in any jurisdiction in which it is not now so qualified) as may be required to be taken under any applicable state securities laws in connection with the issuance of EarthLink Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Shares and rights to acquire Company Shares pursuant to the Company Stock Plans as may be reasonably requested in connection with any such action. The Company and EarthLink will notify each other promptly of the receipt of any written or oral comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement, the Registration Statement or for additional information and will supply each other with copies of all correspondence between the Company or EarthLink, respectively, or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Registration Statement or the Merger. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement will be made by EarthLink without the Company's prior consent (which shall not be unreasonably withheld, delayed or conditioned) and without providing the Company the reasonable and adequate opportunity to review and comment thereon. EarthLink shall advise the Company, promptly after it receives notice thereof, of the time when the Registration

Statement has become effective or when any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of EarthLink Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time of the Merger any information relating to the Company or EarthLink, or any of their respective Affiliates, officers or directors, should be discovered by the Company or EarthLink which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and EarthLink. EarthLink shall, prior to the Closing Date file with Nasdaq a Notification for Additional Listing of Shares providing for inclusion for quotation on Nasdaq-National Market of the shares of EarthLink Common Stock issuable in connection with the Merger and upon the exercise of any Company Options and Noteholder Warrant converted or replaced pursuant to this Agreement and shall use its reasonable best efforts to cause the shares of EarthLink Common Stock issuable in connection with the Merger and upon the exercise of any Company Options and Noteholder Warrant converted pursuant to this Agreement to be approved for quotation on Nasdaq-National Market, subject to official notice of issuance, prior to the Closing Date.

    (c) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

    SECTION 5.2. ACCESS TO INFORMATION. Upon reasonable notice, the Company and EarthLink shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access during normal business hours during the period from the date hereof to the Effective Time of the Merger, to all of its properties, books, contracts, commitments and records, and during such period, each of the Company and EarthLink shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Exchange Act or the Securities Act (including all comment letters from the staff of the SEC) and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request; PROVIDED, HOWEVER, that notwithstanding the foregoing provisions of this SECTION 5.2 or any other provision of this Agreement, neither the Company nor EarthLink shall be required to provide to the other party any information that is subject to a confidentiality agreement and that relates primarily to a party other than the Company, EarthLink or any Subsidiary or former Subsidiary of the Company or EarthLink. Each of the Company and EarthLink agrees that it will not, and it will cause its respective representatives not to, use any information obtained pursuant to this SECTION 5.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality and Standstill Agreement dated May 24, 2000 (the "CONFIDENTIALITY AGREEMENT"), by and between the Company and EarthLink, shall apply with respect to information furnished by the Company, EarthLink and their respective Subsidiaries and representatives thereunder or hereunder and any other activities contemplated thereby. The parties agree that this Agreement and the transactions contemplated hereby shall not constitute a violation of the Confidentiality Agreement and that the provisions hereof shall supersede all provisions of the Confidentiality Agreement in the event of a conflict.

    SECTION 5.3.  REASONABLE EFFORTS; NOTIFICATION.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise required by United States regulatory considerations and otherwise provided in this

SECTION 5.3, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments (including any required supplemental indentures) necessary to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, neither party shall be required to agree to any consent, approval or waiver that would require such party to take an action that would impair the value that such party reasonably attributes to the Merger and the transactions contemplated thereby. In connection with and without limiting the foregoing, each of the Company and EarthLink and its respective Board of Directors shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action reasonably necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

    (b) The Company shall give prompt notice to EarthLink, and EarthLink shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

    (c) (i) Each of the parties hereto shall file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement, but in no event later than fifteen (15) calendar days after the date hereof. Each of the parties agrees to use reasonable best efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act.

        (ii) Except as otherwise required by United States regulatory considerations, the Company and EarthLink will each furnish to the other, copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) (collectively, "HSR DOCUMENTS") between the Company and EarthLink, respectively, or any of their respective representatives, on the one hand, and any Governmental Entity, or members of the staff of such agency or authority, with respect to this Agreement or the Merger; PROVIDED, HOWEVER, that (x) with respect to documents and other materials filed by or on behalf of either the Company or EarthLink, with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by the other party, copies will not be required to be provided to such other party, and (y) with respect to any HSR Documents (1) that contain any information which, in the reasonable judgment of Hogan & Hartson L.L.P., on behalf of the Company, and Hunton & Williams, on behalf of EarthLink, should not be furnished to the Company or EarthLink, as applicable, because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of the Company or EarthLink, as applicable, to furnish any such HSR Documents to the other party, shall be satisfied by the delivery of such HSR Documents on a confidential basis to such party's counsel pursuant to a confidentiality agreement in form and substance reasonably satisfactory to each party.

        (iii) Nothing contained in this Agreement shall be construed so as to require EarthLink or the Company, or any of their respective Subsidiaries or affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any material assets or businesses of EarthLink, the Company or the Surviving Corporation (or to require EarthLink, the Company or any of their respective Subsidiaries or affiliates to agree to any of the foregoing). The obligations of each party under SECTION 5.4(A) to use reasonable best efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this SECTION 5.4(C).

    SECTION 5.4. FEES AND EXPENSES. Except as provided in ARTICLE VIII, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; PROVIDED, that in connection with the actions contemplated in SECTION 5.1 hereof, (a) EarthLink and the Company shall each be responsible for 50% of the fees related to the financial printer, printing and mailing of the Proxy Statement, (b) the SEC and blue sky registration fees and Nasdaq listing fees shall be paid by EarthLink, and (c) each party shall pay the filing fee related to its Hart-Scott-Rodino filings and clearance. The Company has delivered to EarthLink an estimate of the fees and expenses to be incurred by the Company in connection with this Agreement and the transactions contemplated hereby.

    SECTION 5.5. PUBLIC ANNOUNCEMENTS. EarthLink and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except that each party may respond to questions from stockholders and may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

    SECTION 5.6. AGREEMENT TO DEFEND. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto.

    SECTION 5.7. OTHER ACTIONS. Except as contemplated by this Agreement, neither EarthLink nor the Company shall, and neither shall permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in ARTICLE VI not being satisfied.

    SECTION 5.8. RETENTION PLAN. The Company and EarthLink shall cooperate and communicate in good faith on a plan for retaining key Company employees.

    SECTION 5.9.  INDEMNIFICATION.

    (a) EarthLink agrees that all rights to indemnification (including rights to advancement of expenses) and exculpation for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors, officers, employees and agents of the Company and its Subsidiaries (the "INDEMNIFIED PARTIES") as provided in their respective certificates of incorporation or bylaws and indemnity agreements shall survive the Merger, and the Surviving Corporation shall continue such indemnification rights in full force and effect in accordance with their terms and be financially responsible therefor. EarthLink shall maintain and continue for a period of five (5) years from the Effective Time of the Merger any directors and officers insurance policies in place at the Company as of the Effective Time of the Merger, PROVIDED, that EarthLink shall not have to pay more than 150% of the current annual policy premiums.

    (b) The obligations under this SECTION 5.9 shall not be terminated, modified or assigned in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party. The provisions of this
SECTION 5.9 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Indemnified Party, his heirs and his representatives. This SECTION 5.9 shall be binding upon all successors and assigns of the Company, EarthLink and the Surviving Corporation.

    SECTION 5.10. BLUE SKY. EarthLink shall use reasonable efforts to obtain prior to the Closing Date any necessary permits and approvals under all applicable state securities or blue sky laws required to permit the distribution of the shares of EarthLink Common Stock to be issued in connection with the Merger and upon exercise of the assumed Company Options assumed or converted pursuant to this Agreement.

    SECTION 5.11.  COMBINATION COMPANY.

    EarthLink shall cause Combination Company to approve and adopt, and to perform its obligations in accordance with, this Agreement and shall take any and all steps reasonably necessary to cause Combination Company to effect the transactions contemplated hereby.

    SECTION 5.12.  [Reserved]

    SECTION 5.13. EXEMPTION FROM LIABILITY UNDER SECTION 16(B). The Board of Directors of EarthLink, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall adopt a resolution in advance of the Effective Time of the Merger providing that the receipt by the Company Insiders of EarthLink Common Stock or other equity securities of EarthLink pursuant to the Merger or the other transactions contemplated hereby and, to the extent such securities are listed in the
Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act. "SECTION 16 INFORMATION" shall mean information accurate in all respects regarding the Company Insiders, the number of shares of EarthLink Common Stock or other EarthLink equity securities to be acquired by each such Company Insider in connection with the Merger and other transactions contemplated by this Agreement. "COMPANY INSIDERS" shall mean those officers and directors of the Company who will become subject to the reporting requirements of Section 16(a) of the Exchange Act as insiders of EarthLink in conjunction with this Merger.

    SECTION 5.14.  EMPLOYEE MATTERS.

    Each of the employee benefit plans of the Company and each of its Subsidiaries shall be terminated prior to or concurrent with the Effective Time of the Merger, including without limitation all stock option plans, 401(k) and health plans. All employees that join EarthLink after the Merger will be eligible to participate in all of EarthLink's employee benefit plans that are generally available to all other EarthLink employees, and EarthLink shall make such participation available at Closing.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    SECTION 6.1.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) STOCKHOLDER APPROVAL. The Company Stockholder Approval shall have been obtained.

    (b) NASDAQ. The shares of EarthLink Common Stock issuable to the Company's stockholders pursuant to the Merger and issuable upon exercise of the Company Options and any Noteholder Warrants converted pursuant to this Agreement shall have been approved for trading and included for quotation on the Nasdaq-National Market prior to or simultaneous with the Effective Time of the Merger, subject to official notice of issuance.

    (c) HSR ACT; OTHER APPROVALS. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and all filings required to be made prior to the Effective Time of the Merger with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time of the Merger from, any governmental entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a Material Adverse Effect on the Company or EarthLink (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger.

    (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties hereto shall, subject to SECTION 5.3, use reasonable best efforts to have any such injunction, order, restraint or prohibition vacated.

    (e) REGISTRATION STATEMENT EFFECTIVENESS. The Registration Statement shall have become effective under the Securities Act prior to the mailing of the Proxy Statement, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

    (f) BLUE SKY FILINGS. There shall have been obtained any and all material permits, approvals and consents of securities or "blue sky" authorities of any jurisdiction that are necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance in all material respects with applicable laws.

    SECTION 6.2. CONDITIONS OF EARTHLINK. The obligation of EarthLink to consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) COMPLIANCE. The agreements and covenants of the Company to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and EarthLink shall have received a certificate dated the Closing Date and executed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

    (b) CERTIFICATIONS. The Company shall have furnished EarthLink with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of the Company approving this

Agreement and consummation of the Merger and the transactions contemplated hereby and directing the submission of the Merger to a vote of the stockholders of the Company.

    (c) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company and its Subsidiaries contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality and/or the phrase "Material Adverse Effect', in which case it shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except where the failure of such representation or warranty to be true and correct would not, individually or on an aggregate basis, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and EarthLink shall have received a certificate to that effect dated the Closing Date and executed on behalf of the Company by the chief executive officer or the chief financial officer of the Company.

    (d) COMPANY AFFILIATE LETTERS. Prior to executing this Agreement, EarthLink shall have received an Affiliate Letter (as defined below) from each such Person selected by EarthLink that may be "affiliates" of the Company, within the meaning of Rule 145 of the SEC pursuant to the Securities Act. The Affiliate Letters shall contain various undertakings in form satisfactory to EarthLink that no shares of EarthLink Common Stock received or to be received by such Affiliate pursuant to the Merger will be sold or disposed of except pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 under the Securities Act or another exemption from registration under the Securities Act (an "AFFILIATE LETTER").

    (e) CONSENTS; RELATED MATTERS. EarthLink shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are reasonably necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to the Surviving Corporation and its Subsidiaries, taken as a whole, or the failure of which to have received would not (as compared to the situation in which such license, permit, consent, approval, authorization, qualification or order had been obtained) have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger.

    (f) NO LITIGATION. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other Person any pending suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from EarthLink or any of its Subsidiaries any damages that are material in relation to EarthLink and its Subsidiaries taken as a whole,
(ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation or any of its Subsidiaries of any material portion of the business or assets of the Company, EarthLink or any of their respective Subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, EarthLink or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or
(iii) seeking to prohibit the Surviving Corporation or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or its respective Subsidiaries.

    (g) RESIGNATIONS. EarthLink shall have received written resignations from all corporate officers and directors of the Company, and from all directors of each Subsidiary resigning from their positions in such capacities as of the Effective Time of the Merger.

    (h) NOTE TERMINATION. The Company shall have consummated in full the Note and Warrant Termination and all of the transactions contemplated by the Note and Warrant Termination Agreement, including without limitation the full satisfaction of the conditions and obligations of each party thereto, and the full payment of amounts owed pursuant thereto and termination and release of all obligations between the parties thereto, and the Chief Executive Officer of the Company shall have delivered a certificate certifying all of the above.

    (i) TERMINATION OF AGREEMENTS; REPAYMENT OF SEVERANCE OBLIGATIONS. The following agreements to which the Company or any Subsidiary is a party shall have been cancelled prior to or simultaneous with the Effective Time of the
Merger: all registration rights agreements; all "lockup' agreements with the Company's stockholders; all consulting (management and otherwise) agreements of every type that expire after March 31, 2000; and all financial advisory and securities brokerage agreements of every type. The Company shall have paid and discharged in full its obligations pursuant to Section 4.1(c) hereof.

    SECTION 6.3. CONDITIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) COMPLIANCE. The agreements and covenants of EarthLink and the Combination Company to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and the Company shall have received a certificate dated the Closing Date on behalf of EarthLink and the Combination Company by the chief executive officer and the chief financial officer of EarthLink and the Combination Company to such effect.

    (b) CERTIFICATIONS AND OPINION. EarthLink shall have furnished the Company with a certified copy of a resolution or resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of EarthLink and the Combination Company approving this Agreement and consummation of the Merger and the transactions contemplated hereby, including the issuance, listing and delivery of the shares of EarthLink Common Stock pursuant hereto;

    (c) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of EarthLink and Combination Company contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality or the phrase "Material Adverse Effect," in which case it shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except where the failure of such representation or warranty to be true and correct would not, individually or on an aggregate basis, have a Material Adverse Effect on EarthLink and its Subsidiaries taken as a whole, and the Company shall have received a certificate to that effect dated the Closing Date and executed on behalf of EarthLink by the chief executive officer or the chief financial officer of EarthLink.

    (d) NO LITIGATION. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, the Surviving Corporation or any of their respective Subsidiaries any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation or any of its Subsidiaries of any material portion of the business or assets of the Company, EarthLink or any of their respective Subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, EarthLink or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit the Surviving Corporation or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries.

    (e) REGISTRATIONS. EarthLink shall have filed a registration statement on Form S-8 ("S-8 REGISTRATION STATEMENT") or shall have amended an existing S-8 Registration Statement and shall have submitted all documents required by Nasdaq as required by SECTION 2.3(c) of this Agreement, and such S-8 Registration Statement or amendment thereto shall have become effective and the EarthLink Common Stock issuable on exercise of the converted Company Options and Noteholder Warrant shall be approved for quotation on Nasdaq, all as set forth in and required by SECTION 2.3 of this Agreement.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.1. TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of this Agreement and the Merger by the stockholders of the Company;

        (a) by mutual written consent of EarthLink, Combination Company and the Company;

        (b) by either EarthLink or the Company:

           (i) if the stockholders of the Company fail to give any required approval of the Merger and the transactions contemplated hereby upon a vote at duly held meetings of stockholders of the Company or at any adjournment thereof;

           (ii) if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger; or

           (iii) if the Merger shall not have been consummated on or before October 30, 2000, PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 7.1(b)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time of the Merger to occur on or before such date.

        (c) by EarthLink:

           (i) if the Company (X) breaches in any material respect any of its representations or warranties herein such that the condition set forth in
       Section 6.2(c) not be satisfied within 20 calendar days following receipt by the Company of notice of breach, or (Y) fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement within 20 calendar days following receipt by the Company of notice of breach, if such failures result in or would reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

           (ii) if the Company breaches SECTION 8.1(a)(i);

          (iii) if the Company fails to fully consummate the Note and Warrant Termination Agreement as set forth herein on or prior to the Effective Time of the Merger;

           (iv) if, prior to the Effective Time of the Merger, the Company's Board of Directors shall have: (X) withdrawn, modified, amended or materially qualified in any respect adverse to EarthLink the recommendation of the Company's Board of Directors; (Y) failed to mail the Proxy Statement to its stockholders, or (Z) resolved to do any of the above;

           (v) if, in response to the (X) commencement of any tender offer or exchange offer for 10% or more of the outstanding the Company Common Shares, or (Y) public announcement or disclosure of any Takeover Proposal, the Company failed to fully and unconditionally recommend rejection of such tender or exchange offer or reject such other Takeover Proposal

       (and publicly announce such rejection, in the case of Takeover Proposals which have been publicly disclosed or became publicly known) within ten
       (10) business days of such commencement, announcement or disclosure; or resolved to support or recommend any such Takeover Proposal, unless any of the foregoing are done or omitted to be done in compliance with and pursuant to SECTION 8.1(b) hereof;

           (vi) if, prior to the Effective Time of the Merger, the Company shall have entered into a definitive agreement with respect to any Takeover Proposal, Superior Proposal or Subsequent Superior Proposal;

          (vii) as permitted pursuant to SECTIONS 8.1(b)(iii); and

         (viii) as permitted pursuant to SECTION 8.1(b)(vi).

        (d) by the Company, (i) if EarthLink breaches in any material respects any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement upon 20 calendar days notice of breach, which breach has not been cured within 20 calendar days following receipt by EarthLink of notice of breach, or (ii) if the Company receives a Takeover Proposal that the Company's Board of Directors by vote or resolution determines to constitute a Superior Proposal or a Subsequent Superior Proposal as set forth in
    SECTION 8.1(b) or enters into a definitive agreement with respect to a Superior Proposal or Subsequent Superior Proposal, provided that the Company has complied with its obligations under SECTIONS 8.1(b) and 8.3.

    SECTION 7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or EarthLink as provided in SECTION 7.1, this Agreement shall forthwith become void and have no effect, without any current or future liability or obligation on the part of EarthLink or the Company, other than the confidentiality provisions of SECTION 5.2, the provisions of
SECTION 8.3 and the provisions of Article IX. Any termination of this Agreement pursuant to SECTION 7.1 hereof shall not relieve any party hereto for liabilities related to any breach of any of its representations, warranties, covenants or agreements in this Agreement, which right to recover damages shall be in addition to (and not exclusive of) any other remedy at law or in equity available to any party, including without limitation the Company Termination Fee set forth in SECTION 8.3 hereof.

    SECTION 7.3. AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; PROVIDED, HOWEVER, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 7.4. EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of SECTION 7.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    SECTION 7.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to SECTION 7.1, an amendment of this Agreement pursuant to SECTION 7.3 or an extension or waiver pursuant to
SECTION 7.4 shall, in order to be effective, require in the case of EarthLink or the Company, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

                                  ARTICLE VIII
                    SPECIAL PROVISIONS AS TO CERTAIN MATTERS

    SECTION 8.1.  NO SOLICITATION.

    (a)  RESTRICTED ACTIONS.  Following the execution of this Agreement,
SECTION 8 in the Confidentiality Agreement shall be superseded by this
SECTION 8.1(a). Except as subject to and specifically permitted under
SECTION 8.1(b) (PROVIDED, that the actions described in SECTION 8.1(a)(i) below shall in no event ever be permitted under this Agreement), following the execution of this Agreement and before the Effective Time of the Merger, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor, agent or representative of the Company or any of its Subsidiaries (the "REPRESENTATIVES") to, directly or indirectly,
(i) solicit, initiate or encourage the submission of any Takeover Proposal (as defined below), (ii) enter into any agreement with respect to any Takeover Proposal, (iii) seek to sell or otherwise dispose of shares of capital stock of the Company or any portion of the assets of the Company and its Subsidiaries outside of the ordinary course of business, to any third party, or enter into any agreements with any third party with respect to such a sale or disposition (unless approved by EarthLink in compliance with Section 4.1 hereof),
(iv) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or (v) take any such Takeover Proposal to the Company's Board of Directors or stockholders for consideration, except in accordance with Section 8.1 hereof. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its Subsidiaries or any investment banker, attorney or other advisor, agent or representative of the Company, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a material breach of this Agreement by the Company. For purposes of this Agreement, "TAKEOVER PROPOSAL" means (i) any proposal or offer, other than a proposal or offer by EarthLink or any of its Affiliates, for a merger, share exchange or other business combination involving the Company (excluding an acquisition by the Company or by a Subsidiary of the Company otherwise permitted to be made by the Company under this Agreement), (ii) any proposal or offer, other than a proposal or offer by EarthLink or any of its Affiliates, to acquire from the Company or any of its Affiliates in any manner, directly or indirectly, all or any portion voting or equity interest in the Company or the acquisition of a material amount of the assets of the Company and its Subsidiaries, taken as a whole, including an investment in or acquisition of securities of a Subsidiary of the Company, to the extent so material, or (iii) any proposal or offer, other than a proposal or offer by EarthLink or any of its Affiliates, to acquire from the stockholders of the Company by tender offer, exchange offer or otherwise all or any material portion of the Company Shares then outstanding.

    (b) PERMITTED ACTIONS. In the event that after the date of this Agreement, the Company receives a bona fide, unsolicited Takeover Proposal, subject to the last paragraph of this SECTION 8.1(b), the Company (including the Company's Board of Directors and the Company's Representatives, employees and agents, for purposes of this SECTION 8.1) may engage in the applicable activities set forth in SECTIONS 8.1(a)(ii), 8.1(a)(iii), 8.1(a)(iv) and/or 8.1(a)(v) above (excluding taking the Takeover Proposal to the Company's stockholders--collectively, the "NEGOTIATION ACTIVITIES") as applicable and only as specifically permitted herein, including furnishing information to such third party, all within the following framework:

        (i) the Company's Board of Directors shall have a 15 calendar day period following receipt by the Company of any such bona fide, unsolicited Takeover Proposal (the "INITIAL CONSIDERATION PERIOD") in which to engage in the actions permitted in SECTIONS 8.1(a)(iv) and 8.1(a)(v) (other than taking the Takeover Proposal to the Company's stockholders for approval) in order to determine if such Takeover Proposal constitutes a Superior Proposal; PROVIDED, HOWEVER, that with respect to the activities set forth in SECTION 8.1(a)(iv), the Company may perform such activities only to determine whether or not such Takeover Proposal is a Superior Proposal, and shall not directly or indirectly participate in any negotiations with respect to such Takeover Proposal with the Person who has made such Takeover Proposal or such Person's representatives, employees or agents (the "OFFEROR") during the Initial Consideration Period, unless and until the Company's Board of Directors determines that such Takeover Proposal constitutes a Superior Proposal, as set forth below;

        (ii) if within the Initial Consideration Period as provided above, the Company's Board of Directors, in good faith exercise of its fiduciary duties to the Company's stockholders, determines by resolution that such Takeover Proposal constitutes a Superior Proposal, then the Company's Board of Directors shall have a 15 calendar day period following the day on which the Company's Board of Directors makes such determination (the "NEGOTIATION PERIOD") in which to engage in the Negotiation Activities in order to negotiate and enter into a definitive agreement with respect to such Superior Proposal.

        (iii) Upon determination that a Takeover Proposal constitutes a Superior Proposal as set forth above, then the Company shall so notify EarthLink pursuant to SECTION 8.1(c) hereof and EarthLink may in its discretion terminate this Agreement and abandon the Merger at any time during the Negotiation Period, but only if done so prior to receiving written notification by the Company that it has formally terminated negotiations with such Offeror, PROVIDED, HOWEVER, that notwithstanding any other provision of this Agreement, the Company shall not be required to pay the Company Termination Fee (including, without limitation, any fees or expenses of EarthLink) pursuant to SECTION 8.3 and SECTION 7.1(c)(vii) upon any such termination and abandonment by EarthLink;

        (iv) if the Company does not enter into a definitive agreement with respect to such Superior Proposal within the Negotiation Period, the Company shall promptly reject and shall be deemed to have rejected such Superior Proposal and shall fully terminate and abandon its negotiations and discussions with such Offeror (a "TERMINATED SUPERIOR PROPOSAL");

        (v) if, after a Terminated Superior Proposal, the Company subsequently receives another bona fide, unsolicited Takeover Proposal from the same Offeror after the end of the Negotiation Period (a "SUBSEQUENT PROPOSAL"), and the Company's Board of Directors, in good faith exercise of its fiduciary duties to the Company's stockholders, determines by vote or resolution that such Subsequent Proposal is materially more favorable to the Company's stockholders from a financial point of view than such Offeror's prior Superior Proposal (a "SUBSEQUENT SUPERIOR PROPOSAL"), then the Company shall have a second 15 calendar day period following the day on which the Company's Board of Directors makes such determination (the "SUBSEQUENT NEGOTIATION PERIOD") in which to engage in the Negotiation Activities and enter into a definitive agreement with respect to such Subsequent Superior Proposal;

        (vi) Upon such determination by the Company's Board of Directors that a Subsequent Proposal constitutes a Subsequent Superior Proposal, then the Company shall so notify EarthLink pursuant to SECTION 8.1(c) hereof and EarthLink may in its discretion terminate this Agreement and abandon the Merger at any time during the Subsequent Negotiation Period, but only if done so prior to receiving written notification by the Company that it has formally terminated negotiations with such Offeror, PROVIDED, HOWEVER, that the Company shall be required to pay the Company Termination Fee (including, without limitation, all fees or expenses of EarthLink) pursuant to
    SECTION 8.3 and SECTION 7.1(c)(viii) upon any such termination and abandonment by EarthLink; and

        (vii) if the Company does not enter into a definitive agreement with respect to such Subsequent Superior Proposal within the Subsequent Negotiation Period, the Company and its

    Board of Directors shall promptly reject and shall be deemed to have rejected such Subsequent Superior Proposal and shall fully terminate and abandon its negotiations and discussions with such Offeror (a "TERMINATED SUBSEQUENT PROPOSAL");

PROVIDED, that the Company and its Representatives may engage in the activities set forth in SECTIONS 8.1(a)(ii), 8.1(a)(iii), 8.1(a)(iv) and/or 8.1(a)(v) as applicable and as specifically permitted in this SECTION 8.1(b) only if (I) the Board of Directors of the Company determines in its good faith judgment, after consultation with outside legal counsel of the Company, that such action or activity is reasonably necessary in order for the Board of Directors of the Company to comply with its fiduciary duties under applicable law, (II) the Company has received from such third party Offeror an executed confidentiality agreement with terms regarding confidentiality not less favorable to the Company than those contained in the Confidentiality Agreement with EarthLink, and
(III) the Company has fully and completely complied with all other provisions of
SECTION 8.1.

    (c) NOTICES. If the Company (a) receives a Takeover Proposal, or a request for nonpublic information relating to the Company (or any of its Subsidiaries) or for access to the properties, books or records of the Company (or any of its Subsidiaries) by any Person who is considering making or has made a Takeover Proposal, (b) determines that a Takeover Proposal constitutes a Superior Proposal, (c) determines to enter into a Negotiation Period, (d) enters into a definitive agreement with respect to a Takeover Proposal, Superior Proposal or a Subsequent Superior Proposal, (e) receives a Subsequent Proposal,
(f) determines that a Subsequent Proposal is a Subsequent Superior Proposal, and/or (g) determines to enter into a Subsequent Negotiation Period, the Company shall immediately inform EarthLink orally and shall as promptly as practicable (in any event within one (1) calendar day) inform EarthLink in writing of every such event, including terms and conditions of such Takeover Proposal, Superior Proposal or Subsequent Superior Proposal (any of such events, a "PROPOSAL") and the identity of the person making it, forwarding a copy of any written communications relating thereto. The Company will keep EarthLink fully informed on as prompt a basis as is practicable of the status and details of any such Proposal or request and any related discussions or negotiations, including by forwarding copies of any material written communications relating thereto. The Company will immediately cease and cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, except that it shall use its best efforts to cause any such parties in possession of confidential information about the Company (or its Subsidiaries) that was furnished by or on behalf of the Company (or its Subsidiaries) in connection with any of the foregoing to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it (or its Subsidiaries) is a party. The Company shall ensure that the officers, directors and employees of the Company and its Subsidiaries and any investment banking firm or other advisor or representative retained by such party are aware of and instructed to comply with the restrictions described in this SECTION 8.1. Notwithstanding any other provision of this Agreement, nothing contained in this SECTION 8.1 shall prohibit the Board of Directors of the Company, only to the minimum extent required, from complying with the mandatory disclosure requirements of Rules 14e-2 and 14d-9 promulgated under the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with regard to an any Proposal, after consultation with outside legal counsel; PROVIDED, that any recommendation by the Board of Directors other than to recommend rejection of such proposal shall be considered an immediate breach of this SECTION 8.1 and be deemed to be a "withdrawal" as provided in SECTION 7.1(c)(iv)(x) hereof.

    (d) TERMINATION OF NEGOTIATIONS. The Company agrees to cease and terminate immediately, and to cause its Representatives to cease and terminate immediately any negotiations (other than with EarthLink) with respect to any Takeover Proposal.

    SECTION 8.2. TAKEOVER DEFENSES. The Company shall take such action with respect to any anti-takeover provisions in its Certificate of Incorporation or Bylaws, or afforded it by statute, to the extent necessary to consummate the Merger on the terms set forth in the Agreement.

    SECTION 8.3. FEE AND EXPENSE REIMBURSEMENTS. In the event this Agreement is terminated pursuant to any of SECTION 7.1(b)(i), SECTION 7.1(c)(i),
SECTION 7.1(c)(ii), SECTION 7.1(c)(iii), SECTION 7.1(c)(iv), SECTION 7.1(c)(v),
SECTION 7.1(c)(vi) or SECTION 7.1(c)(viii) hereof, the Company agrees to pay to EarthLink in immediately available funds Nine Million Dollars ($9,000,000) PLUSreimbursement of all EarthLink Merger transaction expenses (including without limitation all legal, accounting and investment banking fees and expenses) (the "COMPANY TERMINATION FEE"); PROVIDED, HOWEVER, that if EarthLink terminates the Agreement pursuant to SECTION 7.1(c)(i), and the Company also terminates this Agreement pursuant to SECTION 7.1(d)(i), EarthLink shall nevertheless be entitled to the Company Termination Fee, PROVIDED FURTHER, that if the termination is pursuant to SECTION 7.1(b)(i) above, such fee shall be payable only if within 12 months after the date of termination of this Agreement, the Company shall have consummated (or entered into an agreement to consummate) an Alternative Transaction (as defined below). An "ALTERNATIVE TRANSACTION" shall mean (i) a merger, share exchange or other business combination or other transaction in which more than 25% of the voting securities of the Company or all or substantially all of the assets of the Company are acquired, including an investment in or acquisition of securities of a Subsidiary of the Company to the extent so material, or (ii) any acquisition from the stockholders of the Company by tender offer, exchange offer or otherwise of more than 25% of the outstanding Company Shares. The Company Termination Fee payable under this SECTION 8.3 shall be payable as a condition to the consummation of the Alternative Transaction. Payment of the Company Termination Fee shall be made within one (1) business day following: (x) for terminations pursuant to SECTIONS 7.1(c) hereof, the date of such formal written termination by EarthLink, and (y) for terminations pursuant to
SECTION 7.1(b)(i), the date the Company closes the transaction contemplated by such definitive agreement for the Alternative Transaction. If the Company does not pay the Company Termination Fee within such permitted periods, the Company shall pay to EarthLink its costs and expenses (including legal fees and expenses) incurred in connection with any actions or lawsuits taken to collect such payment, together with interest on the amount of any unpaid fee and/or expense (at the published prime rate of Citibank, N.A. from the date such fee was required to be paid to the date of payment).

    SECTION 8.4.  CONFIDENTIALITY.

    (a) NEITHER THE COMPANY NOR EARTHLINK SHALL ISSUE ANY STATEMENT OR COMMUNICATION TO THE PUBLIC OR PRESS REGARDING THE PROPOSED MERGER WITHOUT THE PRIOR CONSENT AND APPROVAL OF THE OTHER PARTY, EXCEPT AS OTHERWISE MAY BE REQUIRED BY LAW OR REGULATORY AUTHORITIES.

    (b) If this Agreement is terminated pursuant to ARTICLE VIII by either the Company or EarthLink, the proposed terms of the Merger and all Merger related discussions shall remain confidential and shall not be disclosed to any person without the consent of the other party except as may be required by law or regulatory authorities.

    (c) Notwithstanding any other provision herein or in the Confidentiality Agreement, Sections 1 through 7, 9 and 10 of the Confidentiality Agreement shall remain in effect subsequent to the execution of this Agreement and shall continue to govern the confidentiality obligations of the parties with respect to the Evaluation Material (as therein defined). Except as set forth in this
SECTION 8.4(c), the balance of the Confidentiality Agreement is hereby terminated.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by the Company or EarthLink pursuant to this Agreement shall survive the Effective Time of the Merger, except any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

    SECTION 9.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to the Company, to

       OneMain.com, Inc.
       1860 Michael Faraday Dr., #200
       Reston, VA 20190
       Attention: Kevin S. Lapidus
       Telephone: 703-375-3036
       Facsimile: 703-375-3160

       with a copy to:

       Hogan & Hartson L.L.P.
       Columbia Square
       555 13(th) Street, N.W.
       Washington, D.C. 20004-1109
       Attention: J. Hovey Kemp
       Telephone: (202) 637-5623
       Facsimile: (202) 637-5910

    (b) if to EarthLink, to

       EarthLink
       1430 West Peachtree St., #400
       Atlanta, GA 30309
       Attention: Chief Executive Officer
       With copy to: General Counsel
       Telephone: 404-815-0770
       Facsimile: 404-892-7616

       with a copy to:

       Hunton & Williams
       Bank of America Plaza, Suite 4100
       600 Peachtree Street, N.E.
       Atlanta, Georgia 30308-2216
       Attention: Scott M. Hobby
       Telephone: (404) 888-4263
       Facsimile: (404) 888-4190

    SECTION 9.3.  DEFINITIONS.  For purposes of this Agreement:

    (a) an "AFFILIATE(S)" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

    (b) "FULLY DILUTED BASIS" means all issued and outstanding capital stock of the Company including all convertible securities, rights, options and warrants (calculated using the treasury method).

    (c) "KNOWLEDGE" means, with respect to any matter stated herein to be "to the Company's knowledge," or similar language, the knowledge of the officers of the Company, after due inquiry.

    (d) "MATERIAL ADVERSE EFFECT" shall mean, with respect to any entity or group of entities, a material adverse effect individually or in the aggregate on the business, operations, assets, liabilities, financial condition or results of operations of such entity or group of entities taken as a whole, other than any change, circumstance or effect
       (i) relating to the economy or securities markets in general,
       (ii) relating to the industries in which the Company or EarthLink operate and not specifically relating to the Company or EarthLink, or
       (iii) resulting from the execution of this Agreement, the announcement of this Agreement and the transactions contemplated hereby or any change in the value, price or trading volume of Company or EarthLink Common Stock relating to such execution or announcement; PROVIDED, HOWEVER, that any breach, violation or failure of any of the following representations or warranties to be true and correct shall constitute an automatic Material Adverse Effect on the Company and its Subsidiaries taken as a whole under this Agreement (including without limitation for purposes of SECTIONS 6.2(c) and 6.3(c)):

    Section 3.1: (a), (b), (c), (d), (e), (h) except subsections (ii) and
(vi) thereof, (i), (j), (p), (u) and (aa).

    (e) "NASDAQ CLOSING PRICE" means the closing price of the common stock as quoted on the Nasdaq National Market System.

    (f) "PERSON" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity; and

    (g) a "SUBSIDIARY" of a Person means any corporation, partnership or other legal entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such first mentioned Person.

    (h) a "SUPERIOR PROPOSAL" means a Takeover Proposal that the Board of Directors of the Company, in its good faith judgment and after consultation with its financial advisors, believes is materially more favorable from a financial point of view to the stockholders of the Company than the proposal set forth in this Agreement.

    SECTION 9.4. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    SECTION 9.5. COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

    SECTION 9.6. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any Person other than the parties any rights or remedies hereunder, except as otherwise specified herein.

    SECTION 9.7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    SECTION 9.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 9.9. ENFORCEMENT OF THE AGREEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of Georgia, this being in addition to any other remedy to which they are entitled at law or in equity.

    SECTION 9.10. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

    IN WITNESS WHEREOF, EarthLink, Combination Company and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                       EARTHLINK, INC.

                                                       By:    /s/ MICHAEL S. MCQUARY
                                                              --------------------------------------
                                                       Name:  Michael S. McQuary
                                                              --------------------------------------
                                                       Title: President
                                                              --------------------------------------

                                                       OM COMBINATION, INC.

                                                       By:    /s/ SAMUEL R. DESIMONE
                                                              --------------------------------------
                                                       Name:  Samuel R. DeSimone
                                                              --------------------------------------
                                                       Title: Executive Vice President
                                                              --------------------------------------

                                                       ONEMAIN.COM, INC.

                                                       By:    /s/ STEPHEN E. SMITH
                                                              --------------------------------------
                                                       Name:  Stephen E. Smith
                                                              --------------------------------------
                                                       Title: Chief Executive Officer
                                                              --------------------------------------

                                    ANNEX B
                                PRICING SCHEDULE

 EARTHLINK      CASH                  EARTHLINK    TOTAL PAYMENT
  CLOSING      PAYMENT    EXCHANGE   STOCK VALUE     FOR EACH
STOCK PRICE   PER SHARE    RATIO      PER SHARE    ONEMAIN SHARE
-----------   ---------   --------   -----------   -------------
  $ 5.000      $6.050      0.3559      $ 1.779        $ 7.830
  $ 6.000      $6.041      0.3553      $ 2.132        $ 8.173
  $ 7.000      $6.032      0.3548      $ 2.484        $ 8.515
  $ 8.000      $6.024      0.3543      $ 2.835        $ 8.858
  $ 9.000      $6.016      0.3539      $ 3.185        $ 9.201
  $10.000      $6.009      0.3535      $ 3.535        $ 9.544
  $11.000      $6.002      0.3531      $ 3.884        $ 9.886
  $12.000      $5.996      0.3527      $ 4.233        $10.229
  $13.000      $5.991      0.3524      $ 4.581        $10.572
  $14.000      $5.985      0.3520      $ 4.929        $10.913
  $15.000      $5.979      0.3517      $ 5.276        $11.255
  $16.000      $5.974      0.3514      $ 5.623        $11.597
  $17.000      $5.969      0.3511      $ 5.969        $11.938
  $18.000      $5.965      0.3509      $ 6.315        $12.280
  $19.000      $5.960      0.3506      $ 6.661        $12.620
  $20.000      $5.955      0.3503      $ 7.005        $12.960
  $21.000      $5.949      0.3499      $ 7.348        $13.297
  $22.000      $5.942      0.3496      $ 7.690        $13.633
  $23.000      $5.936      0.3492      $ 8.031        $13.967
  $24.000      $5.930      0.3488      $ 8.371        $14.301
  $25.000      $5.921      0.3483      $ 8.708        $14.629
  $26.000      $5.913      0.3478      $ 9.044        $14.957
  $27.000      $5.905      0.3473      $ 9.378        $15.282
  $28.000      $5.896      0.3468      $ 9.711        $15.608
  $29.000      $5.887      0.3463      $10.043        $15.931
  $30.000      $5.879      0.3458      $10.374        $16.253
  $31.000      $5.869      0.3453      $10.703        $16.572
  $32.000      $5.860      0.3447      $11.030        $16.890
  $33.000      $5.850      0.3441      $11.356        $17.205
  $34.000      $5.840      0.3435      $11.680        $17.521
  $35.000      $5.831      0.3430      $12.005        $17.836
  $36.000      $5.822      0.3425      $12.329        $18.151
  $37.000      $5.813      0.3420      $12.653        $18.466
  $38.000      $5.805      0.3415      $12.976        $18.780
  $39.000      $5.797      0.3410      $13.298        $19.095
  $40.000      $5.789      0.3405      $13.620        $19.409
  $41.000      $5.781      0.3400      $13.942        $19.723
  $42.000      $5.773      0.3396      $14.263        $20.037
  $43.000      $5.766      0.3392      $14.585        $20.351
  $44.000      $5.759      0.3388      $14.906        $20.664
  $45.000      $5.752      0.3384      $15.226        $20.978
  $46.000      $5.746      0.3380      $15.547        $21.292
  $47.000      $5.739      0.3376      $15.867        $21.606
  $48.000      $5.733      0.3372      $16.187        $21.920
  $49.000      $5.721      0.3365      $16.490        $22.211
  $50.000      $5.708      0.3357      $16.787        $22.495

                                    ANNEX C
                           OPINION OF JEFFERIES & CO.

                                                                    June 7, 2000

ONEMAIN.COM, INC.
1860 Michael Faraday Drive
Suite 200
Reston, VA 20190

To the Members of the Board of Directors:

    We understand that EarthLink, Inc., a Delaware corporation (the "Purchaser"), and OM Combination, Inc. (the "Merger Subsidiary"), a Delaware corporation and a wholly owned subsidiary of the Purchaser, has offered to enter into an Agreement and Plan of Merger (the "Merger Agreement") with OneMain.com, Inc., a Delaware corporation (the "Company"), pursuant to which, subject to the terms and conditions set forth therein, the Purchaser will acquire all of the issued and outstanding common stock, $0.001 par value, of the Company (the "Common Stock") for a price per share (the "Offer Price") equal to
(a) $316,553,617 divided by (b) the total number of shares of Company Common Stock outstanding on a fully-diluted basis (using the treasury stock method for outstanding options) as of the Effective Time of the Transaction (as defined below), of which $5.96 per share will be paid in cash and $6.29 will be paid in shares of Purchaser's common stock. We understand that Company shareholders will receive 0.3509 shares of Purchaser common stock, and the value of the stock consideration is based on the closing price of Purchaser on June 7, 2000 of $17.9375, assuming a fully-diluted share count of 25,822,956. The Company will be merged with and into the Merger Subsidiary and each issued and outstanding share of Common Stock will be converted into the right to receive the Offer Price (the "Transaction"). All capitalized terms not otherwise defined herein shall have the same meaning as defined in the Merger Agreement.

    You have asked us to render our opinion as to whether the Offer Price is fair, from a financial point of view, to the holders of the Common Stock.

    Jefferies & Company, Inc. ("Jefferies"), as part of its investment banking business, is regularly engaged in the evaluation of capital structures and the valuations of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

    We are not expressing any opinion as to what the value of the Purchaser common stock will be at the time of the Transaction or the price or range of prices at which Purchaser common stock may trade subsequent to the announcement or consummation of the Transaction. Such trading price or range of prices of Purchaser common stock may be impacted by, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial holdings of Purchaser common stock by former Company shareholders, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis, arbitrage activity and other factors that generally influence the prices of securities.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, Jefferies did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

    In conducting our analysis and arriving at the opinion expressed herein, we have reviewed a draft of the Merger Agreement, dated June 7, 2000 (including any schedules and exhibits thereto which were provided by the Company) and certain financial and other information that was publicly available or furnished to us by the Company, including the financial terms of the Transaction, certain internal financial analyses, projections, budgets, reports and other information prepared by the Company's management and certain projections and other information prepared by management of Purchaser. We have also held discussions with various members of senior management of the Company and Purchaser concerning their respective historical and current operations, financial condition and prospects, as well as the strategic and operating benefits anticipated from the business combination. In addition, we have reviewed the reported price and trading activities of the Common Stock and Purchaser's common stock, compared certain financial and stock market information for the Company with similar information for other publicly-traded companies that we considered relevant, reviewed, to the extent publicly available, the financial terms of certain other business combinations that we considered relevant and conducted such other reviews, analyses and inquiries and considered such other financial, economic and market criteria as we considered appropriate in rendering this opinion.

    In the course of our review and analysis and in rendering this opinion, we have relied upon, but have not independently investigated or verified, the accuracy, completeness and fair presentation of the financial and other information that was provided to us by the Company or Purchaser, or that was publicly available to us (including, without limitation, the information described above and the financial projections and projected operating assumptions provided by each of the Company and the Purchaser regarding its estimated future performance). With respect to the financial projections provided to or obtained and examined by us, we note that projecting future results of any company is inherently subject to vast uncertainty. We have been advised by management of the Company and the Purchaser, and we have assumed with your permission, that the projections and underlying projected operating assumptions were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company and Purchaser as to the future performance of the Company and Purchaser and the strategic implications and operational benefits of the Transaction. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects.

    We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. We did not make any independent evaluation or appraisal of the assets or liabilities of, nor conduct a comprehensive physical inspection of any of the assets of, the Company, nor have we been furnished with any such appraisals. Our opinion is based on information made available to us, and economic, monetary, political, regulatory, market and other conditions existing and which can be evaluated, as of the date of this opinion (including, without limitation, current market prices of the Common Stock of the Company); however, such conditions are subject to rapid and unpredictable change and such changes could affect the conclusions expressed herein. We undertake no obligation to update this opinion to reflect any developments occurring after the date hereof. We have made no independent investigation of any legal matters affecting the Company, and we have assumed the correctness of all legal and accounting advice given to such parties and their respective boards of directors, including (without limitation) advice as to the accounting and tax consequences of the Transaction to the Company and its stockholders.

    In rendering this opinion we have also assumed, with your permission, that:
(i) the terms and provisions contained in the Merger Agreement (including any schedules and exhibits thereto) will not differ from those contained in the drafts of those documents we have heretofore reviewed with respect to any matter material to our opinion expressed herein; (ii) the conditions to the consummation of the Transaction set forth in the Merger Agreement will be satisfied without material expense; and (iii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Merger Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company is a party.

    Moreover, in rendering the opinion set forth below we note that the consummation of the Transaction is conditioned upon the approval of the holders of the Common Stock, and we are not recommending that the Company, its Board of Directors, any of its security holders or any other person should take any specific action or vote in any specific manner in connection with the Transaction. Our opinion does not constitute a recommendation of the Transaction over any alternative transactions that may be available to the Company, and does not address the Company's underlying business decision to effect the Transaction.

    In connection with its engagement, Jefferies will receive a fee from the Company for its services, a significant portion of which is contingent upon consummation of the Transaction. Jefferies also will receive a fee in connection with the delivery of this opinion. In addition, Jefferies was previously engaged by the Company to assist in raising high yield financing. In 1998 and 1999 Jefferies provided investment banking services to MindSpring Enterprises, Inc. ("MindSpring'), which merged with EarthLink Network, Inc. in February 2000 to form Purchaser, and received customary fees for rendering such services. Jefferies will not receive any compensation from the Purchaser in connection with the delivery of this opinion. In the ordinary course of its business, Jefferies may trade the securities of the Company and the Purchaser for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

    It is understood and agreed that this opinion is provided for the use of the Board of Directors of the Company as one element in the Board's consideration of the Transaction, and may not be used for any other purpose, or otherwise referred to, relied upon or circulated, without our prior written consent. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting this opinion of which we become aware after the date hereof. This opinion may be reproduced in full in any proxy statement mailed to holders of the Common Stock in connection with the Transaction but may not otherwise be disclosed publicly in any manner without our prior written approval.

    Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and upon such other matters as we consider relevant, we are of the opinion that, as of the date hereof, the Offer Price is fair, from a financial point of view, to the holders of the Common Stock.

                                          Sincerely,

                                          /s/ JEFFERIES & COMPANY, INC.
                                          JEFFERIES & COMPANY, INC.

                                    ANNEX D
                          DELAWARE RIGHTS OF APPRAISAL
                               SECTION 262 OF THE
                        DELAWARE GENERAL CORPORATION LAW

262 APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to Section251(g) of this title), Section252, Section254, Section257, Section258, Section263 or Section264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    3. In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
    (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article 145 of the Delaware General Corporation Law ("DGCL") provides that any director or officer of a Delaware corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

    Pursuant to EarthLink's amended and restated certificate of incorporation and bylaws, the directors of EarthLink shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the DGCL as from time to time in effect and any other provisions of Delaware law.

    A director of EarthLink shall under no circumstances have any personal liability to Earthlink or its stockholders for monetary damages for breach of fiduciary duty as a director, except for those specific breaches and acts or omissions with respect to which the DGCL expressly provides that this provision shall not eliminate or limit such personal liability of directors.

    EarthLink shall indemnify each of its directors and officers to the fullest extent permitted by applicable law, except as may be otherwise provided in EarthLink's Amended and Restated Certificate of Incorporation and/or Bylaws. The modification or repeal of this paragraph shall not adversely affect the right of indemnification of any director or officer hereunder with respect to any act or omission occurring prior to such modification or repeal.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.

       EXHIBIT
       NUMBER                                               DESCRIPTION
---------------------                                       -----------
         2.1                   --   Agreement and Plan of Merger dated as of June 7, 2000 by and among OneMain.com, Inc., OM Combination, Inc., and
                                    EarthLink, Inc. (included as Annex A to this proxy
                                    statement/prospectus as part of this Registration
                                    Statement).

         3.1                   --   Amended and Restated Certificate of Incorporation of
                                    EarthLink, as amended (incorporated by reference to
                                    EarthLink's Form S-4 dated January 6, 2000--File No.
                                    333-94177).

         3.2                   --   Bylaws of EarthLink, as amended (incorporated by reference to EarthLink's Form S-4 dated January 6, 2000--File No.
                                    333-94177).

         4.1                   --   Subordinated Debt Indenture (incorporated by reference to
                                    Exhibit 4.3 to MindSpring's Form S-3/A filed on April 7,
                                    1999--File No. 333-74151).

         4.2                   --   First Supplemental Indenture (incorporated by reference to
                                    Exhibit 4.4 to MindSpring's Form S-3/A filed on April 7,
                                    1999--File No 333-74151).

       EXHIBIT
       NUMBER                                               DESCRIPTION
---------------------                                       -----------
         4.3                   --   Second Supplemental Indenture.

         5.1                   --   Opinion of Hunton & Williams.

         8.1*                  --   Opinion of Hogan & Hartson L.L.P.

         9.1                   --   Agreement to Vote Stock, dated June 7, 2000, among
                                    EarthLink, Inc., OneMain.com, Inc., OM Combination, Inc. and
                                    certain stockholders named therein.

        10.1                   --   1995 Stock Option Plan and form of Stock Option Agreement
                                    (incorporated by reference to Exhibit 10.1 to EarthLink
                                    Network's Registration Statement on Form S-1--File
                                    No. 333-15781).

        10.2                   --   (a) Netscape Communications Corporation Internet Service
                                    Provider Navigator Distribution Agreement, dated May 31,
                                        1996, between EarthLink Network, Inc. and Netscape
                                        Communications Corporation (incorporated by reference to
                                        Exhibit 10.6 to EarthLink Network's Registration
                                        Statement on Form S-1--File No. 333-15781).

                                    (b) Amendment No. 1 to Netscape Communications Corporation
                                    Internet Service Provider Agreement (incorporated by
                                        reference to Exhibit 10.6(a) to EarthLink Network's
                                        Registration Statement on Form S-1--File
                                        No. 333-15781).

                                    (c) Amendment No. 2 to Netscape Communications Corporation
                                    Internet Service Provider Agreement (incorporated by
                                        reference to Exhibit 10.6(b) to EarthLink Network's
                                        Registration Statement on Form S-1--File
                                        No. 333-15781).

        10.3                   --   (a) Network Services Agreement, dated May 31, 1996, between
                                    EarthLink Network, Inc. and UUNET Technologies, Inc.
                                        (incorporated by reference to Exhibit 10.7 to EarthLink
                                        Network's Registration Statement on Form S-1--File
                                        No. 333-15781).

                                    (b) Addendum No. 1 to Network Services Agreement
                                    (incorporated by reference to Exhibit 10.7(a) to EarthLink
                                        Network's Registration Statement on Form S-1--File
                                        No. 333-15781).

        10.4                   --   Software Distribution Agreement (MacTCP), dated October 2,
                                    1995, between EarthLink Network, Inc. and Apple Computer,
                                    Inc. (incorporated by reference to Exhibit 10.8 to EarthLink
                                    Network's Registration Statement on Form S-1--File
                                    No. 333-15781).

        10.5                   --   Amended and Restated Employment Agreement (incorporated by reference to Exhibit 10.8(d) to EarthLink Network's
                                    Registration Statement on Form S-1--File No. 333-53063).

        10.6                   --   Standard Industrial/Commercial Multi-Tenant Lease, dated
                                    December 1, 1995, between EarthLink Network, Inc. and Becton
                                    Dickinson and Company (incorporated by reference to
                                    Exhibit 10.12 to EarthLink Network's Registration Statement
                                    on Form S-1--File No. 333-15781).

        10.7                   --   Internet Wizard Sign-Up Agreement, between EarthLink
                                    Network, Inc. and Microsoft Corporation, dated August 16,
                                    1996 (incorporated by reference to Exhibit 10.19 to
                                    EarthLink Network's Registration Statement on
                                    Form S-1--File No. 333-15781).

        10.8                   --   Network Access Agreement, between EarthLink Network, Inc.
                                    and PSINet, Inc., dated July 22, 1996 and Amendment No. 1 to
                                    Network Access Agreement (incorporated by reference to
                                    Exhibit 10.20 to EarthLink Network's Registration Statement
                                    on Form S-1--File No. 333-15781).

       EXHIBIT
       NUMBER                                               DESCRIPTION
---------------------                                       -----------
        10.9                   --   (a) Office Lease by and between The Mutual Life Insurance
                                    Company of New York, and EarthLink Network, Inc., dated
                                        September 20, 1996 (incorporated by reference to
                                        Exhibit 10.21 to EarthLink Network's Registration
                                        Statement on Form S-1--File No. 333-15781).

                                    (b) Third Amendment to the lease agreement between WHMNY
                                    Real Estate Limited Partnership and EarthLink Network, Inc.
                                        (incorporated by reference to Exhibit 10.1 to EarthLink
                                        Network's Form 10-Q filed on November 16, 1998--File
                                        No. 0-20799).

        10.10                  --   Amended and Restated Convertible Securities Vesting Plan
                                    (incorporated by reference to Exhibit 10.18 to EarthLink
                                    Network's Report on Form 10-K for the fiscal year ended
                                    December 31, 1997--File No. 0-20799).

        10.11                  --   (a) Key Employee Compensation Continuation Plan
                                    (incorporated by reference to Exhibit 10.19 to EarthLink
                                        Network's Report on Form 10-K for the fiscal year ended
                                        December 31, 1997--File No. 0-20799).

                                    (b) Amendment to Key Employee Compensation Continuation Plan
                                    (incorporated by reference to Exhibit 10.19(a) to EarthLink
                                        Network's Report on Form 10-K for the fiscal year ended
                                        December 31, 1997--File No. 0-20799).

        10.12                  --   Governance Agreement, dated as of February 10, 1998,
                                    (incorporated by reference to Exhibit 10.1 to EarthLink
                                    Network's Form 8-K filed on February 10, 1998--File
                                    No. 0-20799).

        10.13                  --   Credit Agreement, dated as of February 10, 1998, with Sprint
                                    Corporation as the Lender (incorporated by reference to
                                    Exhibit 10.3 to EarthLink Network's Form 8-K filed on
                                    February 10, 1998--File No. 0-20799).

        10.14                  --   Registration Rights Agreement, dated as of February 10,
                                    1998, with Sprint Corporation, and Sprint Communications
                                    Company L.P. (incorporated by reference to Exhibit 99.1 to
                                    EarthLink Network's Form 8-K filed on February 10,
                                    1998--File No. 0-20799).

        10.15                  --   Stockholders Agreement, dated as of February 10, 1998, among
                                    EarthLink Network, Inc., Sprint Corporation, Sprint
                                    Communications Company L.P., and the persons identified on
                                    Schedule 1 thereto (incorporated by reference to
                                    Exhibit 99.2 to EarthLink Network's Form 8-K filed on
                                    February 10, 1998--File No. 0-20799).

        10.16                  --   Marketing and Distribution Agreement, dated as of
                                    February 10, 1998, Sprint Corporation, and Sprint
                                    Communications Company L.P. (incorporated by reference to
                                    Exhibit 10.26 of EarthLink Network's Registration Statement
                                    on Form S-4 filed May 13, 1998--File No. 333-52507).

        10.17                  --   Lease Agreement, between EarthLink Network Inc. and Prentiss
                                    Properties Natomas, L.P. (incorporated by reference to
                                    Exhibit 10.1 to EarthLink Network's Form 10-Q filed on
                                    September 30, 1999--File No. 0-20799).

        10.18                  --   Lease Agreement, between Park West E-3 Associates and NETCOM
                                    On-Line Communication Services, Inc., dated February 23,
                                    1996 (incorporated by reference to Exhibit 10.2 to
                                    MindSpring's Form--10-K for the fiscal year ended
                                    December 31, 1998--File No. 0-27890).

        10.19                  --   Lease Agreement, commencing on November 1, 1995, between
                                    West Peachtree Point Partners, L.P. and MindSpring
                                    Enterprises, Inc. (incorporated by reference to
                                    Exhibit 10(j) to MindSpring's Registration Statement on
                                    Form S-1--File No. 333-108).

        10.20                  --   First Amendment dated February 6, 1996 to Lease Agreement
                                    dated November 1, 1995 between John Marshall Law School,
                                    Inc. (assignee of West Peachtree Point Partners, L.P.) and
                                    MindSpring Enterprises, Inc. (incorporated by reference to
                                    Exhibit 10(cc) to MindSpring's Registration Statement on
                                    Form S-1--File No. 333-108).

       EXHIBIT
       NUMBER                                               DESCRIPTION
---------------------                                       -----------
        10.21                  --   MindSpring Enterprises, Inc. 1995 Stock Option Plan, as
                                    amended (incorporated by reference to Exhibit 10.7 to
                                    MindSpring's Form 10-K for the fiscal year ended
                                    December 31, 1998--File No. 0-27890).

        10.22                  --   Form of Stock Option Agreement (incorporated by reference to
                                    Exhibit 10(v) to MindSpring's Registration Statement on
                                    Form S-1--File No. 333-108).

        10.23                  --   MindSpring Enterprises, Inc. 1995 Directors Stock Option
                                    Plan, as amended (incorporated by reference to Exhibit 10.9 to MindSpring's Form 10-K for the fiscal year ended
                                    December 31, 1998--File No. 0-27890).

        10.24                  --   Form of Director Stock Option Agreement, as amended
                                    (incorporated by reference to Exhibit 10(x) to MindSpring's
                                    Registration Statement on Form S-1--File No. 333-108).

        10.25                  --   Master Services Agreement, dated July 15, 1996, between
                                    BellSouth Telecommunications, Inc. and MindSpring
                                    Enterprises, Inc. (incorporated by reference to
                                    Exhibit 10(cc) to MindSpring's Form S-1--File
                                    No. 333-10779).

        10.26                  --   Office Building Lease Agreement, commencing December 15,
                                    1997, between Pennsylvania Dental Service Corporation, a
                                    Pennsylvania corporation d/b/a Delta Dental of Pennsylvania, and MindSpring Enterprises, Inc. (incorporated by reference to Exhibit 10.13 to MindSpring's Form 10-K for the fiscal
                                    year ended December 31, 1998--File No. 0-27890).

        10.27                  --   Lease Agreement effective as of January 1, 1997 by and
                                    between CMS Peachtree, L.P. and MindSpring Enterprises, Inc.
                                    (incorporated by reference to Exhibit 10(hh) to MindSpring's
                                    Form 10-K for the fiscal year ended December 31, 1996--File
                                    No. 0-27890).

        10.28                  --   Amendment dated June 6, 1997 to Master Services Agreement, dated July 15, 1996, between BellSouth Telecommunications,
                                    Inc. and MindSpring Enterprises, Inc. (incorporated by
                                    reference to Exhibit 10.1 to MindSpring's Form 10-Q for the quarter ended June 30, 1997--File No. 0-27890).

        10.29                  --   Special Service Arrangement Agreement, dated June 1997,
                                    between BellSouth Telecommunications, Inc. and MindSpring
                                    Enterprises, Inc. (a substantially identical contract has
                                    been executed for each of Alabama, Florida, Kentucky, North
                                    Carolina, South Carolina and Tennessee) (incorporated by
                                    reference to Exhibit 10.2 to MindSpring's Form 10-Q for the quarter ended June 30, 1997--File No. 0-27890).

        10.30                  --   Lease Agreement dated November 16, 1999, between Kingston
                                    Atlanta Partners, L.P. and MindSpring Enterprises, Inc.
                                    (incorporated by reference to Exhibit 10.38 to EarthLink's
                                    Form S-4 dated January 6, 2000--File No. 333-94177).

        10.31                  --   First Amendment to Lease, dated October 1, 1999, between
                                    Park West E-3 Associates and NETCOM On-line Communication
                                    Services, Inc. (incorporated by reference to Exhibit 10.39 to EarthLink's Form S-4 dated January 6, 2000--File
                                    No. 333-94177).

        10.32*                 --   Lease Agreement, dated June 30, 1998, between Ryan Southbank
                                    II, L.L.C. and MindSpring Enterprises, Inc.

        10.33                  --   Sublease, dated September 14, 1999, between International
                                    Business Machines Corporation and MindSpring Enterprises,
                                    Inc. (incorporated by reference to Exhibit 10.41 to
                                    EarthLink's Form S-4 dated January 6, 2000--File
                                    No. 333-94177).

        10.34                  --   Fourth Amendment dated June 24, 1998, to Lease Agreement
                                    dated August 11, 1995 by and among 1430 L.L.C. and
                                    MindSpring Enterprises, Inc. (incorporated by reference to
                                    Exhibit 10.42 to EarthLink's Form S-4 dated January 6,
                                    2000--File No. 333-94177).

       EXHIBIT
       NUMBER                                               DESCRIPTION
---------------------                                       -----------
        10.35*                 --   Fifth Amendment dated October 26, 1999 to Lease Agreement
                                    dated August 11, 1995 by and among 1430 L.L.C. and
                                    MindSpring Enterprises, Inc.

        10.36*                 --   Amendment dated December 20, 1999, to Office Building Lease
                                    Agreement dated December 15, 1997, between Pennsylvania
                                    Dental Service Corporation and MindSpring Enterprises, Inc.

        10.37*                 --   EarthLink Centre Standard Modified Gross Office Lease, dated
                                    October 5, 1999, by and between Limar Realty Corp. #6 and
                                    Earthlink Network, Inc.

        16.1                   --   Letter Regarding Change in Certifying Accountant
                                    (incorporated by reference from Exhibit 99 to Form 8-K filed on July 6, 2000).

        21.1                   --   Subsidiaries of EarthLink.

        23.1                   --   Consent of PricewaterhouseCoopers LLP (EarthLink, Inc. and
                                    EarthLink Network, Inc.).

        23.2                   --   Consent of Arthur Andersen LLP (MindSpring Enterprises,
                                    Inc.).

        23.3                   --   Consent of Ernst & Young LLP (OneMain.com, Inc.).

        23.4                   --   Consent of Ernst & Young LLP, Independent Auditors (D&E
                                    SuperNet, Inc.).

        23.5                   --   Consent of Ernst & Young LLP, Independent Auditors (SunLink,
                                    Inc.).

        23.6                   --   Consent of Ernst & Young LLP, Independent Auditors (LebaNet,
                                    Inc.).

        23.7                   --   Consent of Grant Thornton LLP, Independent Auditors
                                    (Southwind Internet Access, Inc.).

        23.8                   --   Consent of Ernst & Young LLP, Independent Auditors
                                    (Southwind Internet Access, Inc.).

        23.9                   --   Consent of Ernst & Young LLP, Independent Auditors (Horizon
                                    Internet Techologies, Inc.).

        23.10                  --   Consent of Coulter & Justus, P.C., Independent Auditors
                                    (United States Internet, Inc.).

        23.11                  --   Consent of Ernst & Young LLP, Independent Auditors (United
                                    States Internet, Inc.).

        23.12                  --   Consent of Ernst & Young LLP, Independent Auditors (Internet
                                    Partners of America, LLC).

        23.13                  --   Consent of Ernst & Young LLP, Independent Auditors (ZoomNet,
                                    Inc.).

        23.14                  --   Consent of Ernst & Young LLP, Independent Auditors
                                    (Palm.Net, USA, Inc.).

        23.15                  --   Consent of Ernst & Young LLP, Independent Auditors (Internet
                                    Access Group, Inc.).

        23.16                  --   Consent of Ernst & Young LLP, Independent Auditors (Midwest
                                    Internet, LLC).

        23.17                  --   Consent of Kevin J. Tochtrop, Certified Public Accountant,
                                    Independent Auditor (Internet Solutions, LLC).

        23.18                  --   Consent of Ernst & Young LLP, Independent Auditors (Internet
                                    Solutions LLC).

        23.19                  --   Consent of Ernst & Young LLP, Independent Auditors (FGInet,
                                    Inc.).

        23.20                  --   Consent of Ernst & Young LLP, Independent Auditors
                                    (Superhighway, Inc. d/b/a Indynet).

        23.21                  --   Consent of Ernst & Young LLP, Independent Auditors
                                    (Lightspeed Net, Inc.).

        23.22                  --   Consent of Ernst & Young LLP, Independent Auditors (JPS.Net
                                    Corporation).

        23.23                  --   Consent of KPMG LLP, Independent Auditors (TGF Technologies,
                                    Inc.).

        23.24                  --   Consent of Ernst & Young LLP, Independent Auditors (TGF
                                    Technologies, Inc.).

        23.25                  --   Consent of Ernst & Young LLP, Independent Auditors (Consumer
                                    Internet Access Services of Sprint Corporation).

       EXHIBIT
       NUMBER                                               DESCRIPTION
---------------------                                       -----------
        23.26                  --   Consent of Hunton & Williams (included in Exhibit 5.1).

        23.27*                 --   Consent of Hogan & Hartson, L.L.P. (included in
                                    Exhibit 8.1).

        23.28                  --   Consent of Jefferies & Co.

        24.1                   --   Powers of Attorney for EarthLink's directors (included on
                                    signature page).

        99.1                   --   Form of proxy card for use at special meeting of OneMain.

------------------------

*   To be filed by amendment.

    (b) Financial Statement Schedules.

    All schedules are omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (7) That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (8) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 10, 2000.

                                                       EARTHLINK, INC.

                                                       By:  /s/ CHARLES G. BETTY
                                                            -----------------------------------------
                                                            Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on July 10, 2000 in the capacities indicated.

    Each person whose individual signature appears below hereby authorizes and appoints each of Charles G. Betty and Michael S. McQuary with full power of substitution and resubstitution and full power to act as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorney-in-fact and agent or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                   SIGNATURE                                      TITLE
                   ---------                                      -----
              /s/ CHARLES G. BETTY
     --------------------------------------       Chief Executive Officer and Director
                Charles G. Betty                    (principal executive officer)

                 /s/ LEE ADREAN
     --------------------------------------       Chief Financial Officer
                   Lee Adrean                       (principal financial officer)

               /s/ CARY S. SMITH
     --------------------------------------       Vice President and Controller
                 Cary S. Smith                      (principal accounting officer)

             /s/ CHARLES M. BREWER
     --------------------------------------       Chairman of the Board of Directors
               Charles M. Brewer

             /s/ MICHAEL S. MCQUARY
     --------------------------------------       President and Director
               Michael S. McQuary

                   SIGNATURE                                      TITLE
                   ---------                                      -----
               /s/ SKY D. DAYTON
     --------------------------------------       Director
                 Sky D. Dayton

            /s/ LINWOOD A. LACY, JR.
     --------------------------------------       Director
              Linwood A. Lacy, Jr.

          /s/ CAMPBELL B. LANIER, III
     --------------------------------------       Director
            Campbell B. Lanier, III

           /s/ WILLIAM H. SCOTT, III
     --------------------------------------       Director
             William H. Scott, III

              /s/ WILLIAM T. ESREY
     --------------------------------------       Director
                William T. Esrey

              /s/ REED E. SLATKIN
     --------------------------------------       Director
                Reed E. Slatkin

                /s/ LEN J. LAUER
     --------------------------------------       Director
                  Len J. Lauer

             /s/ PHILIP W. SCHILLER
     --------------------------------------       Director
               Philip W. Schiller

                               INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                                               DESCRIPTION
---------------------                                       -----------
         2.1                   --   Agreement and Plan of Merger dated as of June 7, 2000 by and among OneMain.com, Inc., OM Combination, Inc., and
                                    EarthLink, Inc. (included as Annex A to this proxy
                                    statement/prospectus as part of this Registration
                                    Statement).

         3.1                   --   Amended and Restated Certificate of Incorporation of
                                    EarthLink, as amended (incorporated by reference to
                                    EarthLink's Form S-4 dated January 6, 2000--File No.
                                    333-94177).

         3.2                   --   Bylaws of EarthLink, as amended (incorporated by reference to EarthLink's Form S-4 dated January 6, 2000--File No.
                                    333-94177).

         4.1                   --   Subordinated Debt Indenture (incorporated by reference to
                                    Exhibit 4.3 to MindSpring's Form S-3/A filed on April 7,
                                    1999--File No. 333-74151).

         4.2                   --   First Supplemental Indenture (incorporated by reference to
                                    Exhibit 4.4 to MindSpring's Form S-3/A filed on April 7,
                                    1999--File No 333-74151).

         4.3                   --   Second Supplemental Indenture.

         5.1                   --   Opinion of Hunton & Williams.

         8.1*                  --   Opinion of Hogan & Hartson L.L.P.

         9.1                   --   Agreement to Vote Stock, dated June 7, 2000, among
                                    EarthLink, Inc., OneMain.com, Inc., OM Combination, Inc. and
                                    certain stockholders named therein.

        10.1                   --   1995 Stock Option Plan and form of Stock Option Agreement
                                    (incorporated by reference to Exhibit 10.1 to EarthLink
                                    Network's Registration Statement on Form S-1--File
                                    No. 333-15781).

        10.2                   --   (a) Netscape Communications Corporation Internet Service
                                    Provider Navigator Distribution Agreement, dated May 31,
                                        1996, between EarthLink Network, Inc. and Netscape
                                        Communications Corporation (incorporated by reference to
                                        Exhibit 10.6 to EarthLink Network's Registration
                                        Statement on Form S-1--File No. 333-15781).

                                    (b) Amendment No. 1 to Netscape Communications Corporation
                                    Internet Service Provider Agreement (incorporated by
                                        reference to Exhibit 10.6(a) to EarthLink Network's
                                        Registration Statement on Form S-1--File
                                        No. 333-15781).

                                    (c) Amendment No. 2 to Netscape Communications Corporation
                                    Internet Service Provider Agreement (incorporated by
                                        reference to Exhibit 10.6(b) to EarthLink Network's
                                        Registration Statement on Form S-1--File
                                        No. 333-15781).

        10.3                   --   (a) Network Services Agreement, dated May 31, 1996, between
                                    EarthLink Network, Inc. and UUNET Technologies, Inc.
                                        (incorporated by reference to Exhibit 10.7 to EarthLink
                                        Network's Registration Statement on Form S-1--File
                                        No. 333-15781).

                                    (b) Addendum No. 1 to Network Services Agreement
                                    (incorporated by reference to Exhibit 10.7(a) to EarthLink
                                        Network's Registration Statement on Form S-1--File
                                        No. 333-15781).

        10.4                   --   Software Distribution Agreement (MacTCP), dated October 2,
                                    1995, between EarthLink Network, Inc. and Apple Computer,
                                    Inc. (incorporated by reference to Exhibit 10.8 to EarthLink
                                    Network's Registration Statement on Form S-1--File
                                    No. 333-15781).

        10.5                   --   Amended and Restated Employment Agreement (incorporated by reference to Exhibit 10.8(d) to EarthLink Network's
                                    Registration Statement on Form S-1--File No. 333-53063).

       EXHIBIT
       NUMBER                                               DESCRIPTION
---------------------                                       -----------
        10.6                   --   Standard Industrial/Commercial Multi-Tenant Lease, dated
                                    December 1, 1995, between EarthLink Network, Inc. and Becton
                                    Dickinson and Company (incorporated by reference to
                                    Exhibit 10.12 to EarthLink Network's Registration Statement
                                    on Form S-1--File No. 333-15781).

        10.7                   --   Internet Wizard Sign-Up Agreement, between EarthLink
                                    Network, Inc. and Microsoft Corporation, dated August 16,
                                    1996 (incorporated by reference to Exhibit 10.19 to
                                    EarthLink Network's Registration Statement on
                                    Form S-1--File No. 333-15781).

        10.8                   --   Network Access Agreement, between EarthLink Network, Inc.
                                    and PSINet, Inc., dated July 22, 1996 and Amendment No. 1 to
                                    Network Access Agreement (incorporated by reference to
                                    Exhibit 10.20 to EarthLink Network's Registration Statement
                                    on Form S-1--File No. 333-15781).

        10.9                   --   (a) Office Lease by and between The Mutual Life Insurance
                                    Company of New York, and EarthLink Network, Inc., dated
                                        September 20, 1996 (incorporated by reference to
                                        Exhibit 10.21 to EarthLink Network's Registration
                                        Statement on Form S-1--File No. 333-15781).

                                    (b) Third Amendment to the lease agreement between WHMNY
                                    Real Estate Limited Partnership and EarthLink Network, Inc.
                                        (incorporated by reference to Exhibit 10.1 to EarthLink
                                        Network's Form 10-Q filed on November 16, 1998--File
                                        No. 0-20799).

        10.10                  --   Amended and Restated Convertible Securities Vesting Plan
                                    (incorporated by reference to Exhibit 10.18 to EarthLink
                                    Network's Report on Form 10-K for the fiscal year ended
                                    December 31, 1997--File No. 0-20799).

        10.11                  --   (a) Key Employee Compensation Continuation Plan
                                    (incorporated by reference to Exhibit 10.19 to EarthLink
                                        Network's Report on Form 10-K for the fiscal year ended
                                        December 31, 1997--File No. 0-20799).

                                    (b) Amendment to Key Employee Compensation Continuation Plan
                                    (incorporated by reference to Exhibit 10.19(a) to EarthLink
                                        Network's Report on Form 10-K for the fiscal year ended
                                        December 31, 1997--File No. 0-20799).

        10.12                  --   Governance Agreement, dated as of February 10, 1998,
                                    (incorporated by reference to Exhibit 10.1 to EarthLink
                                    Network's Form 8-K filed on February 10, 1998--File
                                    No. 0-20799).

        10.13                  --   Credit Agreement, dated as of February 10, 1998, with Sprint
                                    Corporation as the Lender (incorporated by reference to
                                    Exhibit 10.3 to EarthLink Network's Form 8-K filed on
                                    February 10, 1998--File No. 0-20799).

        10.14                  --   Registration Rights Agreement, dated as of February 10,
                                    1998, with Sprint Corporation, and Sprint Communications
                                    Company L.P. (incorporated by reference to Exhibit 99.1 to
                                    EarthLink Network's Form 8-K filed on February 10,
                                    1998--File No. 0-20799).

        10.15                  --   Stockholders Agreement, dated as of February 10, 1998, among
                                    EarthLink Network, Inc., Sprint Corporation, Sprint
                                    Communications Company L.P., and the persons identified on
                                    Schedule 1 thereto (incorporated by reference to
                                    Exhibit 99.2 to EarthLink Network's Form 8-K filed on
                                    February 10, 1998--File No. 0-20799).

        10.16                  --   Marketing and Distribution Agreement, dated as of
                                    February 10, 1998, Sprint Corporation, and Sprint
                                    Communications Company L.P. (incorporated by reference to
                                    Exhibit 10.26 of EarthLink Network's Registration Statement
                                    on Form S-4 filed May 13, 1998--File No. 333-52507).

        10.17                  --   Lease Agreement, between EarthLink Network Inc. and Prentiss
                                    Properties Natomas, L.P. (incorporated by reference to
                                    Exhibit 10.1 to EarthLink Network's Form 10-Q filed on
                                    September 30, 1999--File No. 0-20799).

       EXHIBIT
       NUMBER                                               DESCRIPTION
---------------------                                       -----------
        10.18                  --   Lease Agreement, between Park West E-3 Associates and NETCOM
                                    On-Line Communication Services, Inc., dated February 23,
                                    1996 (incorporated by reference to Exhibit 10.2 to
                                    MindSpring's Form--10-K for the fiscal year ended
                                    December 31, 1998--File No. 0-27890).

        10.19                  --   Lease Agreement, commencing on November 1, 1995, between
                                    West Peachtree Point Partners, L.P. and MindSpring
                                    Enterprises, Inc. (incorporated by reference to
                                    Exhibit 10(j) to MindSpring's Registration Statement on
                                    Form S-1--File No. 333-108).

        10.20                  --   First Amendment dated February 6, 1996 to Lease Agreement
                                    dated November 1, 1995 between John Marshall Law School,
                                    Inc. (assignee of West Peachtree Point Partners, L.P.) and
                                    MindSpring Enterprises, Inc. (incorporated by reference to
                                    Exhibit 10(cc) to MindSpring's Registration Statement on
                                    Form S-1--File No. 333-108).

        10.21                  --   MindSpring Enterprises, Inc. 1995 Stock Option Plan, as
                                    amended (incorporated by reference to Exhibit 10.7 to
                                    MindSpring's Form 10-K for the fiscal year ended
                                    December 31, 1998--File No. 0-27890).

        10.22                  --   Form of Stock Option Agreement (incorporated by reference to
                                    Exhibit 10(v) to MindSpring's Registration Statement on
                                    Form S-1--File No. 333-108).

        10.23                  --   MindSpring Enterprises, Inc. 1995 Directors Stock Option
                                    Plan, as amended (incorporated by reference to Exhibit 10.9 to MindSpring's Form 10-K for the fiscal year ended
                                    December 31, 1998--File No. 0-27890).

        10.24                  --   Form of Director Stock Option Agreement, as amended
                                    (incorporated by reference to Exhibit 10(x) to MindSpring's
                                    Registration Statement on Form S-1--File No. 333-108).

        10.25                  --   Master Services Agreement, dated July 15, 1996, between
                                    BellSouth Telecommunications, Inc. and MindSpring
                                    Enterprises, Inc. (incorporated by reference to
                                    Exhibit 10(cc) to MindSpring's Form S-1--File
                                    No. 333-10779).

        10.26                  --   Office Building Lease Agreement, commencing December 15,
                                    1997, between Pennsylvania Dental Service Corporation, a
                                    Pennsylvania corporation d/b/a Delta Dental of Pennsylvania, and MindSpring Enterprises, Inc. (incorporated by reference to Exhibit 10.13 to MindSpring's Form 10-K for the fiscal
                                    year ended December 31, 1998--File No. 0-27890).

        10.27                  --   Lease Agreement effective as of January 1, 1997 by and
                                    between CMS Peachtree, L.P. and MindSpring Enterprises, Inc.
                                    (incorporated by reference to Exhibit 10(hh) to MindSpring's
                                    Form 10-K for the fiscal year ended December 31, 1996--File
                                    No. 0-27890).

        10.28                  --   Amendment dated June 6, 1997 to Master Services Agreement, dated July 15, 1996, between BellSouth Telecommunications,
                                    Inc. and MindSpring Enterprises, Inc. (incorporated by
                                    reference to Exhibit 10.1 to MindSpring's Form 10-Q for the quarter ended June 30, 1997--File No. 0-27890).

        10.29                  --   Special Service Arrangement Agreement, dated June 1997,
                                    between BellSouth Telecommunications, Inc. and MindSpring
                                    Enterprises, Inc. (a substantially identical contract has
                                    been executed for each of Alabama, Florida, Kentucky, North
                                    Carolina, South Carolina and Tennessee) (incorporated by
                                    reference to Exhibit 10.2 to MindSpring's Form 10-Q for the quarter ended June 30, 1997--File No. 0-27890).

        10.30                  --   Lease Agreement dated November 16, 1999, between Kingston
                                    Atlanta Partners, L.P. and MindSpring Enterprises, Inc.
                                    (incorporated by reference to Exhibit 10.38 to EarthLink's
                                    Form S-4 dated January 6, 2000--File No. 333-94177).

        10.31                  --   First Amendment to Lease, dated October 1, 1999, between
                                    Park West E-3 Associates and NETCOM On-line Communication
                                    Services, Inc. (incorporated by reference to Exhibit 10.39 to EarthLink's Form S-4 dated January 6, 2000--File
                                    No. 333-94177).

       EXHIBIT
       NUMBER                                               DESCRIPTION
---------------------                                       -----------
        10.32*                 --   Lease Agreement, dated June 30, 1998, between Ryan Southbank
                                    II, L.L.C. and MindSpring Enterprises, Inc.

        10.33                  --   Sublease, dated September 14, 1999, between International
                                    Business Machines Corporation and MindSpring Enterprises,
                                    Inc. (incorporated by reference to Exhibit 10.41 to
                                    EarthLink's Form S-4 dated January 6, 2000--File
                                    No. 333-94177).

        10.34                  --   Fourth Amendment dated June 24, 1998, to Lease Agreement
                                    dated August 11, 1995 by and among 1430 L.L.C. and
                                    MindSpring Enterprises, Inc. (incorporated by reference to
                                    Exhibit 10.42 to EarthLink's Form S-4 dated January 6,
                                    2000--File No. 333-94177).

        10.35*                 --   Fifth Amendment dated October 26, 1999 to Lease Agreement
                                    dated August 11, 1995 by and among 1430 L.L.C. and
                                    MindSpring Enterprises, Inc.

        10.36*                 --   Amendment dated December 20, 1999, to Office Building Lease
                                    Agreement dated December 15, 1997, between Pennsylvania
                                    Dental Service Corporation and MindSpring Enterprises, Inc.

        10.37*                 --   EarthLink Centre Standard Modified Gross Office Lease, dated
                                    October 5, 1999, by and between Limar Realty Corp. #6 and
                                    Earthlink Network, Inc.

        16.1                   --   Letter Regarding Change in Certifying Accountant
                                    (incorporated by reference from Exhibit 99 to Form 8-K filed on July 6, 2000).

        21.1                   --   Subsidiaries of EarthLink.

        23.1                   --   Consent of PricewaterhouseCoopers LLP (EarthLink, Inc. and
                                    EarthLink Network, Inc.).

        23.2                   --   Consent of Arthur Andersen LLP (MindSpring Enterprises,
                                    Inc.).

        23.3                   --   Consent of Ernst & Young LLP (OneMain.com, Inc.).

        23.4                   --   Consent of Ernst & Young LLP, Independent Auditors (D&E
                                    SuperNet, Inc.).

        23.5                   --   Consent of Ernst & Young LLP, Independent Auditors (SunLink,
                                    Inc.).

        23.6                   --   Consent of Ernst & Young LLP, Independent Auditors (LebaNet,
                                    Inc.).

        23.7                   --   Consent of Grant Thornton LLP, Independent Auditors
                                    (SouthWind Internet Access, Inc.).

        23.8                   --   Consent of Ernst & Young LLP, Independent Auditors
                                    (SouthWind Internet Access, Inc.).

        23.9                   --   Consent of Ernst & Young LLP, Independent Auditors (Horizon
                                    Internet Techologies, Inc.).

        23.10                  --   Consent of Coulter & Justus, P.C., Independent Auditors
                                    (United States Internet, Inc.).

        23.11                  --   Consent of Ernst & Young LLP, Independent Auditors (United
                                    States Internet, Inc.).

        23.12                  --   Consent of Ernst & Young LLP, Independent Auditors (Internet
                                    Partners of America, LLC).

        23.13                  --   Consent of Ernst & Young LLP, Independent Auditors (ZoomNet,
                                    Inc.).

        23.14                  --   Consent of Ernst & Young LLP, Independent Auditors
                                    (Palm.Net, USA, Inc.).

        23.15                  --   Consent of Ernst & Young LLP, Independent Auditors (Internet
                                    Access Group, Inc.).

        23.16                  --   Consent of Ernst & Young LLP, Independent Auditors (Midwest
                                    Internet, L.L.C.).

        23.17                  --   Consent of Kevin J. Tochtrop, Certified Public Accountant,
                                    Independent Auditor (Internet Solutions, LLC).

        23.18                  --   Consent of Ernst & Young LLP, Independent Auditors (Internet
                                    Solutions LLC).

        23.19                  --   Consent of Ernst & Young LLP, Independent Auditors (FGInet,
                                    Inc.).

       EXHIBIT
       NUMBER                                               DESCRIPTION
---------------------                                       -----------
        23.20                  --   Consent of Ernst & Young LLP, Independent Auditors
                                    (Superhighway, Inc. d/b/a Indynet).

        23.21                  --   Consent of Ernst & Young LLP, Independent Auditors
                                    (Lightspeed Net, Inc.).

        23.22                  --   Consent of Ernst & Young LLP, Independent Auditors (JPS.Net
                                    Corporation).

        23.23                  --   Consent of KPMG LLP, Independent Auditors (TGF Technologies,
                                    Inc.).

        23.24                  --   Consent of Ernst & Young LLP, Independent Auditors (TGF
                                    Technologies, Inc.).

        23.25                  --   Consent of Ernst & Young LLP, Independent Auditors (Consumer
                                    Internet Access Services of Sprint Corporation).

        23.26                  --   Consent of Hunton & Williams (included in Exhibit 5.1).

        23.27*                 --   Consent of Hogan & Hartson, L.L.P. (included in
                                    Exhibit 8.1).

        23.28                  --   Consent of Jefferies & Co. (included in ANNEX C).
        24.1                   --   Powers of Attorney for EarthLink's directors (included on
                                    signature page).

        99.1                   --   Form of proxy card for use at special meeting of OneMain.

------------------------

*   To be filed by amendment.